Exhibit 10.2 - Loan Agreement dated June 24, 2016 between certain subsidiaries of Global Self Storage, Inc. and Insurance Strategy Funding IV, LLC
________________________________________________________
LOAN AGREEMENT
________________________________________________________
Dated as of June 24, 2016
Between
EACH OF THE PARTIES SET FORTH ON SCHEDULE A ATTACHED HERETO,
 collectively as Borrower
and
INSURANCE STRATEGY FUNDING IV, LLC,
a Delaware limited liability company
 as Lender

TABLE OF CONTENTS
Page
Article I DEFINITIONS; PRINCIPLES OF CONSTRUCTION
1.1	Definitions
1.2	Principles of Construction
Article II COVENANTS AND REPRESENTATIONS AND WARRANTIES OF BORROWER
2.1	General Covenants, Representations and Warranties
2.2	Additional Covenants, Representations and Warranties Concerning the Property
2.3	Insurance
2.4	Damage and Destruction
2.5	Condemnation
2.6	Liens and Liabilities
2.7	Taxes and Other Charges
2.8	Tax and Insurance Deposits
2.9	Inspection
2.10	Records; Reports and Audits; Maintenance of Records
2.11	Borrower's Certificates
2.12	Reserve Funds
2.13	Required Repairs Reserve
2.14	Asbestos Operations and Maintenance
2.15	Capital Expenditure Reserve
2.16	Access Laws
2.17	OFAC
2.18	ERISA
2.19	Property Management Covenants
Article III LEASES AND RENTS
3.1	Leases and Rents
Article IV ADDITIONAL ADVANCES; EXPENSES; INDEMNITY
4.1	Additional Advances and Disbursements
4.2	Other Expenses
4.3	Indemnity
4.4	Interest After Default
Article V SALE, TRANSFER OR MORTGAGING OF THE PROPERTY; CHANGE OF CONTROL
5.1	Continuous Ownership; Change of Control
5.2	Partial Release
5.3	No Subordinate Financing
5.4	Permitted Transfers
Article VI DEFAULTS
6.1	Events of Default
Article VII REMEDIES
7.1	Remedies Available
7.2	Application of Proceeds
7.3	Right and Authority of Receiver or Lender in the Event of Default; Power of Attorney
7.4	Occupancy After Foreclosure
7.5	Notice to Account Debtors
7.6	Cumulative Remedies
7.7	Deficiency
7.8	Borrower's Waivers
Article VIII REPORTING AND WITHHOLDING REQUIREMENTS
8.1	Withholding
8.2	Form 1099-S
8.3	Transfer Tax
Article IX MISCELLANEOUS TERMS AND CONDITIONS
9.1	Time of Essence
9.2	Release of the Security Instrument
9.3	Certain Rights of Lender
9.4	Additional Borrower's Waivers
9.5	Notices
9.6	Successors and Assigns
9.7	Severability
9.8	Waiver; Discontinuance of Proceedings
9.9	Construction of Provisions
9.10	Counting of Days
9.11	Application of the Proceeds of the Note
9.12	Unsecured Portion of Indebtedness
9.13	Cross-Default
9.14	Publicity
9.15	Borrower's Cure of Event of Default.
9.16	Business Purpose of the Loan
9.17	Lender May File Proofs of Claim
9.18	Intentionally Omitted
9.19	Assignment by Lender
9.20	No Representation
9.21	Limited Recourse
9.22	Entire Agreement and Modifications
9.23	Commissions
9.24	Intentionally Omitted
9.25	Usury Savings Clause
9.26	Right to Deal
9.27	Sole Discretion of Lender
9.28	Intentionally Omitted
9.29	No Joint Venture
9.30	Indemnification Provisions
9.31	Applicable Law; Consent to Jurisdiction; No Jury
9.32	Environmental Indemnity
9.33	Contribution Agreement
Article X ADDITIONAL REPRESENTATIONS, WARRANTIES  AND WAIVERS OF BORROWER
10.1	Conditions to Exercise of Rights
10.2	Defenses
10.3	Lawfulness and Reasonableness
10.4	Enforceability
10.5	Reinstatement of Lien
Article XI CASH MANAGEMENT
11.1	Restricted Account
11.2	Cash Management Account
11.3	Payments Received Under Cash Management Agreement
11.4	Collection of Rent in Non-Trigger Event Periods
Article XII SERVICER
12.1	Servicer
Article XIII CONTRIBUTIONS AND WAIVERS; CROSS-DEFAULT; CROSS-COLLATERALIZATION.
13.1	Waivers
13.2	Cross-Default; Cross-Collateralization

LOAN AGREEMENT
THIS LOAN AGREEMENT, dated as of June 24, 2016 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement"), between INSURANCE STRATEGY FUNDING IV, LLC, a Delaware limited liability company, having an office at c/o J.P. Morgan Asset Management, 270 Park Avenue, 9th Floor, New York, New York 10017 (together with its successors and assigns, "Lender") and EACH OF THE PARTIES SET FORTH ON SCHEDULE A ATTACHED HERETO, each a Delaware limited liability company, each having its principal place of business at c/o Global Self Storage, Inc., 3814 Route 44, Millbrook, NY 12545  (individually and collectively, as the context may require, "Borrower").
R E C I T A L S:
WHEREAS, Borrower desires to obtain a loan in the original principal amount of Twenty Million and 00/100 Dollars ($20,000,000.00) (the "Loan") from Lender; and
WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).
NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:
ARTICLE I
 DEFINITIONS; PRINCIPLES OF CONSTRUCTION
1.1 Definitions.  For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:
"Affiliate" shall mean, with respect to any Person, (i) in the case of any such Person which is a partnership or limited liability company, any general partner or managing member in such partnership or limited liability company, respectively, (ii) any other Person which is directly or indirectly Controlled by, Controls or is under common Control with such Person or one or more of the Persons referred to in the preceding clause (i), and (iii) any other Person who is a senior executive officer, director or trustee of such Person or any Person referred to in the preceding clauses (i) and (ii); provided, however, in no event shall the Lender or any of its Affiliates be an Affiliate of Borrower.
"Access Laws" shall have the meaning set forth in Section 2.16 hereof.
"ADA" shall have the meaning set forth in Section 2.16 hereof.
"Allocated Loan Amount" shall mean the portion of the principal amount of the Loan allocated to any applicable Individual Property as set forth on Schedule B hereof.
"Annual Budget" shall have the meaning set forth in Section 2.10(b) hereof.
"Approved Lease" shall have the meaning set forth in Section 3.1(b) hereof.
"Assignment of Leases and Rents" shall mean, with respect to each Individual Property, that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
"Award" and "Awards" shall have the meaning set forth in Section 2.5(b) hereof.
"Borrower Party" and "Borrower Parties" shall mean, individually and collectively, Borrower and Guarantor.
"Business Day" shall mean any day of the year other than (a) Saturday, Sunday, (b) a day on which banks in the City of New York are authorized or required by law to remain closed, or (c) a day on which the New York Stock Exchange is closed.
"Capital Expenditure Advance" shall have the meaning set forth in Section 2.15(a) hereof.
"Capital Expenditure Reserve Account" shall have the meaning set forth in Section 2.15(a) hereof.
"Capital Expenditure Reserve Fund" shall have the meaning set forth in Section 2.15(a) hereof.
"Capital Expenditure Requisition" shall have the meaning set forth in Section 2.15(c) hereof.
 "Cash Management Activation Notice" shall mean a written notice from Lender or its servicer to the Restricted Account Bank and Borrower stating that a Cash Management Trigger Event Period has commenced and instructing the Restricted Account Bank to transfer all available funds in the Restricted Account to the Destination Account in accordance with the Restricted Account Agreement.
 "Cash Management Deactivation Notice" shall mean a written notice from Lender or its servicer to the Restricted Account Bank and Borrower stating that a Cash Management Trigger Event Period no longer exists and instructing the Restricted Account Bank to transfer all available funds in the Restricted Account to an account designated by Borrower in accordance with the Restricted Account Agreement.
"CERCLA" shall have the meaning set forth in Section 2.2(f) hereof.
"Compliance with Law Certificate" shall mean that certain Compliance with Law Certificate dated as of the date hereof from Borrower in favor of Lender.
"Control" and the correlative terms "controlled by" and "controlling" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of the business and affairs of the entity in question by reason of the ownership of beneficial interests, by contract or otherwise.
"Debt Yield" shall mean, as determined by Lender in its commercially reasonable discretion, the Net Operating Income of the Property divided by the outstanding Principal Amount, expressed as a percentage.
"Default Rate" shall have the meaning set forth in the Note.
"Depository" shall have the meaning set forth in Section 2.8(a).
"Destination Account" shall have the meaning set forth in Section 11.2(a) hereof.
"Destination Bank" shall have the meaning set forth in Section 11.2(a) hereof.
"Diligence Delivery Certificate" shall mean that certain Diligence Delivery Certificate dated as of the date hereof from Borrower in favor of Lender.
"Environmental Claims" shall mean any complaints, actions, orders, claims,  judicial or administrative proceedings or actions, or other similar claims involving or alleging any non-compliance with any environmental laws or the existence of any unsafe or hazardous condition resulting from or related to a release of any hazardous materials pending or threatened against the applicable Borrower or its Property by any governmental entity or agency or by any other person or entity relating to hazardous materials or pursuant to any hazardous materials laws.
"Environmental Condition" shall mean (A) any presence of Hazardous Substances in violation of any applicable Governmental Regulations relating to Hazardous Substances on the Property not expressly disclosed in the Environmental Reports or (B) any disposal, escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Substance at, from or affecting the Property in violation of any Governmental Regulations.
"Environmental Indemnity" shall have the meaning set forth in Section 9.32 hereof.
"Environmental Report" shall have the meaning set forth in Section 2.2(f) hereof.
"ERISA" shall have the meaning set forth in Section 2.18 hereof.
"Event of Default" shall have the meaning set forth in Section 6.1 hereof.
"Force Majeure" shall mean delays due to strikes, riots, acts of God, severe weather events, shortages of labor or materials, war, civil insurrection or any other causes beyond the control of the party obligated to perform (with the exception of financial inability to perform).
"Full Recourse Event" shall have the meaning set forth in Section 9.21(c) hereof.
"FWPCA" shall have the meaning set forth in Section 2.2(f) hereof.
"Governmental Authority" shall mean any applicable national, state or local government, any political subdivision thereof or any other governmental, quasi governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.
"Governmental Regulations" shall mean, collectively, the provisions of all applicable permits and licenses and all statutes, laws (including any health or safety law governing Borrower, its business, operations, property, assets or equipment, or the Property), ordinances, rules, requirements, resolutions, policy statements, orders and regulations of any Governmental Authority having jurisdiction over Borrower or the Property or any part thereof and interpretations thereof now or hereafter applicable to, or bearing on, the construction, development, maintenance, use, operation, sale, financing or leasing of the Property or any part thereof, or any adjoining vaults, sidewalks, streets, ways, parking areas or driveways, or the formation, existence, business or good standing of Borrower, including, without limitation, those relating to land use, subdivision, zoning, occupational health and safety, earthquake hazard reduction, if any, building and fire codes, Access Laws, pollution or protection of the environment, including, without limitation, laws relating to the ADA, the Interstate Land Sales Full Disclosure Act 15 U.S.C. Section 1701, et seq., applicable laws relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise applicable and relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.
"Guarantor" shall mean Global Self Storage, Inc., a Maryland corporation and any successor to and/or replacement of the foregoing Person, in each case, pursuant to and in accordance with the applicable terms and conditions of the Loan Documents.
"Guaranty" shall mean that certain Guaranty executed by Guarantor and dated as of the date hereof.
"Hazardous Substances" shall have the meaning set forth in Section 2.2(f) hereof.
"Hazardous Substances Claims" shall have the meaning set forth in Section 2.2(f) hereof.
"Impositions" shall have the meaning set forth in Section 2.7(a) hereof.
"Improvements" shall mean buildings or other permanent structures located on any Individual Property.
"Individual Property" shall mean each parcel of real property, the Improvements thereon and all personal property owned by Borrower and encumbered by the applicable Security Instrument, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clauses of the applicable Security Instrument and referred to therein as the "Property."
"Insurance Premiums" shall have the meaning set forth in Section 2.3(e) hereof.
"Leases" shall have the meaning set forth in the Security Instrument.
"Leasing Activity" shall have the meaning set forth in Section 3.1(b) hereof.
"Leasing Guidelines" shall mean:
(a) all Leases shall be on the Lender-Approved Lease Form (as such Lender‑Approved Lease Form may be modified, without subsequent Lender approval, to reflect reasonable and customary changes thereto which are consistent with the provisions of Section 3.1(b) hereof and would not have a material adverse effect on the value or cash flow of the Property);
(b) each Lease shall be an arms-length transaction.
 "Lender-Approved Lease Form" shall have the meaning set forth in Section 2.2(b) hereof.
"Lender's Award Costs" shall have the meaning set forth in Section 2.5(c) hereof.
"Lender's Costs" shall have the meaning set forth in Section 2.4(b) hereof.
"Lien" and "Liens" shall have the meaning set forth in Section 2.6(a) hereof.
"Loan" shall have the meaning set forth in the recitals hereof.
"Loan Documents" shall mean, collectively, this Agreement, the Note, each Security Instrument, each Assignment of Leases and Rents, the Guaranty, the Environmental Indemnity, the Compliance with Law Certificate, the No Adverse Change Certificate, the Diligence Delivery Certificate, the Property Leases Certificate, the Recycled SPE Certificate, Uniform Commercial Financing Statements naming Borrower as debtor and Lender as secured party, and all other documents executed and/or delivered in connection with the Loan, as each of the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.
"Losses and Liabilities" shall mean, collectively, all claims, losses, liabilities (including, without limitation, strict liabilities and/or any environmental liability), suits, causes of actions, actions, proceedings, obligations, fines, debts, damages, injuries, diminutions in value, judgments, awards, demands, administrative orders, consent agreements and orders, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, penalties, interest, demands, claims, charges, fees, costs and expenses (including, without limitation, environmental inspection and clean-up costs, attorneys' and paralegals' fees and disbursements and other costs of defense) actually incurred by Lender or an Indemnitee of whatever kind or nature, except to the extent caused by the gross negligence or willful misconduct of Lender, or any other, as applicable, Indemnitee.
"Manager" shall mean such Person who may be selected as the manager of the Property in accordance with the terms of this Agreement or the other Loan Documents.
"Maturity Date" shall have the meaning set forth in the Note.
"Minor Casualty" shall have the meaning set forth in Section 2.4(b) hereof.
"Minor Taking" shall have the meaning set forth in Section 2.5(c) hereof.
"Monthly Payment" shall have the meaning set forth in the Note.
"Monthly Payment Date" shall have the meaning set forth in the Note.
"Net Operating Income" shall mean, as determined by Lender in its sole discretion, the sum of: (i) all rental income and recoveries in lieu of rental income (if applicable) on all active Leases, excluding rental income attributable to any tenant (l) in bankruptcy that, to the knowledge of Borrower, has not affirmed its Lease in the applicable bankruptcy proceeding, (2) in default under its Lease beyond any applicable notice and cure periods and/or (3) that has elected in writing to not renew, terminate, cancel and/or reject its applicable Lease; (ii) parking revenue (if any) based on the current trailing twelve (12) month actual revenue; (iii) forfeited tenant security deposits, interest on credit accounts, income derived from tenant insurance programs, income derived from truck rentals, income derived from license fees, income derived from vending machines, proceeds from business interruption or other loss of income insurance proceeds and interest on reserve accounts; and (iv) any other revenue Lender deems recurring based on trailing twelve (12) month data, minus current trailing twelve (12) month actual operating expenses, or if data for the trailing twelve (12) month actual operating expenses is unavailable, then the most recent trailing twelve (12) month actual operating expenses for which data is available, adjusted to reflect (x) the exclusion of non-recurring operating expenses, (y) the increase of operating expenses by imminent liabilities and/or other expected operating expenses increases, and (z) actual management fees paid, if any.
"No Adverse Change Certificate" shall mean that certain No Adverse Change Certificate dated as of the date hereof from Borrower in favor of Lender.
"Note" shall mean that certain Promissory Note of even date herewith in the principal amount of $20,000,000.00, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time.
"Obligations" shall have the meaning set forth in the Security Instrument.
"OFAC" shall have the meaning set forth in Section 2.17 hereof.
"Operating Agreements" shall have the meaning set forth in Section 2.2(g) hereof.
"PACE Loan" shall have the meaning set forth in Section 5.3 hereof.
"Permitted Encumbrances" shall have the meaning set forth in the Security Instrument.
"Permitted Trade Payables" shall have the meaning set forth in Section 2.6(b) hereof.
"Personal Property" shall have the meaning set forth in the Security Instrument.
"Policy" and "Policies" shall have the meaning set forth in Section 2.3(c) hereof.
"Prohibited Person" shall mean any person or entity:
(a) listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the "Executive Order");
(b) that is owned or controlled by, or acting for or on behalf of, any Person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order;
(c) with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;
(d) who commits, threatens or conspires to commit or supports "Terrorism" as defined in the Executive Order; or
(e) that is named as a "Specially Designated National and Blocked Person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.ustreas.gov/offices/enforcement/ofac or at any replacement website or other replacement official publication of such list; or who is an Affiliate of or affiliated with a Person or entity listed above.
"Property" and "Properties" shall mean, individually and/or collectively (as the context requires), each Individual Property which is subject to the terms hereof and of the other Loan Documents.
"Property Leases Certificate" shall mean that certain Property Leases Certificate dated as of the date hereof from Borrower in favor of Lender.
"Property Management Agreement" shall mean any management agreement entered into by and between Borrower and any Manager, pursuant to which such Manager is to provide management and other services with respect to the Property or any portion thereof, as approved by Lender in its reasonable discretion, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.
"Real Estate" shall mean the portion of each Individual Property which is real property.
"Recourse Obligations of Borrower" shall have the meaning set forth in Section 9.21(b) hereof.
"Recourse Party" shall mean Borrower, Guarantor, any affiliated Manager, any entity existing as of the date hereof that is under Control of Guarantor and any officer or director of Borrower, Guarantor or any affiliated Manager.
"Recycled SPE Certificate" shall mean that certain Recycled SPE Certificate dated as of the date hereof from Borrower in favor of Lender.
"Release Price" shall mean, with respect to any Individual Property, an amount equal to 120% of the Allocated Loan Amount with respect to such Individual Property.
"Rents and Profits" shall have the meaning set forth in the Security Agreement.
"Reserves" shall mean, collectively, the amounts deposited with the Depository pursuant to the terms of Section 2.8, Section 2.13, Section 2.15 and Article XI hereof.
"Restricted Account" shall have the meaning set forth in Section 11.1(a) hereof.
"Restricted Account Agreement" shall have the meaning set forth in Section 11.1(a) hereof.
"Restricted Account Bank" shall have the meaning set forth in Section 11.1(a) hereof.
"Qualified Insurer" shall have the meaning set forth in Section 2.3(c) hereof.
"Security Instrument" and "Security Instruments" shall mean, individually and/or collectively (as the context requires), each first priority Mortgage, Assignment of Leases and Rents and Security Agreement dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property (or any portion thereof), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
"Servicer" shall have the meaning set forth in Section 12.1 hereof.
"Servicing Agreement" shall have the meaning set forth in Section 12.1 hereof.
"Taking" shall have the meaning set forth in Section 2.5(a) hereof.
"Term" shall mean the period commencing on the date hereof and ending on the date the Loan has been repaid in full.
"Transfer" shall have the meaning set forth in Section 5.1(a) hereof.
"Trigger Event Period" shall mean any period (A) commencing upon the occurrence of any Event of Default beyond all applicable notice and cure periods, and (B) terminating upon the cure of any and all Events of Default.
1.2 Principles of Construction.  All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified.  All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise.  Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.
ARTICLE II
 COVENANTS AND REPRESENTATIONS AND WARRANTIES OF BORROWER
2.1 General Covenants, Representations and Warranties.  Borrower covenants, represents and warrants to Lender as follows:
(a) Payment of Obligations.  Borrower shall punctually pay when due and perform the Obligations as and when due in accordance with the provisions set forth in this Agreement, the Security Instrument, the Note and the other Loan Documents.
(b) Authority; Continuation of Existence.  Each Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, is authorized to transact business in the State where the Individual Property owned by such Borrower is located, and has all necessary licenses, authorizations, registrations and/or approvals, and full power and authority, to own its Property.  Each Borrower will maintain in good standing its existence, franchises, rights and privileges under the laws of the State of Delaware and its rights to transact business in the State where the Individual Property owned by such Borrower is located, and no Borrower will, without the prior written consent of Lender, (i) dissolve, terminate or otherwise dispose, directly or indirectly or by operation of law, of all or substantially all of its assets, except as otherwise expressly provided herein or (iii) change its name or its legal structure or organizational form from a limited liability company organized under the laws of the State of Delaware.
(c) Further Assurances.  Borrower will, at Borrower's sole cost and expense, (i) promptly correct any mistake or error which may be discovered in the contents of this Agreement, the Note, the Security Instrument or any other Loan Documents or any other agreement to which Borrower is a party or in the execution, acknowledgment or recordation thereof, and (ii) promptly do, execute, acknowledge and deliver, any and all such further acts, mortgages, security deeds, conveyances, deeds of trust, security agreements, assignments, estoppel certificates, financing statements and continuations thereof, assignments of rents or leases, notices of assignment, transfers, certificates, assurances and other instruments as Lender may reasonably require from time to time in order to carry out more effectively the purposes of this Agreement, the rights or interests covered or intended to be covered hereby, to perfect and maintain said lien and security interest, and to better assure, convey, grant, protect, continue, assign, transfer and confirm unto Lender the rights granted or intended to be granted to Lender hereunder or under any other instrument executed in connection with this Agreement or which Borrower may be or become bound to confirm, convey, bargain, sell, release, warrant, transfer, mortgage, pledge, grant, assure, set over or assign to Lender in order to carry out the intention or facilitate the performance of the provisions of this Agreement.
(d) Recordation and Re-Recordation of Security Instrument.  Borrower will, at the request of Lender, promptly record and re-record, file and refile and register and re-register any Security Instrument, any financing or continuation statements and every other instrument in addition or supplemental to any thereof that shall be required by any present or future law in order to perfect and maintain the validity, effectiveness and priority of the Security Instruments and the lien and security interest intended to be created thereby, or to subject after-acquired property of Borrower to such lien and security interest, in such manner and places and within such times as may be necessary to accomplish such purposes and to preserve and protect the rights and remedies of Lender.  Borrower will furnish to Lender evidence satisfactory to Lender of every such recording, filing or registration.  Lender may, at Borrower's sole expense, file copies or reproductions of the Security Instruments as financing statements at any time and from time to time at Lender's option without further authorization from Borrower.  It is further agreed that Borrower hereby appoints Lender as its attorney-in-fact, which appointment is irrevocable and shall be deemed to be coupled with an interest, with respect to the execution, acknowledgment, delivery and filing, registering or recording for and in the name of Borrower of any of the documents or instruments referred to in this Section 2.1.
(e) Defense of Title and Litigation.  If the lien, security interest, validity, enforceability or priority of any Security Instrument, or if title or any of the rights of Borrower or Lender in or to the Property, shall be endangered or questioned, or shall be attacked directly or indirectly, or if any action or proceeding is instituted against Borrower or Lender with respect thereto, Borrower will promptly notify Lender thereof and will use commercially reasonable efforts to cure any defect which may be developed or claimed, and will take all necessary and proper steps for the defense of such action or proceeding, including, without limitation, the employment of counsel, the making of a demand for such defense under Borrower's title insurance policy, the prosecution or defense of litigation and, subject to Lender's prior written approval, the compromise, release or discharge of any and all adverse claims.  Lender (whether or not named as a party to such actions or proceedings) is hereby authorized and empowered (but shall not be obligated) to take such additional steps as it may deem necessary or proper for the defense of any such action or proceeding for the protection of the lien, security interest, validity, enforceability or priority of the Security Instrument or of such title or rights, including the employment of counsel, the prosecution or defense of litigation, the compromise, release or discharge of such adverse claims, the purchase of any tax title and the removal of such prior liens and security interests.  Borrower shall, on demand, pay or reimburse Lender for all documented expenses (including reasonable attorneys' fees and disbursements) actually incurred by it in connection with the foregoing matters.  All such costs and expenses of Lender, until paid or reimbursed by Borrower, shall be part of the Obligations and shall be and shall be deemed to be secured by the Security Instruments.  It is further agreed that Borrower hereby appoints Lender as its attorney-in-fact with respect to matters arising under this Section 2.1(e), which appointment is irrevocable and shall be deemed to be coupled with an interest, with respect to the taking of such steps as may be necessary or proper in the sole discretion of Lender with respect to the matters referred to in this Section 2.1(e).
(f) SPE Covenants.  Each Borrower:
(1) has not owned, does not own and will not own any asset or property other than (i) its Individual Property and (ii) assets or property substantially related to the ownership, management or operation of its Individual Property.
(2) has not engaged, does not engage, and will not engage in any business other than the ownership, management and operation of its Individual Property and Borrower will conduct and operate its business as presently conducted and operated, except as otherwise expressly permitted in the Loan Documents.
(3) has not entered and is not a party to and will not enter into or be a party to any contract or agreement with any Affiliate of Borrower, any constituent party of Borrower or any Affiliate of any constituent party, except in the ordinary course of business and on terms and conditions that are disclosed to Lender in advance and that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arms-length basis with third parties other than any such party. Notwithstanding the foregoing, Borrower may be a signatory to any arms-length service contracts related to the operation of the Property or any amendment thereto.
(4) has not made and will not make any loans or advances to any Person (including any affiliate or constituent party), and has not acquired and shall not acquire obligations or securities of its affiliates.
(5) is and intends to remain solvent and Borrower has paid and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from net operating income and available reserve funds, as the same shall become due; provided, however, that the foregoing shall not require any direct or indirect member, partner or shareholder of Borrower to make any additional capital contributions to Borrower.
(6) has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, except as otherwise provided herein, and Borrower will not (i) terminate or fail to comply with the provisions of its organizational documents, or (ii) unless Lender has consented, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents.
(7) has maintained and will maintain all of its accounts, books, records, financial statements and bank accounts separate from those of its Affiliates and any other Person.  No Borrower's assets have been and no Borrower's assets will be listed as assets on the financial statement of any other Person, other than those made in regulatory filings; provided, however, that any Borrower's assets may be included in a consolidated financial statement of its affiliates if (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of such Borrower and such affiliates and to indicate that such Borrower's assets and credit are not available to satisfy the debts and other obligations of such affiliates or any other Person, and (ii) such assets shall be listed on Borrower's own separate balance sheet.  Borrower has and will also have its own separate balance sheet.  To the extent Borrower is not a pass-through entity for tax purposes and/or is required to file its own federal income tax returns, Borrower will not file a consolidated federal income tax return with any other Person.  Borrower has maintained and shall maintain its books, records, resolutions and agreements as official records.
(8) except to the extent that Borrower, as of the date hereof, is a wholly owned subsidiary of Global Self Storage, Inc., and markets itself as a Global Self Storage facility, has been and will be, and has held and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower), has corrected and shall correct any known misunderstanding regarding its status as a separate entity, has conducted and shall conduct business in its own name, has not identified and shall not identify itself or any of its Affiliates as a division or part of the other unless consented to by Lender.
(9) has maintained and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, that the foregoing shall not require any direct or indirect member, partner or shareholder of Borrower to make any additional capital contributions to Borrower.
(10) has not, nor has Guarantor sought or will seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of Borrower without prior consent of Lender.
(11) has not commingled and will not commingle the funds and other assets of Borrower with those of any Affiliate or constituent party or any other Person, and has held and will hold all of its assets in its own name.
(12) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.
(13) has not assumed or guaranteed or become obligated for the debts of any other Person and has not held itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person, and no Borrower will assume or guarantee or become obligated for the debts of any other Person and does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.
(14) has not permitted and will not permit any Affiliate or constituent party independent access to its bank accounts; provided, however, that Borrower may distribute the Loan proceeds to Guarantor in accordance with its operating agreement and Guarantor shall have the right to use such distributions for the acquisition of additional properties.
(15) has paid and shall pay the salaries of its own employees (if any) from its own funds and has and shall maintain a sufficient number of employees (if any) in light of its contemplated business operations; provided, however, that the foregoing shall not require any direct or indirect member, partner or shareholder of Borrower to make any additional capital contributions to Borrower.
(16) has compensated and shall compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred; provided, however, that the foregoing shall not require any direct or indirect member, partner or shareholder of Borrower to make any additional capital contributions to Borrower.
(17) has not, and without the written consent of Lender will not, take any action that might reasonably be expected to cause Borrower to become insolvent.
(18) has allocated and will allocate fairly and reasonably any shared expenses, including shared office space.
(19) except in connection with the Loan, has not pledged and will not pledge its assets for the benefit of any other Person.
(20) either (i) has no, and will have no, obligation to indemnify its officers, directors, managers, members, shareholders or partners, as the case may be, or (ii) if it has any such obligation, such obligation is fully subordinated to the Obligations and will not constitute a claim against Borrower if cash flow in excess of the amount required to pay the Obligations is insufficient to pay such obligation.
(21) will consider the interests of Borrower's creditors in connection with all limited liability company or limited partnership actions.
(22) except as provided in the Loan Documents, has not and will not have any of its obligations guaranteed by any Affiliate without prior Lender consent.
(23) The operating agreement of Borrower shall provide that as long as any portion of the Obligations remain outstanding, Borrower will not, without the prior written consent of Lender:
(i) dissolve, merge, liquidate or consolidate;
(ii) except in connection with a sale or other transfer permitted under the Loan Documents, sell all or substantially all of its assets;
(iii) amend its organizational documents with respect to the matters set forth in this Section 2.1(f); or
(iv) take any Material Action with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest, unless otherwise required under applicable law, rule or regulation.  For the purposes of this clause (iv) "Material Action" shall mean with respect to any Person, to institute proceedings to have such Person be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against such Person or file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal, state, local or foreign law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or a substantial part of its property, or make any assignment for the benefit of creditors of such Person, or admit in writing such Person's inability to pay its debts generally as they become due, or declare or effectuate a moratorium on the payment of any obligation, or take action in furtherance of any such action in a manner that would materially affect its performance under this Agreement.
(24) The organizational documents of Borrower shall provide that as long as any portion of the Obligations remain outstanding:
(i) upon the occurrence of any event that causes the Guarantor to cease to be the member of Borrower (other than (A) upon an assignment by Guarantor of all of its limited liability company interest in Borrower and the admission of the transferee, or (B) the resignation of Guarantor and the admission of an additional member of Borrower, to the fullest extent permitted by law, a substitute of Guarantor shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Guarantor, agree in writing (1) to continue the existence of Borrower and (2) to the admission of the substitute or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of Guarantor;
(ii) unless otherwise required under applicable law, rule or regulation, the bankruptcy of Guarantor shall not cause Guarantor to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution;
(iii) in the event of the dissolution of Borrower in accordance with the Loan Documents and Borrower's organizational documents, unless otherwise required under applicable law, rule or regulation, Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of Borrower in an orderly manner), and the assets of Borrower shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Delaware Limited Liability Company Act (the "Act"); and
(25) to the fullest extent permitted by law, but subject to this Agreement, Guarantor shall irrevocably waive any right or power that it might have to cause Borrower or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of Borrower, to compel any sale of all or any portion of the assets of Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of Borrower without prior consent of Lender.
(g) No Misrepresentations.
(1) All materials, reports, financial statements, and other information pertaining to the Borrower Parties and the Property which were prepared by the Borrower Parties (and/or their Affiliates) and heretofore or hereafter delivered by the Borrower Parties to Lender, or delivered by any of the Borrower Parties (and/or their Affiliates) to any Person (e.g., an appraiser, an engineer, an environmental engineer, etc.) preparing materials, reports, financial statements and/or other information heretofore or hereafter delivered to Lender, are true, correct and complete in all material respects;
(2) All materials, reports, financial statements and other information pertaining to the Borrower Parties and the Property which were prepared by third parties unaffiliated with the Borrower Parties (as required by Lender or as to such matters Lender determines appropriate for the Borrower Parties to engage third parties to provide the same) and heretofore or hereafter delivered to Lender and any of the Borrower Parties or their Affiliates are, to the best of the Borrower's knowledge and belief (but only to the extent that such materials, reports, financial statements and other information have been provided to Borrower), true, correct and complete in all material respects; and
(3) All representations and warranties made in the Note, this Agreement, the Security Instrument and the other Loan Documents, are true and correct in all material respects and do not omit to state any material fact or circumstances necessary to make the statements contained therein not materially misleading, except as otherwise disclosed in writing by Borrower to Lender.
2.2 Additional Covenants, Representations and Warranties Concerning the Property.  Borrower covenants, represents and warrants to Lender as follows:
(a) Repair and Maintenance.
(1) Borrower shall cause the Property to be maintained in a good and safe condition and repair.  The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property and/or tenant improvements made in connection with a Lease which has been entered into by Borrower in accordance with the terms hereof) without the prior consent of Lender, which shall not be unreasonably withheld.
(2) Borrower shall promptly after receipt of insurance proceeds, if any, repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 2.5 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land.
(3) Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting the uses which may be made of the Property or any part thereof.  If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or abandoned without the express written consent of Lender.
(4) Borrower will not permit any drilling or exploration for or extraction, removal or production of any minerals from the surface or the sub-surface of the Real Estate regardless of the depth thereof or the method of mining or extraction thereof.
(5) Notwithstanding anything herein to the contrary, Lender approves and consents to Borrower's proposed Improvements on the Merrillville, IN Individual Property at the locations identified on Schedule 2.2(a)(5) hereof (the "Merrillville Construction"); provided that (i) Borrower receives all required approvals for the Merrillville Construction from applicable governmental authorities, (ii) the Merrillville Construction is conducted pursuant to a construction contract with a guaranteed maximum price that does not cause a material adverse effect to Borrower's financial condition, as reasonably determined by Lender, provided that Lender's approval of such construction contract shall be deemed granted if the guaranteed maximum price is less than or equal to $50 per square foot, absent other factors causing a material adverse effect to Borrower's financial condition, (iii) the Merrillville Construction adds no more than 14,000 leasable square feet of Improvements.
(b) Operation of the Property.
(1) Borrower has and will maintain all necessary certificates, licenses, authorizations, registrations, permits and/or approvals necessary for the operation of all or any part of the Property, and the conduct of Borrower's business at the Property, including a permanent certificate of occupancy and all required zoning ordinance, building code, land use, environmental and other similar permits or approvals, all of which as of the date hereof are in full force and effect and not subject to any revocation, amendment, release, suspension or forfeiture and Borrower shall, promptly upon request by Lender, deliver to Lender copies of all of the same;
(2) Borrower represents and covenants that to Borrower's knowledge, (i) Borrower is using and shall use, the Property as self-storage rental units, surface parking, truck leasing and related, legal ancillary uses (including, without limitation, (a) the sale of boxes, packaging materials, locks and related items, (b) the sale of tenant insurance, (c) general office and administrative use and (d) with respect to the Individual Properties located in Bolingbrook, IL and Summerville, SC (Old Trolley), apartment use (collectively, the "Current Use"); (ii) the Property and the present and contemplated use and/or occupancy of the Property comply with and do not conflict with or violate any of the applicable zoning ordinances, building codes, certificates of occupancy, handicapped accessibility laws, including, without limitation, the Americans with Disabilities Act of 1990, environmental laws and other similar applicable Governmental Regulations in any material way except as set forth in Section 2(e) of the Environmental Indemnity; (iii) Subject to Section 2.13 hereof, Borrower will maintain at the Property a sufficient number of on-site parking spaces to comply with all Governmental Regulations and all Permitted Encumbrances with respect to the Property; and (iv) Borrower has delivered to Lender a true, correct and complete copy of the standard form of Lease used at each Individual Property as of the date hereof (with respect to each Individual Property, the "Lender-Approved Lease Form").  Notwithstanding anything herein to the contrary, Borrower, without the need for Lender's consent or approval, shall have the right to engage in business operations and uses other than the Current Use, but only if such business operations and uses are (A) permissible under applicable law and (B) limited to 10% or less of the rentable square footage of each Individual Property (collectively, "Expanded Use").  Borrower shall have the right to engage in business operations and uses other than the Current Use and Expanded Use only if Borrower receives written consent of same from Lender, which shall be in Lender's commercially reasonable discretion.
(c) Compliance with Governmental Regulations.  Borrower will perform and comply promptly with, and cause the Property to be maintained, used and operated in accordance with, any and all (i) present and future Governmental Regulations, (ii) similarly applicable orders, rules and regulations of any regulatory, licensing, accrediting, or rating organization or other body exercising similar functions, (iii) similarly applicable duties or obligations of any kind imposed under any Permitted Encumbrance or otherwise by law, covenant, condition, agreement or easement, public or private, and (iv) policies of insurance maintained by Borrower or the rules and regulations of any insurance underwriting or rating organization, at any time in force with respect to the Property.  If Borrower receives any notice that Borrower or the Property is in default under or is not in compliance with any of the foregoing (regardless of whether such notice involves de minimis or minor aspects of non-compliance), or notice of any proceeding initiated under or with respect to any of the foregoing, Borrower will promptly furnish a copy of such notice to Lender.
(d) Status of the Property.
(1) Except as otherwise shown on any survey for any Individual Property provided to Lender in connection with the closing of the Loan, the Real Estate is not located in an area identified by the Federal Emergency Management Agency or a successor thereto as an area having special flood hazards pursuant to the terms of the National Flood Insurance Act of 1968, or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or if the Real Estate is located in such an area, Borrower has obtained and will maintain the insurance for the Property as specified in Section 2.3(a)(iii) hereof;
(2) The Property is served by all utilities in adequate supply required for the use thereof as herein contemplated;
(3) The Property is free from damage caused by fire or other casualty as of the date hereof;
(4) All streets necessary to serve the Property have been completed and are serviceable, and Borrower has unrestricted access from public roads to the Real Estate and the Improvements; and
(5) There is no condemnation or similar proceeding pending or, to Borrower's knowledge, threatened for the taking of any part of the Property.
(e) Zoning; Title Matters.  Borrower will not, without the prior written consent of Lender:
(1) initiate, join in, support or acquiesce in any zoning reclassification of the Property or seek any variance under existing zoning ordinances applicable to the Property or use or permit the use of the Property in a manner which would result in the Current Use becoming a non‑conforming use of all or any portion of the Property under applicable zoning ordinances;
(2) modify, amend or supplement any of the Permitted Encumbrances, unless such modification, amendment or restriction reduces the adverse effect to Lender and Borrower of any Permitted Encumbrances or is, if applicable, with respect to new debt owed by Borrower to Lender;
(3) impose any restrictive covenants or encumbrances upon the Property, or execute or file any subdivision plat affecting the Property, or consent to the annexation of the Property to any municipality; or
(4) permit or suffer the Property to be used by the public or any Person in such manner as might make possible a colorable claim of adverse usage or possession or of any implied dedication or easement.  Borrower will perform and comply with, and cause the Property to be maintained, used and operated in accordance with, the Permitted Encumbrances.
(f) Hazardous Substances; Asbestos.
(1) To the best of Borrower's knowledge after due inquiry, except as otherwise disclosed to Lender in the Environmental Reports (as hereinafter defined), the Property is not now nor has it ever been listed as a Super Fund Site on the National Priorities List or similar state registry.  Borrower has not dumped, stored, released, discharged, disposed of, manufactured, or used any Hazardous Substances (as hereinafter defined) at or about the Property except as disclosed to Lender in the environmental reports delivered to Lender in connection with the closing of the Loan (the "Environmental Reports") or otherwise in compliance with applicable Governmental Regulations (as hereinafter defined).  Borrower represents that, to the best of its knowledge after due inquiry, except as disclosed to Lender in the Environmental Reports, (i) there has been no dumping, discharge, storage (except for storage in compliance with applicable Governmental Regulations), or disposal of any Hazardous Substances upon the Property; (ii) the Property is in compliance with all Governmental Regulations with respect to Hazardous Substances; and (iii) there are no violations of any Governmental Regulations relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or to any emissions, discharges, releases or threatened releases of Hazardous Substances at or about the Property.  Borrower further represents that, except as disclosed to Lender in the Environmental Reports, to the best of Borrower's knowledge after due inquiry, there are no claims or actions pending or threatened in writing against Borrower or the Property by any governmental entity or agency or by any other Person relating to Hazardous Substances or pursuant to Governmental Regulations relating thereto ("Hazardous Substances Claims").  Borrower covenants that the Property shall be kept free of Hazardous Substances, and is not and shall not be used to generate, manufacture, refine, transport, treat, store, handle, dispose, discharge, transfer, produce, or process Hazardous Substances except as may be permitted in compliance with applicable Governmental Regulations, and Borrower shall not cause, and shall not permit any other party to cause, as a result of any intentional or unintentional act or omission on the part of Borrower, any other Borrower Party or any tenant, subtenant or occupant, the installation of Hazardous Substances in the Property or a release of Hazardous Substances onto the Property or onto any other property or suffer the presence of Hazardous Substances on the Property, except as may be permitted in compliance with applicable Governmental Regulations.  Borrower covenants that, except as disclosed to Lender in the Environmental Reports, to the best of Borrower's knowledge after due inquiry, there are not now and shall not be any underground storage tanks containing petroleum based products or other Hazardous Substances located on the Real Estate.  Borrower shall comply, and require compliance by all tenants, subtenants and occupants with all Governmental Regulations with respect to Hazardous Substances, and shall keep the Property free and clear of any Liens imposed pursuant to Governmental Regulations with respect to Hazardous Substances.  In the event that Borrower receives any written notice from any Governmental Authority or any tenant, subtenant or occupant with regard to such Hazardous Substances, on, from or affecting the Property, or written notice of any Hazardous Substances Claims, or if Borrower discovers any Hazardous Substances on, under or about the Property in violation of any applicable Governmental Regulations with respect to Hazardous Substances, Borrower shall promptly notify Lender in writing.  Borrower shall promptly conduct and complete all investigations, studies, sampling, and testing, and all remedial, removal, and other actions necessary to clean up, remove or otherwise respond to all Hazardous Substances on, from or affecting the Property as required by all applicable Governmental Regulations with respect to Hazardous Substances.  Upon reasonable prior notice to Borrower, Lender, its employees and agents, at Borrower's cost and expense, may, from time to time (whether before or after the commencement of a foreclosure proceeding), during normal business hours (except if Lender, in its reasonable judgment, determines that there is an emergency, then at any time), enter and inspect the Property, upon not less than 48 hours advance notice, for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Substances into, onto, beneath or from the Property; provided, however, it being understood that if an Event of Default has occurred and is continuing hereunder or under any other Loan Document with regard to any material environmental matter or if Lender determines that there may exist a condition which will result in a material breach of any representation, warranty or covenant made by Borrower hereunder or under any of the other Loan Documents with respect to any material environmental matters, then, in any such event, Lender, its employees and agents may so inspect the Property at Borrower's sole cost and expense.
(2) Borrower hereby agrees to defend, indemnify and hold Lender, JPMorgan Chase Bank National Association and J.P. Morgan Investment Management Inc. and each of their respective successors, assigns, partners, officers, directors, agents, attorneys, administrators, trustees, parents, subsidiaries, advisors, affiliates, beneficiaries, shareholders, representatives, servants and employees (including, without limitation, any participants in the Loan) (hereinafter collectively referred to as the "Indemnitees") harmless from and against any and all Losses and Liabilities (as hereinafter defined) (including, without limitation, investigation, cleanup, removal and disposal costs, reasonable attorneys' fees, reasonable consultants' fees, disbursements and other documented out-of-pocket costs of defense reasonably incurred by the Indemnitees, and costs of determining whether the Property is in compliance, and causing the Property to be in compliance, with Governmental Regulations) to the extent arising directly or indirectly from, out of or by reason of (A) the actual, alleged or threatened use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or the presence (either in the past, currently or in the future) of any Hazardous Substance at, from or affecting the Property or to or from any other property, (B) Borrower's failure to comply with any Governmental Regulations relating to Hazardous Substances, (C) Lender's exercise of its rights under this Agreement with respect to Hazardous Substances, or (D) the material breach of any covenants (or representation and warranty) of Borrower under this Section 2.2(f), except to the extent that any of the foregoing shall result from the gross negligence or willful misconduct of the Indemnitees or shall arise as a result of a condition or circumstance first arising after the taking of title to the Real Estate by Lender as a result of an entry of judgment of foreclosure, acceptance by Lender of a deed in lieu of foreclosure, exercise of any power of sale, or any other exercise of similar remedies by Lender that result in the taking of title to the Real Estate by Lender.  Notwithstanding anything herein to the contrary, if Borrower is not providing defense and indemnification satisfactory to any Indemnitee, such Indemnitee, in its reasonable discretion, may engage its own attorneys to resist or defend, or assist therein with respect to any Losses and Liabilities, and Borrower shall pay, or, within twenty (20) days of demand, shall reimburse each Indemnitee for the payment of the reasonable fees and disbursements of said attorneys.  Each Indemnitee shall have the right to settle such claim, action or proceeding with respect to Losses and Liabilities, without Borrower's consent, but with prior notice to Borrower.
(3) As used herein the term "Hazardous Substances" means all materials and substances now or hereafter subject to any Governmental Regulations that pertain to hazardous substances or hazardous materials, including, without limitation, (i) all substances which are designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. § 1251 et seq., (ii) any element, compound, mixture, solution, or substance which is designated pursuant to Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. § 9601 et seq., (iii) any hazardous waste having the characteristics which are identified under or listed pursuant to Section 3001 of the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., (iv) any toxic pollutant listed under Section 307(a) of FWPCA, (v) any hazardous air pollutant which is listed under Section 112 of the Clean Air Act, 42 U.S.C. § 7401 et seq., (vi) any imminently hazardous chemical substance or mixture with respect to which action has been taken pursuant to Section 7 of the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., (vii) "hazardous materials" within the meaning of the Hazardous Materials Transportation Act, 49 U.S.C. § 1802 et seq., (viii) petroleum or petroleum by-products, (ix) asbestos and any asbestos containing materials, (x) any radioactive material or substance, (xi) all toxic wastes, hazardous wastes and hazardous substances as defined by, used in, controlled by, or subject to all implementing regulations adopted and publications promulgated pursuant to the foregoing statutes, (xii) bacteria, mold or fungus, and (xiii) any other hazardous or toxic substance or pollutant identified in or regulated under any other applicable federal, state or local Governmental Regulations (including, without limitation, all applicable state, regional, county, municipal and local environmental, sanitation and health, conservation and pollution, waste disposal and control, clean air and water laws, codes, rules and regulations, to the extent applicable to the Property).  Notwithstanding the foregoing, Hazardous Substances shall not include cleaning and similar supplies used in the ordinary maintenance and repair of the Property and used, stored or disposed of in compliance with all Governmental Regulations.
(4) Borrower shall notify Lender promptly upon becoming aware of any Environmental Condition and shall, upon the prior written request of Lender, provide periodic written reports to Lender concerning the nature and extent of such Environmental Condition, the actions proposed to be taken by Borrower to remediate such Environmental Condition, the progress of Borrower in remediating such Environmental Condition and the completion of such remediation, together with copies of any written notices and other written communications concerning such Remediation between Borrower and any Governmental Authority.
(5) The obligations of Borrower and the rights of the Indemnitees under this Section 2.2(f) are in addition to and not in substitution of the obligations of Guarantor under the Environmental Indemnity.  Subject to last sentence of this Section 2.2(f), the obligations and indebtedness of Borrower and the rights of the Indemnitees under this Section 2.2(f) shall survive the repayment of the Obligations and the termination, release, satisfaction, cancellation or assignment of the Note, this Agreement, the Security Instrument and the other Loan Documents.  Borrower's obligations under Section 2.2(f) shall expire as of the Release Date (as hereinafter defined).  For purposes hereof, the "Release Date" shall mean the second anniversary of the date on which the Obligations are repaid in full, provided that:
(i) as of the second anniversary of the date on which the Obligations are repaid in full, Lender shall have received new environmental reports prepared by a duly licensed environmental engineer reasonably acceptable to Lender of the same scope as the Environmental Reports, performed, at Borrower's sole cost and expense, within thirty (30) days of the proposed Release Date, and not reflecting any Environmental Conditions; and
(ii) there has been no change, between the date hereof and the date the Obligations are paid in full, in any Governmental Regulations, the effect of which change may be to make a lender or mortgagee liable with respect to any matter for which any Indemnitee is entitled to indemnification pursuant to this Section 2.2(f), notwithstanding that the Obligations are paid in full; and
(iii) the liability of Borrower shall not terminate with respect to (A) any litigation, action, dispute, claim, notice of violation, citation, order or directive which is outstanding at the proposed Release Date relating to any matters covered by this Section 2.2(f), and (B) any out-of-pocket costs or expenses (including reasonable attorneys' fees) reasonably incurred by the Indemnitees in connection with the enforcement of Borrower's obligations hereunder.
(g) Operating Agreements.  As of the date hereof, Borrower has delivered to Lender true, correct and complete executed copies of any and all operating agreements, reciprocal easement agreements, parking agreements, declarations, service and maintenance contracts, and development agreements (together with any and all amendments and supplements thereto and all agreements collateral therewith) (collectively, "Operating Agreements").  Borrower shall (i) perform or cause to be performed its obligations under all Operating Agreements, (ii) enforce with reasonable diligence, but in any event short of termination, the reasonable performance by each party to any Operating Agreement of all of such party's obligations thereunder, and (iii) give Lender prompt written notice, and a copy, of any notice of default, event of default, termination or cancellation sent or received by Borrower with respect to an Operating Agreement.  Borrower shall not enter into any new Operating Agreements or permit the amendment, modification, termination or surrender of any Operating Agreement without the prior written consent of Lender, provided, however, no such consent shall be required with regard to any Operating Agreements which (x) are terminable on thirty (30) days' notice, without penalty or other cost to Borrower or any successor or assignee, and (y) provide for normal and customary building services such as cleaning contracts, elevator maintenance, fire safety and similar building services.  Borrower shall provide copies of any new or amended Operating Agreements to Lender on a monthly basis.  Notwithstanding anything herein to the contrary, Lender consent shall not be required in connection with Borrower's entry into, amendment, modification or termination of any agreement for maintenance or services requiring not more than $250,000 in payments over the term of such agreement.
(h) Bolingbrook Construction.  Borrower shall ensure the completion of the construction project (the "Bolingbrook Construction") described in the plans and construction contract set forth on Schedule 2.2(h) hereto (the "Plans") in material accordance with the Plans, and in a workman-like manner, and will pay, perform and discharge all costs, expenses, liabilities and obligations related to the Bolingbrook Construction, and shall provide Lender with a certificate of substantial completion of the Bolingbrook Construction from Borrower's architect on or before the date that is one hundred eighty (180) Business Days from the Date of Commencement (as that term is defined in the Plans), subject to Force Majeure (the "Bolingbrook Construction Completion Date") and shall provide Lender with a new certificate of occupancy promptly thereafter.  Additionally, on or before the Bolingbrook Construction Completion Date, Borrower shall (i) deliver to Lender lien waivers covering work performed by all contractors and subcontractors, and materials supplied by all materialmen in connection with the Bolingbrook Construction, but only to the extent that such labor and supply of materials is (a) performed by third party contractors and (b) lienable against the Property and (ii) obtain a date down endorsement to Lender's title insurance policy with respect to the Individual Property where the Bolingbrook Construction occurred.
(i) Merrillville Construction.  If and once commenced, Borrower shall ensure the completion of Merrillville Construction in a workman-like manner, and will pay, perform and discharge all costs, expenses, liabilities and obligations related to the Merrillville Construction, and shall provide Lender with a certificate of substantial completion of the Merrillville Construction from Borrower's architect on or before the date that is one hundred eighty (180) Business Days from commencement subject to Force Majeure (the "Merrillville Construction Completion Date") and shall provide Lender with a new certificate of occupancy promptly thereafter.  Additionally, on or before the Merrillville Construction Completion Date, Borrower shall (i) deliver to Lender lien waivers covering work performed by all contractors and subcontractors, and materials supplied by all materialmen in connection with the Merrillville Construction, but only to the extent that such labor and supply of materials is (a) performed by third party contractors and (b) lienable against the Property and (ii) obtain a date down endorsement to Lender's title insurance policy with respect to the Individual Property where the Merrillville Construction occurred.
2.3 Insurance.
(a) Coverages.  Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property (which Lender acknowledges is in place on the date hereof and is currently adequate for the waiver of insurance premium deposits required under Section 2.8(a) hereof) providing at least the coverages set forth herein:
(i) comprehensive all risk insurance on the Improvements and the Personal Property, with windstorm coverage, in each case (A) in an amount equal to 100% of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing either an agreed amount endorsement or a waiver of all co- insurance provisions; (C) providing for a deductible of not greater than $10,000, except with respect to earthquake and windstorm/named storm which may provide for no deductible in excess of 5% of the total insurable value of the Property; (D) if any of the Improvements or the use of the Property shall at any time constitute a legal non conforming structure or use, Borrower shall obtain an "Ordinance or Law Coverage" or "Enforcement" endorsement, which shall include sufficient coverage for (1) costs to comply with building and zoning codes and ordinances, (2) demolition costs, and (3) increased costs of construction; and (E) with respect to the construction of any new Improvements, written on a so-called builder's risk completed value form on a non-reporting basis;
(ii) business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in Section 2.3(a)(i); (C) on an agreed value actual loss sustained basis in an amount equal to 100% of the projected gross income from the Property for a period of twelve (12) months; and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (E) if the Borrower is required to obtain an "Ordinance or Law Coverage" or "Enforcement" endorsement pursuant to Section 2.3(a)(i)(D), coverage for the increased period of restoration.  The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from the Property for the succeeding twelve (12) month period.  All insurance proceeds payable to Lender pursuant to this Section 2.3(a)(ii) shall be held by Lender and shall be applied to the Obligations from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the Obligations on the respective dates of payment provided for in the Note, this Agreement and the other Loan Documents, except to the extent such amounts are actually paid out of the proceeds of such business income insurance;
(iii) if any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area", Borrower shall obtain flood hazard insurance in an amount equal to the lesser of (x) Full Replacement Cost and (y) the outstanding principal balance of the Loan, plus twelve (12) months of business income insurance consistent with the requirements of Section 2.3(a)(ii);
(iv) the insurance required under this Section 2.3(a)(i), (ii) and (vii) above shall cover perils of terrorism insurance for Certified Acts of Terrorism (as such terms are defined in means the Terrorism Risk Insurance Program Reauthorization Act of 2007) in an amount equal to the Full Replacement Cost plus twelve (12) months of business income insurance consistent with the requirements of Section 2.3(a)(i), (ii) and (vii);
(v) steam boiler and machinery breakdown direct damage insurance, together with full comprehensive coverage on a repair and replacement cost basis, for all boilers and machinery which form a part of the Property, plus twelve (12) months of business income insurance consistent with the requirements of Section 2.3(a)(ii);
(vi) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the "occurrence" form with a combined single limit (with "umbrella" coverage in place) of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate with excess "umbrella coverage" in an amount not less than $5,000,000; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards:  (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; and (4) contractual liability for all insured contracts, to the extent the same is available;
(vii) at all times during which structural construction, material repairs or alterations are being made with respect to the Improvements, owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy;
(viii) if Borrower owns or operates motor vehicles, motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits reasonably acceptable to Lender;
(ix) if Borrower has employees, workers' compensation, subject to the statutory limits of the state in which the Property is located, and employer's liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 aggregate coverage for disease in respect of any work or operations on or about the Property, or in connection with the Property or its operation;
(x) a blanket fidelity bond or "Employee Dishonesty" coverage insuring against losses resulting from dishonest or fraudulent acts committed by personnel retained in connection with the operation of the Property, if applicable; and
(xi) such other insurance and in such amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.
(b) Blanket Insurance; Separate Insurance.  Borrower shall not obtain (i) any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is approved in advance in writing by Lender and Lender's interest is included therein as provided in this Agreement and such Policy is issued by a Qualified Insurer (as hereinafter defined), or (ii) separate insurance concurrent in form or contributing in the event of loss with that required in Section 2.3(a) to be furnished by, or which may be reasonably required to be furnished by, Borrower.  In the event Borrower obtains separate insurance or an umbrella or a blanket Policy, Borrower shall notify Lender of the same and shall cause certified copies of each Policy to be delivered as required in Section 2.3(e).  Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 2.3(a).
(c) Insurers.  All policies of insurance required under this Section 2.3 (collectively, the "Policies" and each, individually, a "Policy") shall be issued by companies having a general policy rating of "A"-VIII or better by Best Key Rating Guide or otherwise approved by Lender and which are licensed to do business in the State where the Property is located (any of such companies being referred to individually herein as a "Qualified Insurer") or with such other companies satisfactory to Lender, and shall be subject to the approval of Lender as to amount, content, form and expiration date; it being agreed that the approval by Lender of any insurer shall not be construed to be a representation, certification or warranty of its solvency, and no approval by Lender as to the amount, type and/or form of any insurance shall be construed to be a representation, certification or warranty of its sufficiency.
(d) Insured Parties.  All Policies provided for or contemplated by Section 2.3(a) hereof, shall name Borrower as a named insured. The insurance required under subsections (i) through (v), inclusive, of Section 2.3(a) shall name Lender, its successors and/or assigns, as mortgagee/loss payee under a Standard Mortgage Clause and a Lender's Loss Payable Endorsement (Form 438 BDUNS) or an equivalent standard form attached to, or otherwise made a part of such policy in favor of Lender, and provide that the insurers waive any and all subrogation rights against Lender.  The insurance maintained under subsections (vi) through (x), inclusive, of Section 2.3(a) shall name Lender, its successors and/or assigns, as an additional insured.  It is agreed that, and each property policy shall expressly state that, losses shall be payable jointly to Lender and Borrower notwithstanding (1) any act or negligence of Borrower or its agents or employees which might, absent such agreement, result in a forfeiture of all or part of such insurance payment, (2) the occupation or use of the Property or any part thereof for purposes more hazardous than permitted by the terms of such policy, (3) any foreclosure or other action or proceeding taken pursuant to this Agreement, or (4) any change in title to or ownership of the Property or any part thereof.  The Policy shall not be canceled without at least thirty (30) days written notice to Lender, except ten (10) days' notice for non-payment of premium.  The issuers thereof shall give written notice to Lender if the issuers elect not to renew prior to its expiration.  Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.
(e) Delivery of Policies.  If not previously delivered to Lender, Borrower shall deliver to Lender no later than thirty (30) days after the date hereof certified copies of the existing Policies providing the insurance coverage required under Section 2.3(a) marked "premium paid" or accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "Insurance Premiums") annually in advance.  In addition, no later than thirty (30) days prior to the expiration dates of the Policies which Borrower is now or hereafter required to maintain hereunder, Borrower shall deliver to Lender certified copies of new or renewal Policies (also marked "premium paid" or accompanied by evidence satisfactory to Lender of payment of the Insurance Premiums due thereunder annually in advance), together with certificates of insurance therefor, setting forth, among other things, the amounts of insurance maintained, the risks covered by such insurance and the insurance company or companies which carry such insurance.  If requested by Lender, Borrower shall furnish verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Lender.  Under no circumstances shall Borrower be permitted to finance the payment of any portion of the Insurance Premiums.
(f) Failure to Deliver Policies.  If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect, together with interest at the Default Rate (as defined in the Note) from the date incurred by Lender, shall be secured by the Security Agreement and payable by Borrower to Lender immediately upon Lender's demand.
(g) Transfer of Title.  In the event of foreclosure of the Security Instrument or other transfer of title or assignment of the Property, by reason of a default hereunder, in extinguishment, in whole or in part, of the Obligations, all right, title and interest of Borrower in and to all policies of insurance required under this Section 2.3 or otherwise then in force with respect to the Property and all proceeds payable thereunder and unearned premiums thereon shall immediately vest in the purchaser or other transferee of the Property.
2.4 Damage and Destruction.
(a) Borrower's Obligations.  In the event of any damage to or loss or destruction of the Property that shall require $150,000 or more, in the aggregate, to repair or restore, Borrower shall (i) promptly notify Lender of such event and take such steps as shall be necessary to preserve any undamaged portion of the Property, and (ii) unless otherwise instructed by Lender, promptly, regardless whether the insurance proceeds, if any, shall be sufficient for the purpose, commence and diligently pursue to completion the restoration, replacement and rebuilding of the Property, as nearly as possible to their value, condition and character immediately prior to such damage, loss or destruction in a good and workmanlike manner and in accordance with all applicable Governmental Regulations and insurance requirements and recommendations and otherwise pursuant to plans and specifications approved by Lender and developed in connection with such restoration.
(b) Lender's Rights; Application of Proceeds.  In the event that any portion of the Property is damaged, lost or destroyed, and such damage, loss or destruction is covered, in whole or in part, by insurance described in Section 2.3, then, (i) Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrower, and is hereby authorized and empowered by Borrower to settle, adjust or compromise any claims for damage, loss or destruction thereunder, (ii) each insurance company concerned is hereby authorized and directed to make payment therefor directly to Lender, and (iii) Lender shall apply the insurance proceeds, first, to reimburse Lender for all actual costs and expenses, including, without limitation, adjustors' and reasonable attorneys' fees and disbursements, incurred in connection with the collection of such proceeds, and, second, the remainder of such proceeds shall be applied, at Lender's option, (x) in payment of all or any part of the Obligations, in the order and manner determined by Lender, which shall not trigger Borrower's payment of the Make Whole Amount (as defined in the Note) (provided that to the extent that any Obligations shall remain outstanding after such application, such unpaid Obligations shall continue in full force and effect and Borrower shall not be excused in the payment thereof), (y) to the cure of any then current default hereunder, or (z) to the restoration, replacement or rebuilding, in whole or in part, of the portion of the Property so damaged, lost or destroyed, provided that any insurance proceeds held by Lender to be applied to the restoration, replacement or rebuilding of the Property shall be so held without payment or allowance of interest thereon and shall be paid out from time to time upon compliance by Borrower with such provisions and requirements as reasonably may be imposed by Lender.  Borrower acknowledges and agrees that Lender shall have sole and exclusive dominion and control over such proceeds.  Notwithstanding the foregoing, and provided no Event of Default shall have occurred and be continuing under this Agreement, the Security Instrument, the Note or any of the other Loan Documents, Borrower may adjust losses aggregating not in excess of $150,000 per occurrence with respect to any casualty which is a Minor Casualty (as hereinafter defined), provided such adjustment is carried out in a competent and timely manner with respect to restoration of the Property; provided further, however, that, in the event no Event of Default shall then exist, (A) insurance proceeds adjusted by Borrower as permitted pursuant to this sentence shall be used for the restoration of the Property (it being understood and agreed that (x) Borrower shall cause such restoration to be performed in a good and workmanlike manner and in accordance with all applicable Governmental Regulations and insurance company requirements and recommendations and otherwise pursuant to plans and specifications developed for such restoration, (y) Borrower shall obtain and deliver to Lender a copy of all waivers of liens for all restoration work, and (z) upon Lender's request, all construction and trade contracts and contracts for material, equipment, supplies and labor shall be collaterally assigned to Lender, and Borrower shall cause the general contractor to cause all other parties thereto to agree to perform for the benefit of Lender, at the request of Lender, provided Lender shall pay them for their respective services), and (B) Lender agrees to make the proceeds (less all reimbursable costs and expenses set forth in clause (iii) above) received in connection with a Minor Casualty available for the restoration of the Property on the terms and conditions hereinafter set forth.
For the purpose of this Agreement, a "Minor Casualty" shall mean any fire, earthquake, flood, water damage, other catastrophe or insured event occurring not later than nine (9) months prior to the Scheduled Maturity Date (as defined in the Note) which (I) does not result in an Environmental Condition, (II) does not damage or render untenantable (including, without limitation, as a result of the inability to access leased premises) more than 10% of the rentable square footage of the Improvements, and (III) does not result in more than 10% of the tenants terminating or having the right to terminate their Leases.  In addition, Lender shall not be required to advance any proceeds for the restoration of the Property, even if a Minor Casualty, unless Borrower shall deliver to Lender, and Lender shall approve in writing, the plans, specifications and construction budget for the repair and/or restoration of the Property and Lender shall determine that the Improvements located on the Real Estate can be restored so as to constitute a commercially viable building of the same quality and use and having the same rentable square footage as existed immediately before the fire, other catastrophe or insured event for the amounts set forth in the construction budget.  Upon receipt by Lender of proceeds from a Minor Casualty and/or if Lender, in its sole discretion, shall otherwise agree to make insurance proceeds from a non-Minor Casualty available for repair and restoration of the Property, the following shall apply:
(i) The actual out-of-pocket costs to Lender (including, without limitation, reasonable legal fees, appraisal fees, engineering surveys, consultants' and architects' charges and adjustors' fees) incurred in settling or adjusting any claim and in reviewing and approving all plans (collectively, "Lender's Costs") shall first be paid to Lender out of the proceeds of the insurance.  Lender shall have the right, but not the obligation, to retain an architectural or engineering consultant at any time and from time to time, at Borrower's sole cost and expense, to examine plans, specifications, change orders and budgets with respect to such repair or restoration, the progress of same and to render reports and conduct site inspections with respect to the foregoing;
(ii) The contractor and major subcontractors engaged to perform the restoration work shall be subject to the prior written approval of Lender, such approval not to be unreasonably withheld, conditioned or delayed;
(iii) The general contractor shall deliver a performance bond in respect of the work to be performed at the Property or a guarantee of such work in form, scope and substance acceptable to Lender from an entity acceptable to Lender or other substitute for such performance bond or guarantee acceptable to Lender in its sole discretion and the construction contract shall contain a time of the essence completion date satisfactory to Lender.  All construction and trade contracts and contracts for material, equipment, supplies and labor shall be collaterally assigned to Lender and Borrower shall cause the general contractor to cause all other parties thereto to agree to perform for the benefit of Lender, at the request of Lender, provided Lender shall pay them for their respective services;
(iv) Borrower shall procure and deliver to Lender, from a licensed architect selected by Borrower and reasonably approved by Lender, a certified statement setting forth the estimated cost of restoration and that the proceeds of such insurance are, in such architect's reasonable estimation (after deducting all of the Lender's Costs and such architect's fees and all other estimated costs for architects, plans, permits and approvals and other so-called "soft costs"), sufficient to perform the repair and/or restoration of the Property using similar quality materials as those presently installed therein.  If such proceeds are insufficient, and if Lender nevertheless agrees to make such proceeds available for repair and/or restoration, Lender may require Borrower to deposit with Lender (with interest) the amount of any such deficiency, which funds shall be disbursed first in payment of such work.  In addition, if thereafter it appears to Lender in its reasonable discretion, at any time and from time to time, that the remaining proceeds shall be insufficient to pay for the remaining costs of construction, then Borrower shall deposit the amount of such deficiency (from time to time determined) with Lender for use as aforesaid;
(v) All proceeds allocated for repair and/or restoration shall be disbursed by Lender (not more frequently than monthly) based on the percentage of the work completed against a certification therefor by the aforesaid architect, invoices for the work to be paid for, waivers of lien for all prior work for which a payment was made and a title endorsement for the Property showing no additional exceptions to title of the Property other than the Permitted Encumbrances.  In addition, prior to any disbursement of proceeds, Borrower must certify to Lender that (A) Borrower incurred the costs in the amount of the requested advance (as evidenced by a draw request signed by the general contractor and/or paid receipts), (B) such costs have not been the basis for any previous requisition, (C) there has been no change in Borrower's financial condition which would have a material adverse effect, as reasonable determined by Lender, on the ability of Borrower to complete the repairs and/or restorations in question in accordance with the terms of this Agreement, and (D) Borrower has no defenses, counterclaims or offsets to its obligations under the Loan Documents and that there exists no Event of Default under the Loan Documents or event which with the giving of notice or passage of time, or both, would constitute an Event of Default under the Loan Documents.  Lender shall be entitled to retain up to ten (10%) percent of the amount of each such requisition unless the amount of the requisition already reflects ten (10%) percent retainage by Borrower.  Such retainage shall be paid on a trade by trade basis upon final completion of the work by the applicable trade free of liens.  If Lender shall have engaged an architectural or engineering consultant, then, as an additional precondition to any disbursement of proceeds hereunder, such consultant shall have approved, in writing, the progress of the work, conformity of the work with the approved plans and specifications and the quality and percentage of the work completed.  For purposes of this provision, all work shall be deemed completed and all retainage shall be released upon delivery to Lender of the following, all in form and substance reasonably satisfactory to Lender:  (x) evidence that all applicable licenses, permits and approvals (including, without limitation, certificates of occupancy) related to the work for which payment of the retainage therefor is sought have been obtained, (y) the certifications of Borrower's architect, the general contractor and Lender's consulting architect or engineering consultant, if any, that such work has been completed in accordance with the approved plans and specifications (and approved change orders) therefor, and (z) all of the certificates, statements, waivers, title endorsements and other proofs required hereunder as a condition to any disbursement;
(vi) No Event of Default or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default hereunder or under any other Loan Document shall exist; and
(vii) All work shall be performed in a good and workmanlike manner and in accordance with all applicable Governmental Regulations and insurance company requirements and recommendations and otherwise pursuant to plans and specifications approved by the aforesaid architect.
(c) Not Trust Funds.  Subject to Borrower's right to adjust losses aggregating not in excess of $150,000 per occurrence as described in Section 2.4(b) above, in the event that Borrower shall have received all or any portion of such insurance proceeds or any other proceeds in respect of such damage or destruction, Borrower, upon demand from Lender, shall promptly pay to Lender an amount equal to the amount so received by Borrower, to be applied as Lender shall have the right pursuant to clause (iii) of Section 2.4(b).  Notwithstanding anything herein or at law or in equity to the contrary, none of the insurance proceeds or payments in lieu thereof paid to Lender as herein provided shall be deemed trust funds and Lender shall be entitled to dispose of such proceeds as provided in this Section 2.4.  Borrower expressly assumes all risk of loss, including a decrease in the use, enjoyment or value, of the Property from any casualty whatsoever, whether or not insurable or insured against.
(d) Effect on the Obligations.  Notwithstanding any fire or other casualty referred to in this Section 2.4 causing injury to or decrease in value of the Property, or any interest therein, Borrower shall continue to pay and perform the Obligations as provided herein.  Any reduction in the Obligations resulting from an application of insurance proceeds shall not trigger Borrower's payment of the Make Whole Amount (as defined in the Note) and shall be deemed to take effect only on the date of receipt by Lender of such insurance proceeds and application against the Obligations, provided that if prior to the receipt by Lender of such insurance proceeds the Property shall have been sold on foreclosure of the Security Instrument, or shall have been transferred by deed in lieu of foreclosure of the Security Instrument, Lender shall have the right to receive the aforesaid insurance proceeds to the extent of any deficiency found to be due upon such sale, with legal interest thereon together with attorneys' fees and disbursements incurred by Lender in connection with the collection thereof.  The provisions of this Section 2.4 shall survive the repayment, release, satisfaction and termination of this Agreement.
2.5 Condemnation.
(a) Borrower's Obligations; Proceedings.  Borrower, promptly upon obtaining knowledge of any pending or threatened institution of any proceedings for the condemnation of the Property, or any part or interest therein or of any right of eminent domain, or of any other proceedings arising out of injury or damage to or decrease in the value of the Property (including a change in grade of any street), or any part thereof or interest therein (a "Taking"), will notify Lender of the threat or pendency thereof.  Lender may participate in any such proceedings, at Borrower's sole cost and expense, and Borrower from time to time will execute and deliver to Lender all instruments within Borrower's possession requested by Lender or as may be required to permit such participation.  Borrower shall, at its expense, diligently prosecute any proceedings involving a Taking, shall deliver to Lender copies of all papers served in connection therewith and shall consult and cooperate with Lender, its attorneys and agents, in the carrying on and defense of any such proceedings; provided that no settlement of any such proceeding shall be made by Borrower without Lender's prior written consent.
(b) Lender's Rights to Awards.  All proceeds of condemnation awards or proceeds of sale in lieu of condemnation, and all judgments, decrees and awards for injury or damage to the Property (an "Award" or "Awards") are hereby assigned and shall be paid to Lender.  Borrower agrees to execute and deliver such further assignments thereof as Lender may request and authorizes Lender to collect and receive the same, to give receipts and acquittances therefor, and to appeal from any such judgment, decree or award.  Lender shall in no event be liable or responsible for failure to collect, or exercise diligence in the collection of, any of the same.
(c) Application of Awards.  .  Lender shall have the right to apply any Awards first, to reimburse Lender for all costs and expenses actually incurred by Lender, including, without limitation, reasonable attorneys' fees and disbursements incurred in connection with the proceeding in question or the collection of such amounts, and, second, the remainder thereof as provided in Section 2.4(b) for insurance proceeds held by Lender.  Notwithstanding the foregoing, and provided no Event of Default shall have occurred under this Agreement, the Note or any of the other Loan Documents, Borrower may adjust Awards that shall not exceed $100,000, in the aggregate, per occurrence, with respect to a Minor Taking (as hereinafter defined), provided such adjustment is carried out in a competent and timely manner with respect to restorations of the Property; provided further, however, that, in the event no Event of Default shall have occurred and be continuing, Awards adjusted by Borrower as permitted pursuant to this sentence shall be used for the restoration of the Property but only to the extent that such Minor Taking involves the condemnation of a portion of the Improvements (it being understood and agreed that (i) Borrower shall cause such restoration to be performed in a good and workmanlike manner and in accordance with all applicable Governmental Regulations and insurance company requirements and recommendations and otherwise pursuant to plans and specifications developed for such restoration, (ii) Borrower shall obtain and deliver to Lender a copy of all waivers or releases of liens for all restoration work, and (iii) upon Lender's request, all construction and trade contracts and contracts for material, equipment, supplies and labor shall be collaterally assigned to Lender and Borrower shall cause the general contractor to cause all other parties thereto to agree to perform for the benefit of Lender, at the request of Lender, provided Lender shall pay them for their respective services).  For the purpose of this Agreement, a "Minor Taking" shall mean any Taking occurring not later than nine (9) months prior to the Scheduled Maturity Date which (x) does not materially restrict or limit access to the Property, (y) affects less than 10% of the rentable square footage of the Improvements, and (z) does not result in more than 10% of the tenants at the Property terminating or having the right to terminate their Leases.  In addition, Lender shall not be required to advance any Awards for the restoration of the Property unless Borrower shall deliver to Lender, and Lender shall approve in writing, the plans, specifications and construction budget for the restoration of the Property and Lender shall determine that the Improvements located on the Real Estate can be restored so as to constitute a commercially viable building of the same quality and having the same rentable square footage as existed immediately before the Taking for the amounts set forth in the construction budget.  Upon receipt by Lender of an Award from a Minor Taking and/or if Lender, in its sole discretion, shall otherwise elect to make such Awards available for the restoration of the Property, the following shall apply:
(i) The actual out-of-pocket costs to Lender (including, without limitation, legal fees, appraisal fees, engineering surveys, consultants' and architects' charges and adjustors' fees) reasonably incurred in connection with the recovery of the Award and in reviewing and approving all plans (collectively, "Lender's Award Costs") shall first be paid to Lender out of the Award.  Lender shall have the right, but not the obligation, to retain an architectural or engineering consultant at any time and from time to time, at Borrower's sole cost and expense, to examine plans, specifications, change orders and budgets with respect to such restoration, the progress of same and to render reports and conduct site inspections with respect to the foregoing;
(ii) The contractor and major subcontractors engaged to perform the restoration work shall be subject to the prior written approval of Lender, such approval not to be unreasonably withheld, conditioned or delayed;
(iii) The general contractor shall deliver a performance bond in respect of the work to be performed at the Property or a guarantee of such work in form, scope and substance reasonably acceptable to Lender from an entity reasonably acceptable to Lender or other substitute for such performance bond or guarantee acceptable to Lender in its sole discretion and the construction contract shall contain a time of the essence completion date satisfactory to Lender.  All construction and trade contracts and contracts for material, equipment, supplies and labor shall be collaterally assigned to Lender and Borrower shall cause the general contractor to cause all other parties thereto to agree to perform for the benefit of Lender, at the request of Lender, provided Lender shall pay them for their respective services;
(iv) Borrower shall procure and deliver to Lender, from a licensed architect selected by Borrower and approved by Lender, a certified statement setting forth the estimated cost of restoration and that the Award, in such architect's reasonable estimation, is (after deducting all of the Lender's Award Costs and such architect's fees and all other estimated costs for architects, plans, permits and approvals and other so-called "soft costs") sufficient to perform the restoration of the Property using similar quality materials as those presently installed therein.  If such Award is insufficient, and if Lender nevertheless agrees to make such Award available for the restoration, Lender may require Borrower to deposit with Lender (with interest) the amount of any such deficiency, which funds shall be disbursed first in payment of such work.  In addition, if thereafter it appears, at any time and from time to time, that the remaining portion of the Award shall be insufficient to pay for the remaining costs of construction, then Borrower shall deposit the amount of such deficiency (from time to time determined) with Lender for use as aforesaid, and any deposits held by Lender upon Borrower's completion of the restoration shall be promptly returned to Borrower;
(v) All Awards allocated for restoration shall be disbursed by Lender (not more frequently than monthly) based on the percentage of the work completed against a certification therefor by the aforesaid architect, invoices for the work to be paid for, waivers of lien for all prior work for which a payment was made and a title endorsement for the Property showing no additional exceptions to title of the Property other than the Permitted Encumbrances.  In addition, prior to any disbursement from the Award, Borrower must certify to Lender that (A) Borrower incurred the costs in the amount of the requested advance (as evidenced by a draw request signed by the general contractor and/or paid receipts), (B) such costs have not been the basis for any previous requisition, (C) there has been no adverse change in Borrower's financial condition which would have an adverse effect, as reasonably determined by Lender, on the ability of Borrower to complete the repairs and/or restorations in question in accordance with the terms of this Agreement, and (D) Borrower has no defenses, counterclaims or offsets to its obligations under the Loan Documents and that there is no existing Event of Default under the Loan Documents.  Lender shall be entitled to retain up to ten (10%) percent of the amount of each such requisition unless the amount of the requisition already reflects ten (10%) percent retainage by Borrower.  Such retainage shall be paid on a trade by trade basis upon final completion of the work by the applicable trade free of liens.  If Lender shall have engaged an architectural or engineering consultant, then, as an additional precondition to any disbursement from the Award hereunder, such consultant shall have approved, in writing, the progress of the work, conformity of the work with the approved plans and specifications and the quality and percentage of the work completed.  For purposes of this provision, all work shall be deemed completed and all retainage shall be released upon delivery to Lender of the following, all in form and substance satisfactory to Lender:  (x) evidence that all necessary applicable licenses, permits and approvals (including, without limitation, certificates of occupancy) related to the work for which payment of the retainage therefor is sought have been obtained, (y) the certifications of Borrower's architect, the general contractor and Lender's consulting architect or engineering consultant, if any, that such work has been completed in accordance with the approved plans and specifications (and approved change orders) therefor, and (z) all of the certificates, statements, waivers, title endorsements and other proofs required hereunder as a condition to any disbursement;
(vi) No Event of Default or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default hereunder or under any Loan Document shall exist; and
(vii) All work shall be performed in a good and workmanlike manner and in accordance with all Governmental Regulations and insurance company requirements and recommendations and otherwise pursuant to plans and specifications approved by the aforesaid architect.
(d) Not Trust Funds.  In the event that Borrower shall have received all or any portion of such Award, Borrower, upon demand from Lender, shall pay to Lender an amount equal to the amount so received by Borrower.  Notwithstanding anything herein or at law or in equity to the contrary, none of the Awards paid to, or received by, Lender as herein provided shall be deemed trust funds and Lender shall be entitled to dispose of such proceeds as provided in this Section 2.5.
(e) Effect on the Obligations.  Notwithstanding any Taking, Borrower shall continue to pay and perform the Obligations as provided herein.  Any reduction in the Obligations resulting from an application of Awards shall be deemed to take effect only on the date of receipt by Lender of such Awards and application against the Obligations, provided that if prior to the receipt by Lender of such Awards the Property shall have been sold on foreclosure of the Security Instrument, or shall have been transferred by deed in lieu of foreclosure of the Security Instrument, Lender shall have the right to receive the same to the extent of any deficiency found to be due upon such sale, together with attorneys' fees and disbursements incurred by Lender in connection with the collection thereof.  The provisions of this Section 2.5 shall survive the repayment, release, satisfaction and termination of this Agreement.
2.6 Liens and Liabilities.
(a) Discharge of Liens.  Borrower will pay, bond or otherwise discharge, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a Lien on the Property or on the revenues, rents, issues, income or profits arising therefrom and, in general, Borrower shall do, or cause to be done, at Borrower's sole cost and expense, everything necessary to fully preserve the lien and priority of the Security Instrument.  For the purposes hereof, the term "Lien" (or "Liens" as the case may be) shall mean any lien, mortgage, pledge, security interest, financing statement, or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof, but excluding Permitted Encumbrances) and any agreement to give or refrain from giving any lien, mortgage, pledge, security interest, or other encumbrance of any kind.
(b) Other Debt/Creation of Liens.  Borrower will not, without Lender's consent, incur any other debt, whether unsecured or secured by all or any portion of the Property.  In addition, Borrower will not create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any Lien against or covering the Property, which is prior to, on a parity with or subordinate to the lien of the Security Instrument.  If any of the foregoing becomes attached to the Property without such consent, Borrower will immediately cause the same to be discharged and released.  Notwithstanding the above to the contrary, Borrower may incur (A) unsecured trade payables, not represented by a note, customarily paid by Borrower within sixty (60) days of incurrence and in fact not more than sixty (60) days outstanding, which are incurred in the ordinary course of Borrower's ownership and operation of the Property, in amounts reasonable and customary for similar properties; provided however, the aggregate amount of such indebtedness in all events shall not exceed, in the aggregate, at any one time, 2% of the original Principal Amount (as defined in the Note) of the Loan ("Permitted Trade Payables").
(c) No Consent.  Nothing in the Loan Documents shall be deemed or construed in any way as constituting the consent or request by Lender, express or implied, to any contractor, subcontractor, laborer, mechanic or materialman for the performance of any labor or the furnishing of any material for any improvement, construction, alteration or repair of the Property.  Borrower further agrees that Lender does not stand in any fiduciary relationship to Borrower.
2.7 Taxes and Other Charges.
(a) Taxes on the Property.  Borrower will pay prior to delinquency and before any penalty, interest or cost for non-payment thereof may be added thereto, (i) all taxes, assessments, vault, water and sewer rents, rates, charges and assessments, levies, inspection and license fees and other governmental and quasi-governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, heretofore or hereafter assessed, levied or otherwise imposed against or upon, or which may become a Lien upon, the Property, or any portion thereof, including, without limitation, any taxes with respect to the Rents and Profits or arising in respect of the occupancy, use or possession of the Real Estate and Improvements, (ii) income taxes, franchise taxes, and other taxes owing by Borrower the non-payment of which would result in a Lien against the Property or otherwise diminish or impair the security of the Security Instrument and (iii) all taxes, charges, filing, registration, and recording fees, excises and levies imposed upon Lender by reason of or in connection with the execution, delivery and/or recording of the Loan Documents or the ownership of the Security Instrument or any Security Instrument supplemental thereto, any security instrument with respect to any equipment or any instrument of further assurance, and all corporate, stamp and other taxes required to be paid in connection with the Obligations (excluding, however, income taxes of Lender) (collectively, "Impositions").  Borrower will also pay any penalty, interest or cost for non‑payment of Impositions which may become due and payable, and such penalties, interest or cost shall be included within the term Impositions.
(b) Receipts.  Unless Borrower is making monthly deposits pursuant to Section 2.8 or unless Lender otherwise directs, Borrower will furnish to Lender upon Lender's request, written proof of payment of the Impositions at the time such payment is made, and thereafter, upon Borrower's receipt, furnish to Lender validated receipts showing payment in full of all Impositions.
(c) Additional Taxes.  In the event of the enactment of or change in (including a change in interpretation of) any applicable Governmental Regulation (i) deducting or allowing Borrower to deduct from the value of the Property for the purpose of taxation any Lien or security interest thereon, or (ii) imposing, modifying or deeming applicable any reserve or special requirement against deposits of Lender, or (iii) subjecting Lender to any tax or changing in any way any Governmental Regulation for the taxation of mortgages, deeds of trust, deeds to secure debt or security agreements or other liens or debts secured thereby, the interest of the grantee, mortgagee, Lender, trustee or secured party in the property covered thereby, or the manner of collection of such taxes, in each such case, so as to affect the Security Instrument, the Obligations or Lender, and the result is to increase the taxes imposed upon or the cost to Lender or to reduce the amount of any payments receivable hereunder, then, and in any such event, Borrower shall, within ten (10) days after receipt of an invoice from Lender, pay to Lender additional amounts to compensate for such increased costs or reduced amounts to the extent actually suffered by Lender as a direct result of the Loan, provided that: (i) if any such payment or reimbursement shall be unlawful or would constitute usury or render the Obligations wholly or partially usurious under applicable law, then Lender may, at its option, declare the Obligations immediately due and payable or require Borrower to pay or reimburse Lender for payment of the lawful and non-usurious portion thereof and (ii) in no event shall Borrower be required to pay (A) any such additional amounts related to franchise or income tax charged to Lender by virtue of its status as lender with respect to the Loan or (B) any amount due in connection with the transfer or attempted transfer of any interest, rights or obligations of Lender to any Person not domiciled in the United States to the extent any such amounts are based on the fact that such Person is not domiciled in the United States.
(d) Contest of Certain Claims.  Notwithstanding anything to the contrary contained in Section 2.6 or Section 2.7 hereof, Borrower may, to the extent and in the manner permitted by Governmental Regulations, at Borrower's sole cost and expense, contest Governmental Regulations, Impositions or any other claim that can lead to a Lien against the Property, and the failure of Borrower to pay the contested Imposition or other claim that may result in a Lien against the Property, pending such contest, shall not be or become a default, provided that (A) Borrower shall notify Lender of Borrower's intent to contest such payment at least thirty (30) days prior to commencing the contest; (B) Borrower shall deposit such payments or post such security as may be, but only to the extent required by Governmental Regulation in connection with such contest; (C) Borrower shall furnish to Lender a cash deposit satisfactory to Lender, or an indemnity bond satisfactory to Lender, with a surety reasonably satisfactory to Lender, to assure payment (including, without limitation, interest, fines and penalties) of, and/or compliance with, the matters under contest and/or to prevent any sale, loss or forfeiture of all or any part of the Property; (D) Borrower diligently and in good faith pursues such contest by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and/or the sale, loss or forfeiture of all or any part of the Property to satisfy the same; (E) Borrower, promptly upon final determination thereof, shall pay the amount of any such claim so determined, together with all costs, fines, interest and penalties payable in connection therewith; (F) the failure to comply with the applicable Governmental Regulations or to make payment of any Imposition or other claim shall not subject Lender to any civil or criminal liability or to any Losses and Liabilities; and (G) such contest shall not otherwise interfere with the payment of any amounts required to be paid under this Agreement or any of the other Loan Documents or the satisfaction of any other Obligations.  Notwithstanding anything herein to the contrary, so long as Property taxes for the applicable Property are not past due, Borrower shall have the right to appeal Property taxes without obtaining Lender consent, furnishing a cash deposit or obtaining an indemnity bond.
2.8 Tax and Insurance Deposits.
(a) Amount of Deposits.  Subject to the provisions set forth below, Lender may require, at any time during the term of the Loan, at Borrower's expense, that Borrower deposit with Lender, or any servicer or financial institution that Lender may from time to time designate (collectively, the "Depository"), into an account in the name of Lender, monthly, one-twelfth (l/12th) of the annual premiums for insurance and one-twelfth (1/12th) of the amount of all Impositions estimated by Lender to be due for the immediately succeeding calendar year.  In addition, if required by Lender, Borrower shall also deposit with the Depository a sum of money which, together with the aforesaid monthly installments, will be sufficient to make each of said payments of Impositions and premiums at least thirty (30) days before such payments are due.  All such funds shall be held in an interest-bearing account.  All interest earned on the funds held by the Depository, less Depository's administrative charges, shall be credited to, and remain in an account with the Depository, but the amount thereof shall be credited against future deposit obligations under this Section 2.8.  Lender shall bear no liability for the failure to achieve any particular rate of return or yield on funds held by the Depository.  If the amount of any such payments is not ascertainable at the time any such deposit is required to be made, the deposit shall be made on the basis of Lender's estimate thereof, and, when such amount is fixed for the then-current year, Borrower shall promptly deposit any deficiency with the Depository.  By entering into this Loan Agreement, Lender acknowledges and agrees that Borrower is not currently required to make the deposits pursuant to this Section 2.8, and that in connection with deposits for Impositions and insurance premiums, Lender shall not require Borrower to make such deposits provided that (A) no Event of Default shall exist, (B) Borrower is maintaining the required insurance hereunder pursuant to a blanket insurance Policy approved by Lender in Lender's sole and absolute discretion, and (C) Borrower has provided Lender with evidence satisfactory to Lender of payment in advance of the annual Insurance Premiums.
(b) Use of Deposits.  All funds so deposited shall, until so applied by the Depository for the payment of Impositions or premiums for insurance, constitute additional security for the Obligations (and Borrower hereby grants to Lender a first priority security interest in such funds), and may be commingled with other funds of the Depository.  If an Event of Default shall have occurred hereunder, or if the Obligations shall be accelerated as herein provided, all funds so deposited may, at Lender's option, be applied to the Obligations in the order determined by Lender or to cure said Event of Default or as provided in this Section 2.8.  In addition, if an Event of Default shall have occurred hereunder, Borrower shall have no further right to require that the Depository hold funds hereunder in an interest-bearing account.
2.9 Inspection.  Borrower will allow Lender and its authorized representatives to enter upon and inspect the Property, and/or the books, records and accounts of each Borrower at the office of any Borrower or other Person maintaining such books, records and accounts (and in connection therewith, to make copies or extracts thereof as Lender shall desire), upon prior notice at all times during regular business hours and will assist Lender and such representatives in effecting said inspection.
2.10 Records; Reports and Audits; Maintenance of Records.
(a) Borrower shall keep and maintain or will cause to be kept and maintained on a calendar year basis, in accordance with generally accepted accounting principles consistently applied, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property or in connection with any services, equipment or furnishings provided in connection with the operation of the Property, whether such income or expense be realized by Borrower or by any other Person whatsoever excepting tenants unrelated to and unaffiliated with Borrower who have leased from Borrower portions of the Property for the purpose of occupying the same.
(b) Subject to the applicable securities laws and other Governmental Regulations, within ninety (90) days following the end of each calendar year, Borrower shall furnish to Lender:  (i) income statements, balance sheets and cash flow statements of each Borrower and each Individual Property, reviewed (or after the occurrence of an Event of Default, audited) by a certified public accountant satisfactory to Lender and stating that the same have been prepared in accordance with generally accepted accounting principles consistently applied, (ii) a detailed rent roll for each Individual Property which shall list all Leases and the applicable lease expiration dates, setting forth the name and the square footage of each tenant (or vacant space) at the Property.  Prior to the end of each calendar year, Borrower shall furnish to Lender detailed operating and capital budgets with respect to the Property for the following year (the "Annual Budget").
(c) Within thirty (30) days following the date that Borrower is required to file any state or federal income tax returns, Borrower shall deliver to Lender copies of such returns as filed with the applicable taxing authorities together with evidence of the payment of all federal and state income taxes required to be paid by Borrower.
(d) Within thirty (30) days following the end of each calendar quarter, Borrower shall deliver to Lender a current Rent Roll.
(e) Within forty-five (45) days following the end of each calendar quarter, Borrower shall deliver to Lender operating statements of the Property in form and substance reasonably satisfactory to Lender.
(f) Within ten (10) Business Days after Lender's request, Borrower shall deliver to Lender such additional financial information concerning Borrower, Guarantor and/or the Property as may be reasonably requested by Lender, including, without limitation, a current budget for the Property.
2.11 Borrower's Certificates.  Borrower, within twenty (20) days after Lender's request, shall furnish to Lender a written statement (a "Borrower's Certificate"), duly acknowledged, certifying to Lender and/or any proposed assignee of this Agreement or other prospective holder of the Loan or any portion thereof or interest therein, as to (a) the amount of the Obligations then owing under the Loan Documents, (b) the terms of payment and maturity date of the Obligations, (c) the date to which interest has been paid under the Note, (d) whether any offsets or defenses exist against the Obligations and, if any are alleged to exist, a detailed description thereof, (e) that all Leases for the Property are in full force and effect and have not been modified (or if modified, setting forth all modifications), (f) Intentionally Omitted, (g) whether or not, to the best knowledge of Borrower, any of the tenants under such Leases are in default under such Leases, and, if any of the tenants are in default, setting forth the specific nature of all such defaults, and (h) as to any other matters reasonably requested by Lender, including a current Rent Roll.
2.12 Reserve Funds.
(a) Use of Deposits.  All funds so deposited under Section 2.8, Section 2.13, Section 2.15 or otherwise pursuant to this Agreement (if any), shall, until so disbursed by the Depository as set forth in the applicable provisions, constitute additional security for the Obligations (and Borrower hereby grants to Lender a first priority security interest in such funds), and may be commingled with other funds of the Depository.  If an Event of Default shall have occurred hereunder, or if the Obligations shall be accelerated as herein provided, all funds so deposited may, at Lender's option, be applied to the Obligations in the order determined by Lender or to cure said Event of Default or as provided in Section 2.8, Section 2.13 or Section 2.15.
(b) Transfer of Loan.  Upon an assignment or other transfer of the Loan, the Depository shall have the right to pay over the balance of such deposits made pursuant to Section 2.8, Section 2.13, Section 2.15 or otherwise pursuant to this Agreement in its possession to the assignee or other successor, and the Depository shall thereupon be completely released from all liability with respect to such deposits and Borrower or the owner of the Property shall look solely to the assignee or transferee with respect thereto.  This provision shall apply to every transfer of such deposits to a new assignee or transferee.
(c) Transfer of the Property.  Subject to Section 5.2 hereof, transfer of record title to any Individual Property shall automatically result in the release to the corresponding Borrower of all deposits held pursuant to this Agreement for such Individual Property.  Upon full payment and satisfaction of the Loan or, at Lender's option, at any prior time, the balance of amounts deposited in the Depository's possession shall be paid over to the record owner of the Property, and no other party shall have any right or claim thereto in any event.
2.13 Required Repairs Reserve.
(a) Required Repairs.  Borrower shall perform the repairs at the Property as more particularly set forth on Schedule 2.13(b) (such repairs, the "Reserve Fund Required Repairs") and Schedule 2.13(e) (such repairs, the "Non-Reserve Fund Required Repairs"; and together with the Reserve Fund Required Repairs, the "Required Repairs"), and shall complete each of the Required Repairs and provide Lender with reasonable evidence thereof on or before one hundred eighty days from the date hereof (the "Required Repairs Deadline").  On the date hereof, Borrower shall deposit with Lender One Hundred Nine Thousand Three Hundred Eighty Dollars ($109,380.00), which is 120% of the estimated amount to complete the Reserve Fund Required Repairs.  All such amounts shall be held by Depository in an interest bearing account until released in accordance with the provisions of clauses (b) and (c) below (the "Required Repairs Reserve Account").
(b) Release of Required Repairs Reserve Fund.  Lender shall cause Depository to disburse funds from the Required Repairs Reserve Account with respect to Reserve Fund Required Repairs (each disbursement, a "Required Repairs Advance") subject to satisfaction of the following conditions:
(i) no Event of Default, or event which would, with the passage of time the giving of notice or both, constitute an Event of Default, shall have occurred and be continuing at the time of the submission of a Required Repairs Requisition (as hereinafter defined) or as of the date of the disbursement of the Required Repairs Advance.  Borrower's submission of a Required Repairs Requisition shall be deemed Borrower's certification that no Event of Default, or event which would, with the passage of time, the giving of notice or both, constitute an Event of Default, shall have occurred and be continuing at the time of the submission of such Required Repairs Requisition.
(ii) Lender's receipt of a certificate from an officer of Borrower certifying that the requested Required Repairs Advance is for a Reserve Fund Required Repair incurred by Borrower and approved by Lender.
(iii) Borrower shall provide evidence reasonably satisfactory to Lender that all the Reserve Fund Required Repairs for which the Required Repairs Advance is being requested have been performed (1) in accordance with all Governmental Regulations, (2) in a good and workmanlike manner, and (3) and prior to Required Repairs Deadline; provided, however, in no event shall a revised version of the survey for the affected Individual Property be required to evidence performance of the Reserve Fund Required Repairs.
(iv) Borrower has delivered to Lender invoices and conditional lien releases from all contractors, subcontractors and materialmen supplying labor or materials for the Reserve Fund Required Repairs for which the Required Repairs Advance is being requested, but only to the extent that such Reserve Fund Required Repairs are (a) performed by third party contractors and (b) lienable against the Property.
(c) Disbursement of Required Repairs Advance.  Lender shall make Required Repairs Advances pursuant to, and in accordance with, the terms of this Section 2.13 not more than once in each calendar month upon simultaneous submission to Lender at least ten (10) days prior to the date on which Borrower desires a disbursement of a Required Repairs Advance, of a written requisition (a "Required Repairs Requisition"), certified by Borrower on such form or forms as may be required by Lender.  Each Required Repairs Requisition shall be for not less than $10,000, except that the final Required Repairs Requisition may be for less than $10,000.  Each Required Repairs Requisition shall be deemed a representation by Borrower that Borrower is in full compliance with the terms of this Section 2.13.  Lender shall not be obligated to make disbursements from the Required Repairs Reserve Account to reimburse Borrower for costs which are actually reimbursed from any other Reserves.  Upon receipt of evidence satisfactory to Lender that all Reserve Fund Required Repairs have been completed in accordance with, and upon the conditions set forth in, this Section 2.16, Lender shall release to Borrower any remaining funds in the Required Repairs Reserve Account.
(d) Lender not Responsible.  Nothing in this Section 2.13 shall (i) make Lender responsible for making or completing any Required Repairs; (ii) obligate Lender to commence or proceed with any Required Repairs; (iii) require Lender to expend funds in addition to the funds in the Required Repair Reserve Account to complete any Required Repairs; or (iv) obligate Lender to demand from Borrower additional sums to perform or complete any Required Repairs.
(e) Non-Reserve Fund Required Repairs.  Borrower shall provide evidence reasonably satisfactory to Lender prior to the Required Repairs Deadline that the Non-Reserve Fund Required Repairs were performed in accordance with all Governmental Regulations and in a good and workmanlike manner; provided, however, in no event shall a revised version of the survey for the affected Individual Property be required to evidence performance of the Non-Reserve Fund Required Repairs.  Additionally Borrower shall deliver to Lender invoices and conditional lien releases from all contractors, subcontractors and materialmen supplying labor or materials for the Non-Reserve Fund Required Repairs prior to the Required Repairs Deadline, but only to the extent that such Non-Reserve Fund Required Repairs are (a) performed by third party contractors and (b) lienable against the Property.  In no event shall Borrower be entitled to a Required Repairs Advance with respect to Non-Reserve Fund Required Repairs.
2.14 Asbestos Operations and Maintenance.  Borrower cause to be put in place an Asbestos Operations and Maintenance program for the Individual Property owned by SSG Rochester LLC and the Individual Property owned by SSG Summerville II LLC, and shall provide Lender with reasonable evidence thereof within one hundred eighty (180) days from the date hereof (the "O&M Date"); provided that Borrower shall not be required to put in place such Asbestos Operating and Maintenance program for the Individual Property owned by SSG Summerville II LLC if, prior to the O&M Date, Borrower delivers evidence to Lender that asbestos previously existing on such Individual Property has been removed, which shall be in the form of a letter from the contractor who removed such asbestos.
2.15 Capital Expenditure Reserve.  (a) On each Monthly Payment Date, Borrower shall deposit with Depository, into an account in the name of Lender, an amount equal to $6,404.00 to pay for or reimburse Borrower for any capital repairs, replacements and improvements necessary to keep the Property in good condition, order and repair and to prevent deterioration of the Property (such payment or reimbursement, a "Capital Expenditure Advance").  All such amounts shall be held by Depository in an interest bearing account until released in accordance with the provisions of clause (b) below (the "Capital Expenditure Reserve Account").  Amounts deposited in the Capital Expenditure Reserve Account pursuant to this Section 2.15 are referred to herein as the "Capital Expenditure Reserve Fund".  Lender may reassess the amount of the Monthly Capital Expenditure Reserve Deposit from time to time, and may require Borrower to increase such monthly deposits upon thirty (30) days' notice to Borrower if Lender determines that an increase is necessary to maintain the proper condition of the Property.
(b) Release of Capital Expenditure Reserve Fund.  Lender shall cause Depository to disburse funds from the Capital Expenditure Reserve Fund subject to satisfaction with the conditions:
(i) no Event of Default, or event which would, with the passage of time the giving of notice or both, constitute an Event of Default, shall have occurred and be continuing at the time of the submission of a Capital Expenditure Requisition (as hereinafter defined) or as of the date of the disbursement of the Capital Expenditure Advance.  Borrower's submission of a Capital Expenditure Requisition (as hereinafter defined) shall be deemed Borrower's certification that no Event of Default, or event which would, with the passage of time, the giving of notice or both, constitute an Event of Default, shall have occurred and be continuing at the time of the submission of such Capital Expenditure Requisition.
(ii) Lender's receipt of a certificate from an officer of Borrower certifying that the requested disbursement is for a capital expenditure incurred by Borrower and approved by Lender.
(iii) Borrower shall provide evidence reasonably satisfactory to Lender that all the capital expenditure work for which the Capital Expenditure Advance is being requested has been performed (1) in accordance with all Governmental Regulations, and (2) in a good and workmanlike manner.
(iv) Borrower has delivered to Lender invoices and conditional lien releases from all contractors, subcontractors and materialmen supplying labor or materials for the capital expenditures for which the Capital Expenditure Advance is being requested, but only to the extent that the related work is (a) performed by third party contractors and (b) lienable against the Property.
(c) Disbursement of Capital Expenditure Advance.  Lender shall disburse to Borrower each Capital Expenditure Advance pursuant to, and in accordance with, the terms of this Section 2.15 not more than once in each calendar month upon simultaneous submission to Lender at least ten (10) days prior to the date on which Borrower desires a disbursement of a Capital Expenditure Advance, of a written requisition (a "Capital Expenditure Requisition"), certified by Borrower on such form or forms as may be required by Lender.  Each Capital Expenditure Requisition shall be for not less than $10,000, except that the final Capital Expenditure Requisition may be for less than $10,000.  Each Capital Expenditure Requisition shall be deemed a representation by Borrower that Borrower is in full compliance with the terms of this Section 2.15.  Lender shall not be obligated to make disbursements of the Capital Expenditure Reserve Fund to reimburse Borrower for the costs of routine maintenance to the Property, replacements of inventory or for costs which are to be reimbursed from any other Reserves.
2.16 Access Laws.  Borrower covenants to cause the Property to at all times comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990 (as amended, the "ADA"), the Fair Housing Amendments Act of 1988, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the ADA Accessibility Guidelines for Buildings and Facilities (collectively, "Access Laws").  Notwithstanding any provisions set forth herein or in any other document regarding Lender's approval of alterations of the Property, Borrower shall  not alter, or permit others to alter, the Property in any manner which would increase Borrower's responsibilities for compliance with the applicable Access Laws without the prior written approval of Lender.  Lender may condition any such approval upon receipt of a certificate of Access Law compliance, in form and substance satisfactory to Lender, from an architect, engineer, or other Person acceptable to Lender.  Borrower agrees to give prompt notice to Lender of the receipt by Borrower of any complaints related to violations of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.
2.17 OFAC.  At all times throughout the term of the Loan, Borrower and all of its respective Affiliates shall (i) not be a Prohibited Person, and (ii) be in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control ("OFAC") of the U.S. Department of the Treasury.
2.18 ERISA.
(a) As of the date hereof and throughout the term of the Loan, (i) Borrower does not and shall not sponsor, and is not and shall not be an "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) none of the assets of Borrower constitutes or shall constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (iii) Borrower is not and shall not be a "governmental plan" within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with Borrower are not and shall not be subject to any statute, rule or regulation regulating investments of, or fiduciary obligations with respect to, "governmental plans" within the meaning of Section 3(32) of ERISA.
(b) Borrower shall not engage in any transaction which would cause any obligation, or any action taken or to be taken, hereunder or under the other Loan Documents (or the exercise by Lender of any of its rights under this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.
(c) Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its reasonable discretion, that Borrower is in compliance with the representations, warranties and covenants contained in this Section 2.18.
2.19 Property Management Covenants.  Borrower represents, covenants and agrees with Lender as follows:
(a) There are currently no Property Management Agreements with respect to the Property.  Borrower shall not enter into any new Property Management Agreements without the prior written consent of Lender. Notwithstanding anything herein to the contrary, Borrower, upon not less than 30 days prior written notice to Lender, shall have the right to enter into or amend a Property Management Agreement with an entity that (i) is controlled by Guarantor or (ii) controls, is controlled by or is under common control with Borrower (an "Affiliate Property Manager"); provided that Lender's consent shall be required for any Property Management Agreement that calls for fees to the property manager in excess of five percent (5%) of annual gross revenue from any Individual Property. Within 15 days after entering into or amending a Property Management Agreement with an Affiliate Property Manager, Borrower shall provide a copy of such Property Management Agreement or amendment, as applicable, to Lender.
(b) Should Borrower enter into a Property Management Agreement as set forth herein, Borrower shall:
(1) perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by it under the Property Management Agreement prior to the expiration of any applicable notice and/or cure period and do all things necessary to preserve and to keep unimpaired its rights thereunder;
(2) promptly deliver to Lender any written notice of default or other written notice under the Property Management Agreement received by Borrower;
(3) promptly deliver to Lender a copy of each final financial statement, business plan, capital expenditures plan, report and estimate received by it under the Property Management Agreement;
(4) promptly enforce in a commercially reasonable manner the performance and observance in all material respects of all of the covenants and agreements required to be performed and/or observed by Manager, under the Property Management Agreement; and
(5) indemnify and hold Lender harmless from and against all Losses and Liabilities arising out of or with respect to any termination payments under the Property Management Agreement and liquidated damages payable under the Property Management Agreement; and
(6) execute, along with such new Manager, a conditional assignment and subordination of the Property Management Agreement in a form then used by Lender with such changes as may be reasonably requested by Borrower or such new manager
(c) Should Borrower enter into a Property Management Agreement as set forth herein, Borrower shall not, without Lender's prior consent (which consent shall not be unreasonably withheld, conditioned or delayed):
(1) terminate or replace the Manager, or surrender, terminate or cancel the Property Management Agreement and, if at any time Lender consents to the appointment of a new Manager, such new Manager and Borrower shall, as a condition of Lender's consent, execute a conditional assignment of Manager's management agreement in a form then used by Lender with such changes as may be reasonably requested by Borrower or such new manager;
(2) reduce or consent to the reduction of the term of the Property Management Agreement;
(3) increase or consent to the increase of the amount of any fees or other amounts payable under the Property Management Agreement; provided, however, a Property Management Agreement may contain payment terms which (i) incrementally escalate or (ii) vary based on Individual Property occupancy, the scope of Manager's duties or other factors; provided that no Property Management Agreement  shall allow for fees to the property manager in excess of five percent (5%) of annual gross revenue from any Individual Property without Lender's consent; or
(4) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Property Management Agreement in any material respect.
ARTICLE III
 LEASES AND RENTS
3.1 Leases and Rents.
(a) Borrower will (i) perform or cause to be performed in all material respect the landlord's obligations under all Leases now or hereafter affecting the whole or any part of the Property, (ii) enforce the performance by each tenant under its respective Lease of all of said tenant's obligations thereunder in a commercially reasonable manner, and (iii) give Lender prompt written notice and a copy of any notice of event of default, termination or cancellation sent or received by Borrower with respect to any Lease demising at least 1,000 rentable square feet.
(b) Borrower will not enter into any new Lease, terminate any Lease, or consent to the amendment, modification, termination or surrender of any of the Leases or consent to any assignment of any Lease or any sublease under any Lease (herein "Leasing Activity"), without Lender's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), except that Borrower may engage in Leasing Activity, without the prior written consent of Lender, provided such Leasing Activity complies with all of the Leasing Guidelines.
(c) Notwithstanding anything to the contrary contained herein, except as provided in Section 3.1(d) herein,  Borrower shall not, without Lender's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed):
(i) reduce the rents payable under any of the Leases then in effect regardless of whether, after such reduction, the rents payable by the tenants under such Leases would be permitted under the Leasing Guidelines;
(ii) except in accordance with the terms of the Leasing Guidelines, amend, modify or otherwise alter any letter of credit or other security or any guaranty given in connection with any Lease, or waive, excuse, condone, discount, set off, compromise or in any manner release or discharge any such security or any guarantor under any guaranty given in connection with any Lease of and from any obligation, condition and/or agreement to be kept, observed and/or performed by such guarantor;
(iii) consent to an assignment or subletting by a tenant of its interest in any Lease if (1) such tenant (or any guarantor) is released from liability in any respect under such Lease, or (2) Borrower shall not be reasonably satisfied with the creditworthiness of the proposed assignee or subtenant, as the case may be; or
(iv) modify any provisions of the Lender-Approved Lease Form (A) which limit or exculpate Lender from liability for certain damages or (B) which concern the subordination of each Lease to the Security Instrument.
(d) Notwithstanding anything herein or in any other Loan Document to the contrary Borrower shall have the right to (I) enter into, modify, amend and terminate Leases that are and continue to be in accordance with the Leasing Guidelines for any Current Use and/or Expanded Use without Lender's consent and (II) allow for payment of rents more than (1) month in advance for any Lease of 1,000 square feet or less, so long as Borrower holds any such prepaid rents in respect of debt service payments for the month such rents are actually earned.
(e) Lender represents that the current Lease forms provided by Borrower to Lender on or before the date hereof is a Lender-Approved Lease Form.  From and after the date hereof, each such Lease form shall remain a Lender-Approved Lease Form so long as the following is included as part of each Lease: "This Rental Agreement is and shall be at all times subordinate to the lien of any mortgage now existing or hereafter placed against the property of which the premises are a part."
ARTICLE IV
 ADDITIONAL ADVANCES; EXPENSES; INDEMNITY
4.1 Additional Advances and Disbursements.  Borrower agrees that upon the occurrence of an Event of Default, Lender shall have the right, but not the obligation, in Borrower's name or in Lender's own name, and with notice to Borrower, to advance all or any part of amounts owing or to perform any or all required actions, and, Borrower expressly grants to Lender, in addition and without prejudice to any other rights and remedies hereunder, the right to enter upon and take possession of the Property to such extent and as often as it may deem necessary or desirable to prevent or remedy any such default.  No such advance or performance shall be deemed to have cured any Event of Default with respect thereto.  All sums advanced and all documented expenses actually incurred by Lender in connection with such advances or actions, and all other sums advanced or expenses incurred by Lender hereunder or under applicable law (whether required or optional and whether indemnified hereunder or not) shall be part of the Obligations, shall bear interest at the Default Rate until paid in full and shall be secured by the Security Agreement.  Lender, upon making any such advance, shall be subrogated to all of the rights of the Person receiving such advance.
4.2 Other Expenses.
(a) Borrower will pay or, within 20 days after receipt of invoices, reimburse Lender for the payment of, all appraisal fees, recording and filing fees, taxes, brokerage fees and commissions, abstract fees, title insurance premiums and fees, UCC search fees, escrow fees, consultants' fees and disbursements, environmental engineers' fees and disbursements, reasonable attorneys' fees and disbursements, servicing fees, and all other costs and expenses of every character incurred by Lender in connection with the closing of the transactions contemplated hereunder or under the other Loan Documents (including the granting and preparation of the Loan Documents), the administration and enforcement of the Loan Documents, and/or otherwise attributable or chargeable to Borrower as owner of the Property.
(b) Borrower will pay or, on demand, reimburse Lender for the payment of any costs or expenses (including attorneys' fees and disbursements and collection costs) incurred or expended in connection with or incidental to (i) the occurrence of any Event of Default by Borrower hereunder or under any of the other Loan Documents, (ii) the exercise or enforcement by or on behalf of Lender of any of its rights or remedies or Borrower's obligations under this Agreement or under the other Loan Documents, including, without limitation, the enforcement, compromise or settlement of the Security Instrument or the Obligations or the defense or assertion of the rights and claims of Lender hereunder in respect thereof, by litigation or otherwise, or (iii) any legal advice as to Lender's rights, remedies and obligations under this Agreement and the other Loan Documents to the extent caused by any actual or threatened Borrower default hereunder or under any of the other Loan Documents.
4.3 Indemnity.
(a) Borrower agrees to indemnify, defend and hold harmless Indemnitees from and against any and all Losses and Liabilities (as defined herein) which may be imposed on, incurred or paid by or asserted against any Indemnitee arising out of or with respect to:
(i) any Event of Default by Borrower or any other Borrower Party hereunder or under the other Loan Documents;
(ii) Lender's exercise of any of its rights and remedies hereunder (or the performance of any of its duties under any Lease or in connection with the enforcement of any Lease) or under the other Loan Documents to which Borrower or any other Borrower Party is a party;
(iii) the demolition, construction, reconstruction or alteration of the Property;
(iv) an actual, alleged or threatened Environmental Condition;
(v) any negligence or willful misconduct of Borrower, any other Borrower Party, any tenant of the Property, or any of their respective agents, contractors, subcontractors, servants, employees, licensees or invitees or any affiliates of any of the foregoing;
(vi) any accident, injury, death or damage to any Person or property occurring in, on or about the Property or any street, drive, sidewalk, curb or passageway adjacent thereto;
(vii) any of the foregoing which may be instituted against, or alleged with respect to, any Indemnitee by reason of any alleged obligation or undertaking on Lender's part to perform or discharge any of the terms, covenants or agreements contained in any Lease, agreement or contract relating to the Property to which Lender is not a direct and express party;
(viii) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Property, the Loan or the Obligations hereunder;
(ix) the failure of any Person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, but only to the extent required in connection with this Agreement, or, to the extent required under Governmental Regulations, to supply a copy thereof in a timely fashion; or
(x) any other transaction arising out of the ownership, management, leasing or operation of the Property or Borrower's obligations under the Loan Documents except to the extent caused by the willful misconduct or gross negligence of Lender.
Any amount payable to Lender under this Section 4.3 shall be deemed part of the Obligations, shall bear interest at the Default Rate and shall be secured by the Security Instrument.
(b) Borrower's obligations under this Section 4.3 (and any other obligation of Borrower to indemnify or defend Lender or any other Indemnitee under this Agreement or any other Loan Document) shall not be affected by the absence or unavailability of insurance covering the same or by the failure or refusal by any insurance carrier to perform any obligation on its part under any such policy of covering insurance.  If any claim, action or proceeding is made or brought against any Indemnitee which is subject to the indemnity set forth in this Section 4.3 (or any such other indemnity, as aforesaid), Borrower shall resist or defend against the same, if necessary in the name of Lender, by attorneys for Borrower's insurance carrier (if the same is covered by insurance) or otherwise by attorneys approved by Lender.  A waiver of subrogation shall be obtained by Borrower from its insurance carrier (if applicable) and consequently, Borrower waives any and all right to claim or recover against Lender or Lender's officers, employees, agents and representatives, for loss of or damage to Borrower, any other Borrower Party, the Property, Borrower's property or the property of others under Borrower's or any other Borrower Parties' control from any cause insured against or required to be insured against by the provisions of this Agreement.  Notwithstanding the foregoing, any Indemnitee, in its discretion, may engage its own attorneys to resist or defend, or assist therein, and Borrower shall pay, or, on demand, shall reimburse such Indemnitee for the payment of, the reasonable, documented fees and disbursements of said attorneys.  Any Indemnitee shall have the right to settle any such claim, action or proceeding without Borrower's consent.  THE INDEMNITIES HEREIN PROVIDED BY BORROWER SHALL APPLY REGARDLESS OF WHETHER THE MATTER FROM WHICH THE INDEMNIFICATION OBLIGATION ARISES WAS CAUSED IN WHOLE OR IN PART BY SIMPLE NEGLIGENCE (BUT NOT WILLFUL MISCONDUCT OR GROSS NEGLIGENCE) OF ANY APPLICABLE INDEMNITEE.
4.4 Interest After Default.  Subject to the terms of the Note and the other Loan Documents, if any payment due hereunder or under the other Loan Documents is not paid in full when due, whether on any stated due date, any accelerated due date or on demand or at any other time specified under any of the provisions hereof or thereof, then the same shall bear interest hereunder at the Default Rate from the due date until fully paid, whether or not an action against Borrower shall have been commenced, and if commenced whether or not a judgment against Borrower shall have been obtained, and such interest shall be added to and become a part of the Obligations and shall be secured hereby.
ARTICLE V
 SALE, TRANSFER OR MORTGAGING OF THE PROPERTY; CHANGE OF CONTROL
5.1 Continuous Ownership; Change of Control.
(a) Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its managing member and principals in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower's ownership of the Property as a means of maintaining the value of the Property as security for payment and performance of the Obligations.  Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower commit an Event of Default in the payment or the performance of the Obligations, Lender can recover the Debt by a sale of the Property. Except for Permitted Transfers defined in Section 5.4 below, Borrower shall not, whether voluntarily or involuntarily, (i) sell, grant, convey, assign or otherwise transfer, by operation of law or otherwise (collectively, "Transfer"), (ii) permit to be the subject of a Transfer, (iii) enter into an agreement to Transfer while the Loan is outstanding, or (iv) grant an option, or take any action, which, pursuant to the terms of any agreement to which any Borrower is a party, may result in a Transfer of the Property, or any legal, beneficial or equitable interest therein, or the management thereof while the Loan is outstanding, without Lender's prior written consent (which consent shall be granted or withheld in Lender's sole and absolute discretion).  For purposes of this Agreement, except as otherwise provided herein, (i) the issuance of, or any Transfer of, any equity interest in any Borrower (whether stock, partnership interest or otherwise) to any Person or group of related Persons, whether in a single transaction or a series of related or unrelated transactions, in such quantities that after such issuance such Person or group shall have control of any Borrower, shall be deemed a Transfer of the Property, (ii) a Transfer of more than 49% in interest of any Borrower (whether stock, partnership interest or otherwise) by any party or parties in interest whether in a single transaction or a series of related or unrelated transactions shall be deemed a Transfer, (iii) a take-over agreement with respect to Borrower shall be deemed a Transfer, (iv) a Transfer of all or substantially all of the assets of any of any Borrower, or of Guarantor, shall be deemed a Transfer of the Property, and (v) any Person or legal representative of any Borrower to whom Borrower's interest in the Property passes by operation of law, or otherwise, shall be bound by the provisions of this clause (a), except as expressly provided for in this Agreement.
For purposes hereof, a "Transfer" shall not include the sale, transfer or issuance of shares of non-controlling common stock or other non-controlling securities by Guarantor, so long as Guarantor is a publicly traded entity and such shares of common stock or securities are listed on the New York Stock Exchange or another nationally recognized stock exchange.
(b) In the event that (i) Borrower shall Transfer the Property or any legal, beneficial or equitable interest therein in violation of the terms hereof, or (ii) any other Transfer shall otherwise occur in violation of the terms of this Agreement or any other Loan Document, the same shall constitute an "Event of Default" and Lender may elect to declare the Obligations, together with any other sums secured hereby, immediately due and payable.  To the extent Lender's consent to any Transfer is required, Lender may withhold its consent to any such proposed Transfer for no reason or any reason, including the failure of the prospective transferee of the Property to reach an agreement in writing with Lender increasing the interest payable on the Obligations to such rate as Lender shall request.
(c) The provisions of this Section 5.1 shall apply to each and every such Transfer of all or any portion of the Property or any legal or equitable interest therein or the management thereof, regardless of whether or not Lender has consented to, or waived by its action or inaction its rights hereunder with respect to any previous Transfer of all or any portion of the Property or any legal or equitable interest therein, or the management thereof.
5.2 Partial Release.
(a) In the event of a sale of an Individual Property, and provided no Event of Default has occurred and be continuing, Borrower shall have the right at any time prior to the Maturity Date to obtain the release (the "Partial Release") of such sold Individual Property total (the "Released Property") from the lien of the applicable Security Instrument thereon (and related Loan Documents) and the release of Borrower's obligations under the Loan Documents with respect to such Released Property (other than those expressly stated to survive), upon the satisfaction of each of the following conditions precedent:
(i) Borrower shall provide Lender with thirty (30) days prior written notice of the proposed Partial Release;
(ii) The Released Property shall be conveyed in an arm's length transfer to a Person other than any Borrower or any of its respective Affiliates;
(iii) Subsequent to such release, Borrower shall continue to be a "special purpose entity" pursuant to, and in accordance with, with Section 2.1(f) hereof;
(iv) After giving effect to the Partial Release, the Debt Yield for the Individual Properties then remaining subject to the liens of the Security Instrument shall be greater than the higher of (i) the Debt Yield for all of the Individual Properties immediately prior to giving effect to the Partial Release or (ii) the Debt Yield for all of the Individual Properties as of the date hereof;
(v) Borrower shall have complied with Section 6(e) of the Note, including, but not limited to, Borrower's payment of the Release Price, which shall be deemed a voluntary prepayment for all purposes under the Loan Documents, and all other related sums due in accordance with Section 6(e) of the Note, including, without limitation, the Make-Whole Amount (as defined in the Note), as applicable;
(vi) Borrower shall submit to Lender, not less than ten (10) days prior to the date of such Partial Release, a release of lien (and related Loan Documents) for the Released Property for execution by Lender.  Such release shall be in a form appropriate in each jurisdiction in which the Released Property is located and shall contain standard provisions, if any, protecting the rights of Lender.  In addition, Borrower shall provide all other documentation as may be reasonably required by Lender in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all applicable Legal Requirements, (ii) will effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released);
(vii) Borrower shall have provided Lender with evidence reasonably satisfactory to Lender that, other than the Permitted Encumbrances, there are no liens, mortgages, deeds of trust or other security instruments, as the case may be, not otherwise permitted by the Loan Documents,  encumbering the Remaining Property, which evidence may be in the form of a "bring down" or "date down" or other permitted endorsement to the title insurance policy insuring the lien of the applicable Security Instrument relating to the remaining Individual Properties, which endorsement shall be issued by the title insurance company that issued the original Lender's title insurance policy in connection with the Loan;
(viii) Borrowers shall reimburse Lender and any Servicer (as defined herein) for any costs and expenses arising from such release (including reasonable attorneys' fees and expenses) and Borrowers shall have paid, in connection with the Partial Release, (i) all recording charges, filing fees, taxes or other expenses payable in connection therewith, and (ii) to any Servicer, any fee being assessed by such Servicer to effect such Partial Release; and
(ix) Borrower may not obtain a release of more than two (2) Individual Properties.
(b) Upon such Partial Release, Lender shall promptly release to the remaining Borrowers any funds in the Reserves held by Lender and any funds on deposit in the Destination Account, to the extent any of the foregoing is attributable or allocable to the Released Property.
(c) In connection with a Partial Release, the Borrower that owns the Released Property ("Released Borrower") shall be automatically released from such Released Borrower's obligations under the Loan Documents (including the Environmental Indemnity), as to be evidenced by a written release from Lender to be delivered concurrently with the consummation of such Partial Release, provided that such Released Borrower shall be released from liability under the Environmental Indemnity only upon the satisfaction of each of the following conditions precedent:
(i) Released Borrower shall maintain for such Released Property an environmental insurance policy substantially in the form of the environmental insurance in place as of the closing of the Loan, which policy shall have a term of no less than two (2) years and shall name Lender as an additional insured;
(ii) At the time of such Partial Release or anytime thereafter Borrower furnishes to Lender an environmental site assessment in form and substance, and from an environmental consultant, reasonably acceptable to Lender, which environmental site assessment discloses, as of the date of the Partial Release (or if such environmental site assessment is furnished after the date of such Partial Release, as of the date of such environmental site assessment), no actual, potential or threatened (A) non-compliance with or violation of applicable environmental laws (or permits issued pursuant to environmental laws) in connection with the Released Property or operations thereon, (B) "recognized environmental condition" (as defined by the then-applicable professional standards) with respect to the Released Property, (C) environmental liens encumbering the Released Property, (D) administrative processes or proceedings or judicial proceedings in any way connected with any environmental condition relating to the Released Property, and (E) presence or release of hazardous substances in, on, above, or under the Released Property in violation of applicable laws; and
(iii) There are no Environmental Claims that are pending or threatened relating to the Released Property.
5.3 No Subordinate Financing.  Borrower covenants and agrees that it will not further encumber, mortgage, pledge, or grant a security interest in the Property or any part thereof or any direct or indirect interest therein.  Borrower further covenants and agrees that it will not obtain any Property-Assessed Clean Energy financing (a "PACE Loan") with respect to the Property.
5.4 Permitted Transfers.  Notwithstanding anything to the contrary in Section 5.1, the following Transfers (herein, "Permitted Transfers") shall be permitted hereunder without consent or approval of Lender, except as expressly set forth in the subsections of this Section 5.4 below:
(a) a Transfer of up to two (2) Individual Properties in Transfers that satisfy the requirements for a Partial Release under Section 5.2;
(b) a Lease entered into in accordance with the Loan Documents, including the Leasing Guidelines;
(c) a Permitted Encumbrance;
(d) a Transfer or issuance of (i) shares in Guarantor, so long as Guarantor is a listed entity on the New York Stock Exchange, NASDAQ or other public exchange at the time of such Transfer, or (ii) publicly traded or registered shares on the New York Stock Exchange, NASDAQ or other nationally or internationally recognized stock exchange in any other indirect equity owner of Borrower.
ARTICLE VI
 DEFAULTS
6.1 Events of Default.  The term "Event of Default," as used in this Agreement, shall mean the occurrence of any of the following events:
(a) If Borrower fails to (i) make any Monthly Payment on or before that date which is five (5) days after the applicable Monthly Payment Date, or (ii) pay any other amounts required to be paid or expended by Borrower under this Agreement, the Security Instrument, the Note, the Environmental Indemnity or under any other Loan Document, whether of principal, interest, prepayment premium, Impositions or otherwise, and whether on any stated due date, upon demand, at maturity or upon acceleration and whether on any stated due date, upon demand, at maturity or upon acceleration; it being understood and agreed that Borrower shall not be entitled to receive from Lender or any other party any notice of such failure to timely make any such payment;
(b) any representation or warranty made herein or in the other Loan Documents (including any certificates, schedules, and financial statements delivered in connection with any of the foregoing), or otherwise made by or on behalf of Borrower or any other Borrower Party in connection with the transactions contemplated hereunder, shall be false or misleading in any material respect when made;
(c) any Transfer shall be made in violation of the terms of this Agreement, the Security Instrument or the other Loan Documents;
(d) if (i) Borrower or any other Borrower Party shall commence any case, proceeding or other action (A) under any existing or future Governmental Regulations of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or (ii) Borrower or any other Borrower Party shall make a general assignment for the benefit of its creditors; or (iii) there shall be commenced against Borrower or any other Borrower Party, any case, a proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment, or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iv) there shall be commenced against Borrower or any other Borrower Party, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (v) Borrower or any other Borrower Party or any of their affiliates shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii), (iii) or (iv) above; or (v) Borrower or any other Borrower Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;
(e) Borrower abandons the Property or ceases to do business or subjects the Property to actual physical waste; provided, however, closure of all or part of the Property due to construction, remodeling, casualty or condemnation shall not be deemed abandonment of the Property or cessation to do business provided Borrower proceeds diligently to completion;
(f) there shall occur any event of default or non-performance (beyond any applicable notice and/or cure periods, if any) under the terms of any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property, whether it be superior or junior in lien to the Security Instrument, provided that nothing contained herein shall be deemed to represent Lender's consent to any such mortgage, deed of trust, deed to secure debt or other security agreement;
(g) Borrower shall fail at any time to obtain, provide, maintain, keep in force or deliver to Lender the insurance policies required by Section 2.3 hereof;
(h) Borrower shall consent to any claim that any Security Instrument or any other document or instrument securing the Obligations is junior to any other Lien or any such claim shall be upheld by any court of competent jurisdiction;
(i) Subject to the provisions of Section 2.16 hereof, the existence of any Environmental Condition which is not fully remediated in accordance with the requirements of all applicable Governmental Regulations within thirty (30) days following the date that Borrower first acquires knowledge of such Environmental Condition; provided, however, if such remediation cannot be accomplished within such thirty (30) day period, the time for Borrower's completion of such remediation shall be extended for such additional period as may be reasonably required by Borrower for such completion, provided further that Borrower (1) shall commence such remediation within thirty (30) days following the date Borrower first acquires knowledge of such Environmental Condition and thereafter exercises its commercially reasonable efforts to prosecute the completion of such remediation and (2) Borrower is diligently pursuing such remediation in accordance with the timeline established by the applicable Governmental Regulations;
(j) subject to the Borrower's rights of contest set forth in Section 2.7(d) hereof, if the Property becomes subject to any mechanic's, materialmen's or other Lien (including without limitation, any federal tax lien but excluding any Lien for local real estate taxes and assessments not then due and payable) and such Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days after notice thereof to Borrower;
(k) if Borrower shall fail to reimburse Lender within ten (10) days after demand, with interest calculated at the Default Rate, for all insurance premiums or Impositions, which Borrower is required to pay hereunder, together with interest and penalties imposed thereon, paid by Lender pursuant to this Agreement or any other Loan Document;
(l) if any default occurs in the performance of any Guarantor's or indemnitor's obligations under any Guaranty or indemnity executed in connection with the Loan and such default continues after the expiration of applicable grace periods set forth in such guaranty or indemnity, or if any representation or warranty of any guarantor or indemnitor thereunder shall be false or misleading in any material respect when made;
(m) intentionally omitted;
(n) any other non-monetary default occurs and continues beyond any express grace period applicable thereto which, under the terms of the Loan Documents, would permit Lender to accelerate the Obligations;
(o) if Borrower shall fail to observe any covenants herein with respect to additional financing, including obtaining any PACE loan;
(p) If Borrower shall fail to complete the Required Repairs and provide satisfactory evidence thereof to Lender as set forth in Section 2.13 hereof by the Required Repairs Deadline.
(q) if Borrower shall default beyond applicable notice or cure period (if any) under any Property Management Agreement that Borrower enters into;
(r) if, in violation of this Agreement, any Property Management Agreement is modified or amended without the prior written consent of Lender, or if, in violation of this Agreement, Borrower or Manager, as applicable, waives or releases any of its rights or remedies under such Property Management Agreement in any material respect;
(s) if any Property Management Agreement terminates or expires pursuant to its terms or a successor management or accounting agreement is executed by Borrower and such successor agreement is not approved by Lender in violation of this Agreement;
(t) Subject to provisions of Section 5 of the Guaranty, Guarantor shall, at any time, fail to maintain a net worth equal to or greater than the Minimum Net Worth (as defined in the Guaranty) or the Minimum Liquidity Standard (as defined in the Guaranty), as determined by Lender in Lender's commercially reasonable discretion;
(u) the occurrence of an event of default under any loan subordinate to the Security Instrument, which is not an independent default under the Security Instrument;
(v) if any default shall exist under any of the other Loan Documents beyond any applicable cure periods contained in such Loan Documents or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Obligations or to permit Lender to accelerate the maturity of all or any portion of the Obligations;
(w) if Borrower shall fail to ensure completion of the Bolingbrook Construction and provide evidence and other documentation thereof to Lender to the extent required in Section 2.2(h) hereof by the Bolingbrook Construction Completion Date; or
(x) if (i) for more than twenty (20) days, in the aggregate, after notice from Lender, Borrower shall continue to be in default under any term, covenant or condition of the Note, this Agreement, the Security Instrument or any of the other Loan Documents not otherwise described in this Section 6.1 in the case of any default which can be cured by the payment of a sum of money (other than payments of money covered by Section 6.1(a) above), or (ii) for more than thirty (30) days, in the aggregate, after notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, said thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of ninety (90) days, in the aggregate.
ARTICLE VII
 REMEDIES
7.1 Remedies Available.  During the continuance of any Event of Default, Borrower agrees that Lender may take such lawful action, without notice or demand, as Lender reasonably deems advisable to protect and enforce Lender's rights against Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:
(a) Acceleration.  Accelerate the Maturity Date of the Note and declare any or all of the indebtedness secured hereby to be immediately due and payable without any presentment, demand, protest, notice of nonpayment or nonperformance, notice of protest, notice of intent to accelerate, notice of acceleration or any other notice or action of any kind whatever (each of which is hereby expressly waived by Borrower), whereupon the same shall become immediately due and payable.  Upon any such acceleration of the Note, payment of such accelerated amount shall constitute a prepayment of the principal balance of the Note and any applicable prepayment fee and/or any amount payable upon such prepayment provided for in the Note shall then be immediately due and payable.
(b) Entry on the Property.  Either in Person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Property, or any part thereof, without force or with such force as is permitted by law, without notice or process or with such notice or process as is required by law unless such notice and process is waivable, in which case Borrower hereby waives such notice and process, and without liability for trespass, damages or otherwise, and, subject to Governmental Regulations, do any and all acts, perform any and all work and take possession of any and all books, records and accounts which may be desirable or necessary in Lender's judgment to complete any unfinished construction on the Real Estate, to preserve the value, marketability or rentability of the Property, to increase the income therefrom, to manage and operate the Property or to protect the security hereof and all sums expended by Lender therefor, together with interest thereon at the Default Rate, shall be immediately due and payable to Lender by Borrower on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.
(c) Collect Rents and Profits.  With or without taking possession of the Property, sue for or otherwise collect the Rents and Profits, including those past due and unpaid.
(d) Appointment of Receiver.  Upon, or at any time prior or after, instituting any judicial foreclosure or instituting any other foreclosure of the liens and security interests provided for herein or any other legal proceedings hereunder, make application to a court of competent jurisdiction for appointment of a receiver for all or any part of the Property, as a matter of strict right and without notice to Borrower and without regard to the adequacy of the Property for the repayment of the Obligations or the solvency of Borrower or any Person or Persons liable for the payment of the indebtedness secured hereby, and Borrower does hereby irrevocably consent to such appointment, waives any and all notices of and defenses to such appointment and agrees not to oppose any application therefor by Lender, but nothing herein is to be construed to deprive Lender of any other right, remedy or privilege Lender may now have under the law to have a receiver appointed; provided, however, that, the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Lender to receive payment of the Rents and Profits pursuant to other terms and provisions hereof.  Any such receiver shall have all of the usual powers and duties of receivers in similar cases, including, without limitation, the full power to hold, develop, rent, lease, manage, maintain, operate and otherwise use or permit the use of the Property upon such terms and conditions as said receiver may deem to be prudent and reasonable under the circumstances as more fully set forth in Section 7.3 below.  Such receivership shall, at the option of Lender, continue until full payment of all of the indebtedness secured hereby or until title to the Property shall have passed by foreclosure sale under the Security Instrument or deed in lieu of foreclosure.
(e) Foreclosure.  Institute a proceeding or proceedings, judicial or otherwise (including, without limitation, by power of sale to the extent available to Lender under applicable law, it being understood and agreed that Borrower hereby expressly grants Lender such power of sale), for the complete foreclosure of the Security Instrument under any applicable law.  Institute a proceeding or proceedings, judicial or otherwise (including, without limitation, by power of sale to the extent available to Lender under applicable law, it being understood and agreed that Borrower hereby expressly grants Lender such power of sale), for the partial foreclosure of the Security Instrument under any applicable law for the portion of the Obligations then due and payable, subject to the lien of the Security Instrument continuing unimpaired and without loss of priority so as to secure the balance of the Obligations not then due and payable.
(1) If Lender is the purchaser of the Property, or any part thereof, at any sale thereof, whether such sale be under the powers of sale hereinabove, or upon any other foreclosure of the liens and security interests hereof, or otherwise, Lender shall, upon any such purchase, unless otherwise indicated in any writing evidencing such purchase, acquire good title to the Property so purchased, free of the liens and security interests created by the Loan Documents.
(2) In the event a foreclosure hereunder should be commenced, Lender may at any time before the sale abandon the sale, and may then institute suit for the collection of the Loan, or for the foreclosure of the liens and security interests hereof.  If Lender should institute a suit for the collection of the Loan, or for a foreclosure of the liens and security interests hereof, it may at any time before the entry of a final judgment in said suit dismiss the same, and dispose of the Property, or any part thereof, in accordance with the provisions of this Agreement and the Security Instrument.
(3) It is agreed that in any deed or deeds given, any and all statements of fact or other recitals therein made as to the identity of the Lender or as to the occurrence or existence of any Event of Default or other default, or as to the acceleration of the maturity of the Loan, or as to the request to sell, notice of sale, time, place, terms, and manner of sale, and receipt, distribution and application of the money realized therefrom, and, without being limited by the foregoing, as to any other act or thing having been duly done by Lender shall be accepted by all courts of law and equity as prima facie evidence that the said statements or recitals are correct and are without further questions to be so accepted.
(f) Other Remedies.  If an Event of Default shall have occurred and remains uncured, this Agreement may, to the maximum extent permitted by law, be enforced, and Lender may exercise any right, power or remedy permitted to it hereunder, under the Loan Documents or by law or in equity, and, without limiting the generality of the foregoing, Lender may, personally or by its agents, to the maximum extent permitted by law:
(1) enter into and take possession of the Property or any part thereof, exclude Borrower and all parties claiming under Borrower whose claims are junior to the Security Instrument, wholly or partly therefrom, and use, operate, manage and control the Property or any part thereof either in the name of Borrower or otherwise as Lender shall deem best, and upon such entry, from time to time at the expense of Borrower and the Property, make all such repairs, replacements, alterations, additions or improvements to the Property or any part thereof as Lender may deem proper and, whether or not Lender has so entered and taken possession of the Property or any part thereof, collect and receive all Rents and Profits and apply the same to the payment of all expenses that Lender may be authorized to make under this Agreement and the Security Instrument, the remainder to be applied to the payment of obligations under the Loan Documents until the same shall have been repaid in full; if Lender demands or attempts to take possession of the Property or any part thereof in the exercise of any rights hereunder, Borrower shall promptly turn over and deliver complete possession thereof to Lender;
(2) cause any or all of the Property to be sold under the power of sale in any manner permitted by applicable law.  For any sale under the power of sale granted by the Security Instrument, Lender shall record and give all notices required by law and then, upon the expiration of such time as is required by law, may sell the Property, and all estate, right, title, interest, claim and demand of Borrower therein, and all rights of redemption thereof, at one or more sales, as an entity or in parcels, with such elements of real and/or personal property (and, to the extent permitted by applicable law, may elect to deem all of the Property to be real property for purposes thereof), and at such time or place and upon such terms as Lender may deem expedient, or as may be required by applicable law.  Upon any sale, Lender shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property sold, but without any covenant or warranty, express or implied, and the recitals in the deed or deeds of any facts affecting the regularity or validity of the sale will be conclusive against all Persons.  In the event of a sale, by foreclosure or otherwise, of less than all of the Property, the Security Instrument shall continue as a lien and security interest on the remaining portion of the Security Instrument Property;
(3) proceed to protect and enforce their rights under the Security Instrument, by suit for specific performance of any covenant contained herein or in the Loan Documents or in aid of the execution of any power granted herein or in the Loan Documents,  or for the enforcement of any other right as Lender shall elect, provided, that in the event of a sale, by foreclosure or otherwise, of less than all of the Property, the Security Instrument shall continue as a lien on, and security interest in, the remaining portion of the Property; or
(4) exercise any or all of the remedies available to a secured party under the applicable UCC, including, without limitation:
(i) either personally or by means of a court-appointed receiver, take possession of all or any of the Property and exclude therefrom Borrower and all parties claiming under Borrower, and thereafter hold, store, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers of Borrower in respect of the Property or any part thereof; if Lender demands or attempts to take possession of the Property in the exercise of any rights hereunder, Borrower shall promptly turn over and deliver complete possession thereof to Lender;
(ii) without further notice to or demand upon Borrower, make such payments and do such acts as Lender may reasonably deem necessary to protect its security interest in the Property, including, without limitation, paying, purchasing, contesting or compromising any encumbrance that is prior to or superior to the security interest granted hereunder, and in exercising any such powers or authority paying all expenses incurred in connection therewith which expenses shall thereafter become part of the obligations secured by the Security Instrument;
(iii) require Borrower to assemble the Property or any portion thereof, at a place designated by Lender and reasonably convenient to both parties, and promptly to deliver the Property to Lender, or an agent or representative designated by it; Lender, and each of its agents and representatives, shall have the right to enter upon the premises and property of Borrower to exercise the rights of Lender hereunder;
(iv) sell, lease or otherwise dispose of the Property, with or without having the Property at the place of sale, and upon such terms and in such manner as Lender may determine (and Lender may be a purchaser at any such sale); provided, however, that Lender, may dispose of the Property in accordance with Lender's rights and remedies in respect of the Property pursuant to the provisions of this Agreement and Security Instrument in lieu of proceeding under the applicable UCC; and
(v) Lender shall give Borrower at least ten (10) days' prior notice of the time and place of any sale of the Property or other intended disposition thereof, which notice Borrower agrees is commercially reasonable.
(g) Lender may resort for the payment of the Loan to any other security for the debt held by Lender in such order and manner as Lender, in its discretion, may elect.  Lender may take action to recover the Loan, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose the Security Instrument.  The rights of Lender under this Agreement shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others.  No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.  Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.
(h) Lost Documents.  All rights of action under the Note, this Agreement, the Security Instrument or any of the other Loan Documents may be enforced by Lender without the possession of the original Loan Documents and without the production thereof at any trial or other proceeding relative thereto.
7.2 Application of Proceeds.  (a) To the fullest extent permitted by law, the proceeds of any foreclosure sale under the Security Instrument shall be applied to the extent funds are so available to the following items in such order as Lender in its discretion may determine:
(i) to payment of the actual costs, expenses and fees of taking possession of the Property, and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the same and of otherwise enforcing Lender's right and remedies hereunder and under the other Loan Documents, including, but not limited to, receivers' fees, court costs, attorneys', accountants', appraisers', managers' and other professional fees, title charges and transfer taxes.
(ii) to payment of all sums expended by Lender under the terms of any of the Loan Documents and not yet repaid, together with interest on such sums at the Default Rate.
(iii) to payment of the secured indebtedness and all other obligations secured by the Security Instrument, including, without limitation, interest at the Default Rate and, to the extent permitted by applicable law, any payment due upon a deemed prepayment of the principal balance of the Note, and any applicable prepayment fee, charge or premium required to be paid under the Note in order to prepay principal, in any order that Lender chooses in its sole discretion.
(iv) to the extent permitted by Governmental Regulations, to be set aside by Lender as adequate security in its judgment for the payment of sums which would have been paid by application under clauses (i) through (iii) above to Lender, arising out of an obligation or liability with respect to which Borrower has agreed to indemnify Lender, but which sums are not yet due and payable or liquidated.
The remainder, if any, of such funds shall be disbursed to Borrower or to the Person or Persons legally entitled thereto, except as otherwise provided by law.
(b) No sale or other disposition of all or any part of the Property pursuant to Section 7.1 shall be deemed to relieve Borrower of its obligations under the Loan Documents, except to the extent the proceeds thereof are applied to the payment of such obligations.  If the proceeds of sale, collection or other realization of or upon the Property are insufficient to cover the costs and expenses of such realization and the payment in full of any amounts due under the Loan Documents, Borrower shall remain liable for any deficiency pursuant to the terms of Section 7.7 hereof, subject to the terms of Section 9.21 hereof.
7.3 Right and Authority of Receiver or Lender in the Event of Default; Power of Attorney.  Upon the occurrence of an Event of Default and entry upon the Property pursuant to Section 7.1(b) hereof or appointment of a receiver pursuant to Section 7.1(d) hereof, and under such terms and conditions as may be prudent and reasonable under the circumstances in Lender's or the receiver's sole discretion, all at Borrower's expense, Lender or said receiver, or such other Persons or entities as they shall hire, direct or engage, as the case may be, may (but shall have no obligation to), to the extent permitted under Governmental Regulations, do or permit one or more of the following, successively or concurrently:
(a) enter upon and take possession and control of any and all of the Property;
(b) take and maintain possession of all documents, books, records, papers and accounts relating to the Property;
(c) exclude Borrower and its agents, servants and employees wholly from the Property;
(d) manage and operate the Property;
(e) preserve and maintain the Property;
(f) make repairs and alterations to the Property;
(g) complete any construction or repair of the Improvements, with such changes, additions or modifications of the plans and specifications or intended disposition and use of the Improvements as Lender may in its sole discretion deem appropriate or desirable to place the Property in such condition as will, in Lender's sole discretion, make it or any part thereof readily marketable or rentable;
(h) conduct a marketing or leasing program with respect to the Property, or employ a marketing or leasing agent or agents to do so, directed to the leasing or sale of the Property under such terms and conditions as Lender may in its sole discretion deem appropriate or desirable;
(i) employ such contractors, subcontractors, materialmen, architects, engineers, consultants, managers, brokers, marketing agents, or other employees, agents, independent contractors or professionals, as Lender may in its sole discretion deem appropriate or desirable to implement and effectuate the rights and powers herein granted;
(j) execute and deliver, in the name of Borrower as attorney-in-fact and agent of Borrower or in its own name as Lender, such documents and instruments as are necessary or appropriate to consummate authorized transactions;
(k) enter into such leases, whether of real or personal property, or tenancy agreements, under such terms and conditions as Lender may in its sole discretion deem appropriate or desirable;
(l) collect and receive the Rents and Profits from the Property;
(m) eject tenants or repossess personal property, as provided by law, for breaches of the conditions of their leases or other agreements;
(n) sue for unpaid Rents and Profits, payments, income or proceeds in the name of Borrower or Lender or such receiver;
(o) maintain actions in forcible entry and detainer, ejectment for possession and actions in distress for rent;
(p) compromise or give acquaintance for Rents and Profits, payments, income or proceeds that may become due;
(q) delegate or assign any and all rights and powers given to Lender by this Agreement; and/or
(r) do any other acts which Lender in its sole discretion deems appropriate or desirable to protect the security hereof and use such measures, legal or equitable, as Lender may in its sole discretion deem appropriate or desirable to implement and effectuate the provisions of this Agreement.  The Security Instrument shall constitute a direction to and full authority to any tenant, or other third party who has heretofore dealt or contracted or may hereafter deal or contract with Borrower or Lender, at the request of Lender upon the occurrence of an Event of Default, to pay all amounts owing under any lease, contract, concession, license or other agreement to Lender without proof of the default relied upon.  Any such tenant or third party is hereby irrevocably authorized to rely upon and comply with (and shall be fully protected by Borrower in so doing) any request, notice or demand by Lender for the payment to Lender of any Rents and Profits or other sums which may be or thereafter become due under its lease, contract, concession, license or other agreement, or for the performance of any undertakings under any such lease, contract, concession, license or other agreement, and shall have no right or duty to inquire whether any default under this Agreement, the Security Instrument or under any of the other Loan Documents has actually occurred or is then existing.  Borrower hereby constitutes and appoints Lender, its assignees, successors, transferees and nominees, as Borrower's true and lawful attorney-in-fact and agent, with full power of substitution in the Property, in Borrower's name, place and stead, upon an Event of Default to do or permit any one or more of the foregoing described rights, remedies, powers and authorities, successively or concurrently, and said power of attorney shall be deemed a power coupled with an interest and irrevocable so long as any indebtedness secured hereby is outstanding.  Any money advanced by Lender in connection with any action taken under this Section 7.3, together with interest thereon at the Default Rate from the date of making such advancement by Lender until actually paid by Borrower, shall be secured by the Security Instrument and by every other instrument securing the secured indebtedness.
7.4 Occupancy After Foreclosure.  In case the liens or security interests of the Security Instrument shall be foreclosed, and Borrower or Borrower's representatives, successors or assigns, or any other Persons claiming any interest in the Property by, through or under Borrower (which, for purposes of this Section 7.4 does not include any tenant under a written Lease, provided such tenant is not an Affiliate of Borrower) are occupying or using the Property, or any part thereof, then, to the extent not prohibited by applicable law, each and all shall, at the option of Lender or the purchaser at such sale, as the case may be, immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy at sufferance, terminable at the will of landlord, at a reasonable rental per day based upon the value of the Property occupied or used, such rental to be due daily to the purchaser.  Further, to the extent permitted by applicable law, in the event the tenant fails to forthwith surrender possession of the Property upon the termination of such tenancy, the purchaser shall be entitled to institute and maintain an action for unlawful detainer of the Property in the appropriate court of the county in which the Real Estate is located, and anyone occupying the Property after demand made for possession thereof shall be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived.
7.5 Notice to Account Debtors.  Lender may, at any time after an Event of Default, notify the account debtors and obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness to Borrower included in the Property to pay Lender directly.  Borrower shall at any time or from time to time upon the request of Lender provide to Lender a current list of all such account debtors and obligors and their addresses.
7.6 Cumulative Remedies.  All remedies contained in this Agreement are cumulative and Lender shall also have all other remedies provided at law and in equity or in any other Loan Documents.  Such remedies may be pursued separately, successively or concurrently at the sole subjective direction of Lender and may be exercised in any order and as often as occasion therefor shall arise.  No act of Lender shall be construed as an election to proceed under any particular provisions of this Agreement to the exclusion of any other provision of this Agreement or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Lender.  No delay or failure by Lender to exercise any right or remedy under this Agreement shall be construed to be a waiver of that right or remedy or of any default hereunder.  Lender may exercise any one or more of its rights and remedies at its option without regard to the adequacy of its security.
7.7 Deficiency.  Subject to the terms of Section 9.21 hereof and all applicable law, Borrower acknowledges and agrees as follows:
(a) In the event an interest in any of the Property is foreclosed, Borrower agrees as follows:  Lender shall be entitled to seek a deficiency judgment from Borrower and any other party obligated on the Note equal to the difference between the amount upon which Borrower is personally liable under the Note and the amount for which the Property was sold pursuant to judicial or nonjudicial foreclosure sale.  Borrower expressly recognizes that this Section 7.7 constitutes a waiver of any and all State of Illinois, Indiana, New York, Pennsylvania and South Carolina Governmental Regulations which would otherwise permit Borrower and other Persons (if any) against whom recovery of deficiencies is sought (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Property as of the date of the foreclosure sale and to offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value.  To the extent permitted by applicable law, Borrower further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Property for purposes of calculating deficiencies owed by Borrower and others (if any) against whom recovery of a deficiency is sought.
(b) In connection with any valuation of the Property as part of a foreclosure and sale, the following shall be the basis for the finder of fact's determination of the fair market value of the Property as of the date of the foreclosure sale in proceedings:  (a) the Property shall be valued in an "as is" condition as of the date of the foreclosure sale, without any assumption or expectation that the Property will be repaired or improved in any manner before a resale of the Property after foreclosure; (b) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Property for cash promptly (but no later than twelve (12) months) following the foreclosure sale; (c) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the Property, including, without limitation, brokerage commissions, title insurance, a survey of the Property, tax prorations, attorneys' fees and marketing costs; (d) the gross fair market value of the Property shall be further discounted to account for any estimated holding costs associated with maintaining the Property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in (c) above), and other maintenance, operational and ownership expenses; and (e) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Property must be given by Persons having at least five (5) years experience in appraising property similar to the Property and who have conducted and prepared a complete written appraisal of the Property taking into consideration the factors set forth above.
7.8 Borrower's Waivers.  BORROWER HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE UNDER APPLICABLE LAWS TO NOTICE, EXCEPT AS OTHERWISE HEREIN SPECIFICALLY PROVIDED, OR TO A JUDICIAL HEARING PRIOR TO THE EXERCISE OF ANY RIGHT OR REMEDY PROVIDED BY THIS AGREEMENT TO LENDER, AND WAIVES ITS RIGHTS, IF ANY, TO SET ASIDE OR INVALIDATE ANY SALE DULY CONSUMMATED IN ACCORDANCE WITH THE PROVISIONS HEREOF ON THE GROUND (IF SUCH BE THE CASE) THAT THE SALE WAS CONSUMMATED WITHOUT A PRIOR JUDICIAL HEARING.  BORROWER'S WAIVERS UNDER THIS SECTION 7.8 HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY, AND KNOWINGLY AND AFTER BORROWER HAS BEEN APPRISED AND COUNSELED BY ITS ATTORNEY AS TO THE NATURE THEREOF AND ITS POSSIBLE ALTERNATIVE RIGHTS.
ARTICLE VIII
 REPORTING AND WITHHOLDING REQUIREMENTS
8.1 Withholding.  In the event of a foreclosure or delivery of a deed-in-lieu of foreclosure, Borrower agrees that Lender shall have the right to withhold any and all amounts necessary to comply with the requirements of Section l445 of the Code, any successor statutes thereto and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
8.2 Form 1099-S.  Subject to securities laws regulating Borrower and/or Guarantor, if requested by Lender in connection with Borrower's sale of one or more of the Individual Properties, Borrower shall supply or cause to be supplied to Lender either (a) a copy of a completed Form 1099-S, Statement for Recipients of Proceeds from Real Estate Transactions prepared by Borrower's attorney together with a certification from Borrower's attorney to the effect that such form has, to the best of such Person's knowledge, been accurately prepared and that such Person will timely file such form, or (b) a certification from Borrower that the mortgage loan is a refinancing of the Property or is otherwise not required to be reported to the Internal Revenue Service pursuant to Section 6045(e) of the Code.
8.3 Transfer Tax.
(a) Covenants.  Borrower  covenants and agrees that, in the event of a sale or other Transfer, it will duly complete, execute and deliver to Lender contemporaneously with their submission to the applicable taxing authority or recording officer, all forms and supporting documentation required by such taxing authority or recording officer to estimate and fix the real estate transfer tax ("Transfer Tax"), if any, payable by reason of such sale or other Transfer or recording of the deed evidencing such sale or other Transfer.  This Section 8.3 shall apply only if the Security Instrument is outstanding after any such sale or transfer.
(b) Payment.  Borrower agrees to pay all Transfer Taxes that may hereafter become due and payable with respect to any Transfer (if any), and in default thereof Lender shall have the right, but not the obligation, to pay the same and the amount of such payment shall be added to the Obligations and be secured by the Security Instrument.  The provisions of this Article shall survive any Transfer, foreclosure or deed in lieu of foreclosure and the delivery of the deed in connection with any Transfer, foreclosure or deed in lieu of foreclosure.  Nothing in this Article shall be deemed to limit Lender's rights hereunder in the event any Transfer shall be made in violation of the provisions of this Agreement.
(c) Foreclosure.  The provisions of this Section 8.3 shall be applicable also in the event of a foreclosure or delivery of a deed in lieu of foreclosure to the extent that Lender shall, in its sole judgment and discretion, determine that any tax (including a Transfer Tax) shall be payable by it.
ARTICLE IX
 MISCELLANEOUS TERMS AND CONDITIONS
9.1 Time of Essence.  Time is of the essence for the performance of each and every covenant of Borrower hereunder.  No excuse, delay, act of G-d, or other reason, whether or not within the control of Borrower, shall operate to defer, reduce or waive Borrower's performance of any such payment covenants or obligations, except for Force Majeure to the extent expressly provided herein.
9.2 Release of the Security Instrument.  If all of the Obligations secured hereby shall have been paid and/or performed, then and in that event only, all rights under this Agreement and the Security Instrument shall terminate, except for any indemnities granted by Borrower hereunder and/or under the Security Instrument to Lender which expressly survive payment of the Obligations and any other provisions hereof which expressly survive payment of the Obligations, and the Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be released by Lender, to the extent required by law to effect a full and proper termination, release and reconveyance in due form at Borrower's cost.  No release of the Security Instrument or the lien hereof shall be valid unless executed by Lender, which Lender agrees to provide on a timely basis.
9.3 Certain Rights of Lender.  Without affecting Borrower's liability for the payment of any of the indebtedness secured hereby, Lender may from time to time:  (a) release any Person liable for the payment of the indebtedness secured hereby; (b) extend or modify the terms of payment of the indebtedness evidenced hereby; provided, however, any such modification which has an adverse effect on Borrower or Guarantor shall not be effective unless Borrower and Guarantor sign a written modification; (c) accept additional real or personal property of any kind delivered by Borrower as security or release any property securing the indebtedness secured hereby; (d) release any part of the Property from the encumbrance of the related Security Instrument; (e) consent in writing to the making of any subdivision map or plat thereof; (f) join in granting any easement therein; or (g) join with Borrower and Guarantor in any extension agreement of the Security Instrument or any agreement subordinating any lien or security interest granted thereby.
9.4 Additional Borrower's Waivers.  To the full extent permitted by law, but subject to securities laws governing Borrower and Guarantor, Borrower agrees that Borrower shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, moratorium or extension, or any law now or hereafter in force providing for the reinstatement of the Obligations prior to any sale of the Property to be made pursuant to any provisions contained herein or prior to the entering of any decree, judgment or order of any court of competent jurisdiction, or any right under any statute to redeem all or any part of the Property so sold.  Borrower, for Borrower and Borrower's successors and assigns, and for any and all Persons ever claiming any interest in the Property including, without limitation, any Borrower Party, to the full extent permitted by law but except as otherwise set forth herein, hereby knowingly, intentionally and voluntarily with and upon the advice of competent counsel:  (a) waives, releases, relinquishes and forever forgoes all rights of valuation, appraisement, stay of execution, reinstatement and notice of election or intention to mature or declare due the Obligations (except such notices as are specifically provided for herein); (b) waives, releases, relinquishes and forever forgoes all right to a marshaling of the assets of Borrower or any other Borrower Party, including the Property, to a sale in the inverse order of alienation, or to direct the order in which any of the Property shall be sold in the event of foreclosure of the liens and security interests hereby created and agrees that any court having jurisdiction to foreclose such liens and security interests may order the Property sold as an entirety; (c) waives, releases, relinquishes and forever forgoes all rights and periods of redemption provided under Governmental Regulations; and (d) waives notice of intention to accelerate the indebtedness, notice of acceleration of the indebtedness, demand, protest and notice of demand, protest and nonpayment and all other notices.  To the full extent permitted by law, Borrower shall not have or assert any right under any Governmental Regulations pertaining to the exemption of homestead or other exemption under any Governmental Regulations now or hereafter in effect, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of Lender under the terms of this Agreement to a sale of the Property, for the collection of the Obligations without any prior or different resort for collection, or the right of Lender under the terms of this Agreement to the payment of the Obligations out of the proceeds of sale of the Property in preference to every other claimant whatever.  Further, Borrower hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel, waives, releases, relinquishes and forever forgoes all present and future statutes of limitations as a defense to any action to enforce the provisions of the Loan Documents or to collect any of the Obligations to the fullest extent permitted by law.  Borrower covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Borrower shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. § 105 or any other provision of the United States Bankruptcy Code, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against any guarantor or indemnitor of the Obligations or any other party liable with respect thereto by virtue of any indemnity, guaranty or otherwise.
9.5 Notices.  Any notice, demand, consent, approval, direction, waiver, agreement or other communication (any "Notice") required or permitted hereunder or under any other documents in connection herewith shall be in writing and shall be directed as follows:
If to Borrower:
c/o Global Self Storage, Inc.
3814 Route 44
Millbrook, NY 12545
Attention: Mark C. Winmill
with a copy to:
McCausland Keen + Buckman
80 W. Lancaster Ave., 4th Floor
Devon, PA 19333
Attn: Andrew Maguire
If to Lender:
Insurance Strategy Funding IV, LLC
c/o JPMorgan Asset Management
270 Park Avenue, 9th Floor
New York, New York 10017
 Attention:  William Mack
with a copy to:
Katten Muchin Rosenman LLP
550 South Tryon Street, Suite 2900
Charlotte, NC  28202
 Attention:  Daniel S. Huffenus, Esq.
or to such changed address as a party hereto shall designate to the other party hereto from time to time in writing.  Any counsel designated above or replacement counsel which may be designated respectively by each party by written notice to the other party hereto is hereby authorized to give notices hereunder on behalf of its respective client.
Notices shall be (a) personally delivered to the offices set forth above, in which case they shall be deemed delivered on the date of delivery or first (1st) Business Day thereafter if delivered other than on a Business Day (or after 5:00 p.m. New York City time) to said offices; (b) sent by registered or certified mail, postage prepaid, return receipt requested, in which case they shall be deemed delivered on the date shown on the receipt unless delivery is refused or delayed by the addressee in which event they shall be deemed delivered on the earliest to occur of the first (1st) Business Day on or after the date of delivery or the third (3rd) Business Day after such notice has been deposited in the U.S. Mail in accordance with the terms hereof; or (c) sent by a nationally recognized overnight courier, in which case they shall be deemed delivered on the first (1st) Business Day on or after the date following the date such notice was delivered to or picked up by the courier.
9.6 Successors and Assigns.  The provisions hereof shall be binding upon Borrower and the heirs, devisees, representatives, permitted successors and permitted assigns of Borrower, including successors in interest of Borrower in and to all or any part of the Property, and shall inure to the benefit of Lender and its heirs, successors and assigns.  All references in this Agreement to Borrower or Lender shall be construed as including all of such other Persons with respect to the Person referred to.  If Borrower consists of more than one Person, the obligations of each such Person shall be joint and several except to the extent the context clearly indicates otherwise.  For the avoidance of doubt, the obligations of each of SSG Sadsbury LLC, SSG Rochester LLC, SSG Bolingbrook LLC, SSG Dolton LLC, SSG Merrillville LLC, SSG Summerville I LLC and SSG Summerville II LLC hereunder shall be joint and several.
9.7 Severability.  In the event that any provision of this Agreement or the application thereof to Borrower shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provision to parties, jurisdictions, or circumstances other than to whom or to which it shall be held invalid or unenforceable, shall not be affected thereby nor shall same affect the validity or enforceability of any other provision of this Agreement.
9.8 Waiver; Discontinuance of Proceedings.  Lender may waive any single default by Borrower hereunder without waiving any other prior or subsequent default.  Lender may remedy any default by Borrower hereunder without waiving the default remedied.  Neither the failure by Lender to exercise, nor the delay by Lender in exercising, any right, power or remedy upon any default by Borrower hereunder shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date.  No single or partial exercise by Lender of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time.  No modification or waiver of any provision hereof nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given.  No notice to nor demand on Borrower in any case shall of itself entitle Borrower to any other or further notice or demand in similar or other circumstances.  Acceptance by Lender of any payment in an amount less than the amount then due on any of the secured indebtedness shall be deemed an acceptance on account only and shall not in any way affect the existence of a default hereunder.  In case Lender shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the other Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, Lender shall have the unqualified right to do so and, in such an event, Borrower and Lender shall be restored to their former positions with respect to the indebtedness secured hereby, the Loan Documents, the Property and otherwise, and the rights, remedies, recourses and powers of Lender shall continue as if the same had never been invoked.
9.9 Construction of Provisions.  The following rules of construction shall be applicable for all purposes of this Agreement and of the other Loan Documents or instruments supplemental hereto, unless the context otherwise requires:
(a) All references herein to numbered Articles or Sections or to lettered Exhibits are references to the Articles and Sections hereof and the Exhibits annexed to this Agreement, unless expressly otherwise designated in context.
(b) The terms "include", "including" and similar terms shall be construed as if followed by the phrase "without being limited to."
(c) The term "Property" shall be construed as if followed by the phrase "or any part thereof."
(d) The term "Obligations" shall be construed as if followed by the phrase "or any other sums secured by the Security Instrument, or any part thereof."
(e) Words of masculine, feminine or neuter gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural number, and vice versa.
(f) The term "Person" shall include natural persons, firms, partnerships, corporations and any other public and private legal entities.
(g) The term "provisions", when used with respect hereto or to any other document or instrument, shall be construed as if preceded by the phrase "terms, covenants, agreements, requirements, conditions and/or".
(h) All Article, Section and Exhibit captions herein are used for convenience and reference only and in no way define, limit or describe the scope or intent of, or in any way affect, this Agreement.
(i) No inference in favor of any party shall be drawn from the fact that such party has drafted any portion hereof.
(j) The cover page of and all recitals set forth in, and all Exhibits to, this Agreement are hereby incorporated in this Agreement.
(k) All obligations of Borrower hereunder shall be performed and satisfied by or on behalf of Borrower at Borrower's sole cost and expense.
(l) The term "landlord" shall mean "landlord, sublandlord, lessor and sublessor", as the case may be, and the term "tenant" shall mean "tenant, subtenant, lessee and sublessee", as the case may be.
9.10 Counting of Days.  The term "days" when used herein shall mean calendar days.  If any time period ends on a day which is not a Business Day, the period shall be deemed to end on the next succeeding Business Day.
9.11 Application of the Proceeds of the Note.  To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding Lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Lender at Borrower's request and Lender shall be subrogated to any and all rights, security interests and Liens owned by any owner or holder of such outstanding Liens, security interests, charges or encumbrances, irrespective of whether said Liens, security interests, charges or encumbrances are released.
9.12 Unsecured Portion of Indebtedness.  If any part of the secured indebtedness cannot be lawfully secured by the Security Instrument or if any part of the Property cannot be lawfully subject to the lien and security interest thereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is unsecured by the Security Instrument.
9.13 Cross-Default.  An Event of Default hereunder which has not been cured within any applicable notice, grace or cure period shall constitute a default under each of the other Loan Documents.
9.14 Publicity.  Neither Borrower nor any Borrower Party (or their affiliates) shall use the name of Lender, J.P. Morgan Investment Management Inc., JPMorgan Chase Bank, N.A., or any subsidiary or affiliate thereof, in any advertising, press release, "tombstone," or on any sign erected on the Property without the prior written approval of Lender in each instance; provided, however that Borrower shall have the right to disclose any of the foregoing names to the extent required under applicable laws (including, without limitation, securities laws applicable to Borrower or Guarantor).
9.15 Borrower's Cure of Event of Default.  The use of the phrases "during the continuation of an Event of Default", "existence of an Event of Default", "Event of Default is continuing" or similar phrases in the Loan Documents shall not be deemed to grant any Borrower any right to cure an Event of Default, and each Event of Default shall continue unless and until the same is waived by Lender in writing in its sole discretion.  Borrower acknowledges that it has no absolute right to cure an Event of Default and that Lender is under no obligation to accept a cure by any Borrower of an Event of Default.  Notwithstanding the foregoing and anything to the contrary in any of the Loan Documents, in the event that any Borrower completely cures all such Event(s) of Default under all Loan Documents and Lender, in its sole and absolute discretion, affirmatively agrees in writing to accept  such cure of all such Event(s) of Default, Lender shall state in such writing that the Event(s) of Default have been cured and the Loan Documents remain in full force and effect (subject to any modification mutually agreed to by the parties at that time) and Borrower and all other parties to Loan Documents, shall be entitled to their respective rights under the Loan Documents as if the Event(s) of Default had not occurred.
9.16 Business Purpose of the Loan.  Notwithstanding anything set forth herein or in any of the other Loan Documents, Borrower shall have the right to use the Loan proceeds for any lawful purpose.
9.17 Lender May File Proofs of Claim.  In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Borrower or the principals or general partners in Borrower, or their respective creditors or property, Lender, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Lender allowed in such proceedings for the entire secured indebtedness at the date of the institution of such proceedings and for any additional amount which may become due and payable by Borrower hereunder after such date.
9.18 Intentionally Omitted.
9.19 Assignment by Lender.  Borrower agrees that Lender may assign, sell or transfer the Loan, its rights under this Agreement and the other Loan Documents and any servicing rights with respect to the Loan, whether in whole or in part, and/or grant participations in the Loan.  In the event of any assignment of the Loan by Lender, Lender (and its partners, officers, directors, agents, attorneys, administrators, trustees, parents, subsidiaries, advisors, affiliates, beneficiaries, shareholders, representatives, servants and employees and their respective affiliates) will be deemed released of and from any obligation or liability (including, without limitation, any Losses and Liabilities of any Person) with respect to the Loan, this Agreement and the other Loan Documents (without any further action or agreement required) with respect to the Loan accruing after the date of such assignment.  Lender may forward to any potential assignee or transferee of any interest in the Loan or any servicing rights with respect to the Loan any and all documents and information which Lender now has or may hereafter acquire relating to the Loan and to the Borrower Parties and the Property, whether furnished by the Borrower Parties or otherwise, as Lender determines necessary or desirable.  Borrower, on behalf of itself and the Borrower Parties, agrees to cooperate with Lender in connection with any transaction contemplated in this Section 9.19.  Lender shall notify Borrower within ten (10) days after any such sale, assignment or transfer, including the name and address of any transferee and/or new servicer of the Loan.
9.20 No Representation.  By accepting delivery of any item required to be observed, performed or fulfilled or to be given to Lender pursuant to the Loan Documents, including, but not limited to, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance of delivery thereof shall not be or constitute any warranty, consent or affirmation with respect thereto by Lender.
9.21 Limited Recourse.
(a) Except as otherwise provided in this Section 9.21, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Security Instrument or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that, to the extent permitted herein and by applicable law, Lender may sell the Property under any power of sale or right of non-judicial foreclosure or bring a foreclosure action, confirmation action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon the Note, this Agreement, the Security Instrument, the other Loan Documents, and the Property, the Rents and Profits and any other collateral given to Lender created by the Note, this Agreement, the Security Instrument and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Borrower's Individual Property, and the Rents and Profits and any other collateral given to Lender and only to the amount of Lender's Losses and Liabilities.  Lender agrees that it shall not, except as otherwise provided in the Note, this Agreement or the Security Instrument, sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding, under or by reason of or under or in connection with the Note, this Agreement, the Security Instrument or the other Loan Documents.  The provisions of this Section 9.21 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by the Note, this Agreement, the Security Instrument or the other Loan Documents; (ii) impair the right of Lender to obtain a deficiency judgment in any action or proceeding with respect to the Loan Documents in order to preserve its rights and remedies including, without limitation, foreclosure, non-judicial foreclosure, or the exercise of a power of sale, under this Agreement, the Security Instrument and the other Loan Documents; however, Lender agrees that, it shall not enforce such deficiency judgment against any assets of Borrower other than Borrower's interest in the Property; (iii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instrument; (iv) affect the validity or enforceability of any indemnity, pledge, master lease or similar instrument made in connection with the Note, this Agreement, the Security Instrument, or the other Loan Documents; (v) impair the right of Lender to obtain the appointment of a receiver; (vi) impair the enforcement of the Assignment of Leases and Rents executed in connection herewith; (vii) impair the right of Lender to obtain a deficiency judgment or judgment on the Note against Borrower if necessary to obtain any insurance proceeds or condemnation awards to which Lender would otherwise be entitled under this Agreement; or (viii) impair, release or limit the liability of Borrower (or any other Person) under the Environmental Indemnity or any of the other Loan Documents or affect in any way the validity, enforceability or recourse of such Environmental Indemnity or any of the other Loan Documents.
(b) Notwithstanding anything to the contrary contained herein, Borrower shall be personally liable to Lender for the Recourse Obligations of Borrower.  Unless a Full Recourse Event shall have occurred, the term "Recourse Obligations of Borrower" shall mean any and all Losses and Liabilities sustained by Lender to the extent arising out of or with respect to:
(i) fraud or any willful and material misrepresentation by Borrower or any other Recourse Party set forth in or otherwise made in connection with this Agreement or any of the other Loan Documents;
(ii) Borrower's misapplication (i.e., application in violation of the terms of the Loan Documents) or misappropriation of Rents and Profits or condemnation or insurance proceeds;
(iii) Intentional physical waste of the Property by Borrower or any other Recourse Party, excluding (i) neglect resulting from the Property's failure to generate sufficient cash flow and (ii) neglect resulting because Lender does not make available cash flow available to Borrower;
(iv) To the extent received by Borrower, failure to pay to Lender all Rents and Profits and other sums attributable to the Property or other collateral for the Obligations to the extent herein required during the continuance of any Event of Default;
(v) Borrower's failure to pay any Impositions or insurance premiums to the extent there is sufficient net cash flow generated by the Property to pay the same;
(vi) any violation of Section 2.1(f) hereof;
(vii) any violation of Section 2.2(h) hereof;
(viii) any violation of Section 2.6 hereof with regard to mechanics' liens ("Mechanics' Lien Violation");
(ix) any violation of Section 3.1 or Section 8.3 hereof;
(x) any Environmental Condition;
(xi) after an Event of Default has occurred, Borrower (or any other Recourse Party) in any way, directly or indirectly, takes any action to stay, hinder, interfere, delay or impede Lender from foreclosing the Security Instrument or exercising its other remedies under the Loan Documents; provided that neither Borrower nor any other Recourse Party shall be liable to the extent of any applicable Losses and Liabilities arising solely from a defense of Borrower or any other Recourse Party raised in good faith;
(xii) the removal or disposal of any portion of the Property after an Event of Default, unless any Personal Property that is removed or disposed of is replaced with Personal Property of the same utility and the same or greater value;
(xiii) Borrower's failure to comply with Article XI hereof regarding establishing and maintaining a Destination Account promptly upon the occurrence of a Trigger Event Period.
(c) Notwithstanding anything to the contrary contained herein, in the event of the occurrence of any Full Recourse Event, the term "Recourse Obligations of Borrower" shall be deemed to include all the Obligations.  For purposes hereof, the term "Full Recourse Event" shall mean:
(i) Borrower or any other Recourse Party challenging or disputing the validity or enforceability of any of the provisions of this Agreement or any of the other Loan Documents or the validity, enforceability or priority of the liens and security interests securing payment of amounts owing or payable under the terms of the Note, this Agreement, the Security Instrument or any of the other Loan Documents
(ii) (A) Borrower files any petition or commences any proceeding pursuant to any reorganization, bankruptcy, insolvency or similar law or any such petition or proceeding is filed or commenced against Borrower by any other Recourse Party; or (B) if the Property or any part thereof, or the equity interests in any Borrower, shall become an asset in (1) a voluntary bankruptcy or voluntary insolvency proceeding which is commenced by any Recourse Party, or (2) an involuntary bankruptcy or insolvency proceeding which is commenced by any Recourse Party where any Recourse Party colludes with, or solicits or causes to be solicited, petitioning creditors for such involuntary proceeding;
(iii) any violation of Section 2.6(b) hereof (other than a Mechanics' Lien Violation);
(iv) any Transfer is made in violation of the provisions of Section 5.1 hereof;
(v) a court of competent jurisdiction holds that the granting, execution or delivery of this Agreement or any other Loan Documents or the acquisition of the Property by Borrower constitutes a fraudulent conveyance under any bankruptcy, insolvency or fraudulent conveyance law or is otherwise voidable under any such laws; or
(vi) any violation of Section 2.1(f) hereof, and such violation is a factor in the consolidation of the assets and liabilities of Borrower and any other Person.
(d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Obligations or to require that all collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Note, this Agreement, the Security Instrument and the other Loan Documents.
(e) Under no circumstances shall any of Borrower's or Guarantor's constituent members, shareholders, directors or partners, direct or indirect, have any personal liability for the Loan or any of Borrower's or Guarantor's obligations under any of the Loan Documents  (except with respect to Guarantor under the Guaranty and Environmental Indemnity).
9.22 Entire Agreement and Modifications.  Notwithstanding anything herein to the contrary, this Agreement cannot be altered, amended, modified, terminated or discharged, except in a writing signed by the party against whom enforcement of such alteration, amendment, modification, termination or discharge is sought.  It is expressly understood and agreed that neither this Agreement nor any of the other Loan Documents can be modified orally and no oral modifications or other agreements with respect to this Agreement or any other Loan Document shall be valid or enforceable.  Borrower agrees that the written agreements evidenced by this Agreement and the other Loan Documents represent the final agreement between the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements among the parties.
9.23 Commissions.  Borrower agrees to pay and to indemnify and hold Lender harmless from any and all loss, cost or expense (including reasonable attorneys' fees and expenses) arising from the claims of any brokers or anyone claiming a right to any fees in connection with the financing of the Property by, through or under Borrower or its Affiliates (as defined in the Note).  Notwithstanding the foregoing, Borrower acknowledges that Lender or its affiliates may have a contractual relationship with the broker, if any, that arranged the Loan on Borrower's behalf, and that such broker may be entitled to fees from Lender or its affiliates in connection with the origination, closing or servicing of the Loan, which fees shall be in addition to any brokerage fees owed by Borrower to such broker.  Borrower shall not be responsible for any such additional fees.  Borrower acknowledges and agrees that it has made and will make such inquiries of the broker, if any, that arranged the Loan with respect to the nature or existence of such arrangement.  No agreement by Lender to pay any such fees or compensation to such broker (if any) shall be binding upon Lender unless it is set forth in separate written instrument that has been duly executed by Lender and such broker.
9.24 Intentionally Omitted.
9.25 Usury Savings Clause.  It is the intention of Borrower and Lender to conform strictly to all applicable usury laws now or hereinafter in force.  All agreements in this Agreement, the Security Instrument and in the other Loan Documents are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement or acceleration of maturity of the Obligations, or otherwise, shall the amount paid or agreed to be paid hereunder or thereunder for the use, forbearance or detention of money, to the extent that any sums secured by the Security Instrument or by the other Loan Documents shall not be exempt from such laws, exceed the highest lawful rate permitted under applicable usury laws as now or hereinafter construed by the court having jurisdiction over such matters.  If, from any circumstance whatsoever, fulfillment of any provision of the Loan Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and if, from any circumstance whatsoever, Lender shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall, at the option of Lender, be deemed a mistake and such excess shall be rebated to Borrower or, held in trust by Lender for the benefit of Borrower and shall be credited against the principal amount of the Obligations to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be rebated to Borrower.  The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under the Note, this Agreement, the Security Instrument, or any other Loan Document shall under no circumstances exceed the maximum legal rates upon the unpaid principal balance of the Note remaining from time to time.  In the event such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and if theretofore paid, rebated to Borrower or credited on the principal amount of the Note, or if the Note has been repaid, then such excess shall be rebated to Borrower.
9.26 Right to Deal.  In the event that ownership of any Individual Property becomes vested in a Person other than Borrower, Lender may, without notice to Borrower, deal with such successor or successors in interest with reference to this Agreement or the Obligations in the same manner as with Borrower, without in any way vitiating or discharging Borrower's liability hereunder or for the payment of the Obligations or being deemed a consent to such vesting.  It being agreed that Lender's dealing with any such successor or successors as aforesaid shall not relieve Borrower of its obligations or liabilities hereunder or under the Loan Documents (including, without limitation, the Obligations), all of which shall remain the primary obligations and liabilities of Borrower as a principal hereunder and thereunder, and not as merely a guarantor or by way of stand-by liability.
9.27 Sole Discretion of Lender.
(a) Whenever Lender's sole judgment, consent or approval is required under this Agreement or any of the other Loan Documents for any matter, or Lender shall have an option or election under this Agreement or any of the other Loan Documents, such judgment, the decision as to whether or not to consent to or approve the same or the exercise of such option or election shall (except as otherwise expressly provided herein or therein) be made in the sole, absolute, unfettered and subjective discretion of Lender, and as to which decision no standard of reasonableness shall apply or be deemed to apply, and, furthermore, shall be final and conclusive.  The use of the phrase "in Lender's sole discretion", "in the sole discretion of Lender" and words of similar import, when used in this Agreement or any other Loan Document (as well as the absence thereof) with respect to a particular matter shall not be deemed in any way to limit or modify the provisions of the preceding sentence with respect to such matter.
(b) If at any time Borrower believes that Lender has not acted reasonably in granting or withholding any approval or consent under this Agreement or any of the other Loan Documents as to which approval or consent Lender has expressly agreed to act reasonably, then Borrower's sole and exclusive remedy shall be to seek injunctive relief or specific performance and no action for monetary damages, punitive damages or any other Losses and Liabilities shall in any event or under any circumstances be sought or maintained by Borrower against Lender.
9.28 Intentionally Omitted.
9.29 No Joint Venture.  The parties intend and agree that the relationship between them shall be solely that of contracting parties.  Nothing contained in this Agreement or in any of the Loan Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between Borrower and Lender.  Lender shall not in any way be responsible for the debts, losses or obligations of Borrower with respect to the Property or otherwise.  All obligations to pay the Impositions arising from the ownership, operation or occupancy of the Property and to perform all other agreements and contracts relating to the Property shall be the sole responsibility of Borrower.  Borrower, subject to the terms and provisions of the Loan Documents (including this Agreement), shall be free to determine and follow its own policies and practices in the conduct of its business.
9.30 Indemnification Provisions.  THIS AGREEMENT CONTAINS INDEMNIFICATION PROVISIONS WHICH, AMONG OTHER MATTERS AND IN CERTAIN CIRCUMSTANCES, INDEMNIFY LENDER AND OTHER INDEMNITEES AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE AND AGAINST ANY STRICT LIABILITY WHICH COULD BE IMPOSED ON LENDER AND SUCH OTHER INDEMNITEES.
9.31 Applicable Law; Consent to Jurisdiction; No Jury.  BORROWER AND LENDER HEREBY AGREE THAT THIS AGREEMENT SHALL BE INTERPRETED, CONSTRUED, GOVERNED AND ENFORCED ACCORDING TO THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CHOICE OF LAW OR CONFLICTS OF LAW THAT WOULD DEFER TO THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTEREST CREATED PURSUANT TO THE SECURITY INSTRUMENT AND PURSUANT TO THE OTHER LOAN DOCUMENTS WITH RESPECT TO THE PROPERTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.  BORROWER HEREBY IRREVOCABLY:  (A) SUBMITS IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF ANY STATE OR THE UNITED STATES COURT OF COMPETENT JURISDICTION SITTING IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, IN CONNECTION WITH ANY MATTER GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK LAW PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND AGREES TO SUIT BEING BROUGHT IN SUCH COURTS, AS LENDER MAY ELECT; (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF SUCH PROCEEDING IN ANY SUCH COURT OR THAT SUCH PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT; (C) SUBJECT TO APPLICABLE LAW, AGREES TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF (BY REGISTERED OR CERTIFIED MAIL, IF PRACTICABLE) POSTAGE PREPAID, OR BY TELECOPY, TO ITS ADDRESS SET FORTH ABOVE OR SUCH OTHER ADDRESS OF WHICH LENDER SHALL HAVE BEEN NOTIFIED IN WRITING; AND (D) SUBJECT TO APPLICABLE LAW, AGREES THAT NOTHING HEREIN SHALL AFFECT LENDER'S RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, AND THAT LENDER SHALL HAVE THE RIGHT TO BRING ANY LEGAL PROCEEDINGS (INCLUDING A PROCEEDING FOR THE ENFORCEMENT OF A JUDGMENT ENTERED BY ANY OF THE AFOREMENTIONED COURTS) AGAINST BORROWER IN ANY OTHER COURT OR JURISDICTION IN ACCORDANCE WITH APPLICABLE LAW.
BORROWER AND LENDER EACH WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE LOAN SECURED BY THE SECURITY INSTRUMENT, OR ANY OF THE LOAN DOCUMENTS.  THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY BORROWER AND LENDER AND BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT.  BORROWER FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.  BORROWER FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF THIS FACT HAS EXECUTED THIS AGREEMENT BELOW.  BORROWER SHALL NOT SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A  JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY LENDER EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY LENDER.
9.32 Environmental Indemnity.  Simultaneously with this Agreement, Borrower has executed that certain Environmental Indemnity Agreement in favor of Lender (the "Environmental Indemnity").
9.33 Contribution Agreement.
(a) As used in this Section 9.33: (i) the "Allocable Amount" of any Borrower, as of the date of determination, shall be determined to be an amount equal to one hundred percent (100%) of the maximum amount which could be claimed against such Borrower without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statue or common law; and (ii) the term "Allocable Share" shall mean, at the relevant time of calculation with respect to any Borrower, a fraction, the numerator of which equals such Borrower's Allocable Amount and the denominator of which equals the Allocable Amounts of Borrowers, collectively.
(b) To the extent that a payment is made on the Loan by a Borrower (an "Individual Borrower Payment") which, taking into account all other Individual Borrower Payments then previously or concurrently made by or attributable to any other Borrower, exceeds such Borrower's Allocable Share of all such Individual Borrower Payments (as such share would then be calculated immediately prior to such Individual Borrower Payment), then such Borrower shall be entitled to contribution and indemnification from, and to be reimbursed by, the other Borrowers for the amount of such excess, pro rata based upon their respective Allocable Shares as in effect immediately prior to such Individual Borrower Payment.
(c) Borrowers acknowledge that the rights of contribution and indemnification hereunder are (i) subordinate to the rights of Lender under the Loan Documents and no Borrower is permitted to exercise such rights until after payment in full of the Note and the indefeasible satisfaction of all obligations of the Borrowers to Lender under the Loan Documents and (ii) shall constitute an asset in favor of any Borrower to which such contribution and indemnification is owing.  This Section 9.33 is intended only to define the relative rights of Borrowers, and nothing set forth in this Section 9.33 is intended to or shall impair the obligations of any Borrower with respect to its obligations and liabilities to Lender under this Agreement or any of the other Loan Documents.
ARTICLE X
ADDITIONAL REPRESENTATIONS, WARRANTIES
 AND WAIVERS OF BORROWER
10.1 Conditions to Exercise of Rights.  Borrower hereby waives any right it may now or hereafter have to require Lender, as a condition to the exercise of any remedy or other right against Borrower hereunder or under any other document executed by Borrower in connection with the Loan and the Obligations:
(a) to pursue any other right or remedy in Lender's power; or
(b) to make or give (except as otherwise expressly provided in the Loan Documents) any presentment, demand, protect, notice of dishonor, notice of protest or other demand or notice of any kind in connection with any Obligation or any collateral (other than the Property) for any Obligation secured by this Agreement, the Security Instrument or any of the other Loan Documents.
10.2 Defenses.  Subject to applicable law, Borrower hereby waives any defense it may now or hereafter have that relates to:
(a) any disability or other defense of any other Borrower Party or other Person;
(b) the unenforceability or invalidity of any collateral assignment (other than the Security Instrument) or guaranty with respect to any Obligation, or the lack of perfection or continuing perfection or lack of priority of any Lien (other than the lien hereof) which secures any Obligation;
(c) any failure of Lender to marshal assets in favor of Borrower or any other Person;
(d) Intentionally Omitted;
(e) any and all rights and defenses arising out of an election of remedies by Lender;
(f) any failure of Lender to file or enforce a claim in any bankruptcy proceeding of any Person, of the application or non-application of Section 111(b)(2) of the United States Bankruptcy Code;
(g) any extension of credit or the grant of any Lien under Section 364 of the United States Bankruptcy Code;
(h) any use of cash collateral under Section 363 of the United States Bankruptcy Code; or
(i) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person.
10.3 Lawfulness and Reasonableness.  Borrower warrants that all of the waivers in the Loan Documents are made with full knowledge of their significance, and of the fact that events giving rise to any defense or other benefit waived by Borrower may destroy or impair rights which Borrower would otherwise have against Lender, any other Borrower Party and other Persons, or against Collateral.  Borrower agrees that all such waivers are reasonable under the circumstances and further agrees that, if any such waiver is determined (by a court of competent jurisdiction) to be contrary to any law or public policy, the other waivers herein shall nonetheless remain in full force and effect.
10.4 Enforceability.
(a) Borrower hereby acknowledges that:
(1) the obligations undertaken by Borrower in the Loan Documents are complex in nature;
(2) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter;
(3) as part of Lender's consideration for entering into this transaction, Lender has specifically bargained for the waiver and relinquishment by Borrower of all such defenses; and
(4) Borrower has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein.
(b) Borrower does hereby represent and confirm to Lender that Borrower is fully informed regarding, and that Borrower does thoroughly understand:
(1) the nature of all of the possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter;
(2) the circumstances under which such defenses may arise;
(3) the benefits which such defenses might confer upon Borrower; and
(4) the legal consequences to Borrower of waiving such defenses.
(c) Borrower acknowledges that Borrower makes this Agreement with the intent that this Agreement and all of the informed waivers herein and in the other Loan Documents shall each and all be fully enforceable by Lender, and that Lender is induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.
10.5 Reinstatement of Lien.  Lender's rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of any Obligation which Lender is thereafter required to restore or return in connection with a bankruptcy, insolvency, reorganization or similar proceeding with respect to any Person.
ARTICLE XI
 CASH MANAGEMENT
11.1 Restricted Account.
(a) Promptly after the commencement of a Trigger Event Period, Borrower shall establish an account (the "Restricted Account") with Wells Fargo Bank, National Association or its successors (the "Restricted Account Bank") in trust for the benefit of Lender in accordance with an agreement among Borrower, Lender, and the Restricted Account Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time (the "Deposit Account Control Agreement").  The Restricted Account shall be under the sole dominion and control of Lender.  Lender and its servicer shall have the sole right to make withdrawals from the Restricted Account.  All actual, documented costs and expenses for establishing and maintaining the Restricted Account shall be paid by Borrower.  Borrower shall ensure that the Restricted Account is open and active, and available to receive funds, promptly upon Borrower's and Restricted Account Bank's receipt of a Cash Management Activation Notice (as hereinafter defined).
(b) On the date hereof, Borrower shall deliver to Lender, and Lender will hold in escrow until the occurrence of a Cash Management Trigger Event Period, a form notification executed by Borrower (the "Tenant Direction Letter"), which shall irrevocably notify and direct all tenants under the Leases or any Manager, as applicable, that upon receipt of such Tenant Direction Letter, all Rents and Profits or other amounts due under any Leases, shall be delivered directly to the Restricted Account.  Borrower authorizes Lender to, upon the first occurrence of a Trigger Event Period, deliver the Tenant Direction Letter to all Tenants and/or Manager (as applicable), and Borrower agrees to deliver such Tenant Direction Letter to all Tenants if required by Lender, and shall otherwise cause all Rents and Profits to be delivered directly to the Restricted Account.  Notwithstanding anything to the contrary contained herein or in any other Loan Documents, in the event Borrower or any Manager shall receive any amounts constituting Rents and Profits during a Trigger Event Period, Borrower shall, and shall cause such Manager to, deposit all such amounts received by Borrower or the Manager into the Restricted Account within one (1) Business Day after receipt thereof.
(c) Borrower shall obtain from Restricted Account Bank its agreement to transfer, from and after such time as the Restricted Account Bank has received a Cash Management Activation Notice (as hereinafter defined) and until such time as the Restricted Account Bank has received a Cash Management De-Activation Notice (as hereinafter defined), all amounts on deposit in the Restricted Account to the Destination Account (as hereinafter defined) in immediately available funds by federal wire transfer once every Business Day.
(d) Upon the occurrence and during the continuation of a Trigger Event Period, Lender may, in addition to any and all other rights and remedies available to Lender, apply any amounts then on deposit in the Destination Account to the payment of the Obligations in any order, proportion and priority as Lender may determine in its sole and absolute discretion.
(e) The Restricted Account shall not be commingled with other monies held by Borrower or Restricted Account Bank.
(f) Borrower shall not further pledge, assign or grant any security interest in the Restricted Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.
(g) Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including attorneys' fees and expenses) arising from or in any way connected with the Restricted Account and/or the Restricted Account Agreement or the performance of the obligations for which the Restricted Account was established.
11.2 Cash Management Account.
(a) Upon the first occurrence of a Trigger Event Period, Borrower shall establish and maintain a segregated account (the "Destination Account") to be held by Wells Fargo Bank, National Association, a national banking association, and any successor or other bank selected by Lender (a "Destination Bank") in trust and for the benefit of Lender in accordance with the Deposit Account Control Agreement and/or any other agreement reasonably required by Destination Bank to open and operate the Destination Account.  The Destination Account shall be under the sole dominion and control of Lender.  Lender and its servicer shall have the sole right to make withdrawals from the Destination Account.  All costs and expenses for establishing and maintaining Destination Account shall be paid by Borrower.
(b) On each Business Day during a Trigger Event Period, all funds on deposit in the Destination Account shall be applied in the following amounts and order of priority:
(i) First, funds sufficient to pay the next monthly deposit in accordance with the terms and conditions of Section 2.8 hereof for Impositions and insurance premiums;
(ii) Second, funds sufficient to pay the fees and expenses of Destination Bank and Restricted Account Bank then due and payable to Destination Bank and Restricted Account Bank in accordance with the Deposit Account Control Agreement and/or any other reasonably required agreement between Borrower and Destination Bank with respect to the Destination Account.
(iii) Third, funds sufficient to pay the next Monthly Payment Amount;
(iv) Fourth, funds sufficient to pay the next monthly deposit to the Capital Expenditure Reserves in accordance with the terms and conditions of Section 2.15 hereof;
(v) Fifth, funds sufficient to pay any interest accruing at the Default Rate, late payment charges and any other amounts then due and payable under the Loan Documents;
(vi) Sixth, funds sufficient to pay for monthly Property operating expenses incurred in accordance with the Annual Budget for the Property as approved by Lender, and as set forth in a request for payment submitted by Borrower to Lender specifying the individual operating expenses in form and substance reasonably acceptable to Lender; and
(vii) Seventh, the remaining amount (the "Excess Cash Flow") shall be deposited into an account held by Lender as additional security for the Obligations.  Upon the termination of a Trigger Event Period, Lender shall promptly release the Excess Cash Flow and all amounts within the Restricted Account and Destination Account to Borrower and, at Borrower's expense, deliver a notice to the Borrower's tenants (or at Lender's requrest Borrower shall deliver such notice to the Borrower's tenants) instructing them to pay rent in accordance with Borrower's instructions and deliver a Cash Management Deactivation Notice to the Restricted Account Bank, and Borrower shall resume collection of Rent and Profits as it had prior to the Trigger Event Period.
(c) Notwithstanding anything to the contrary contained in this Agreement, the Note or the other Loan Documents, upon the occurrence and during the continuation of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any amounts then on deposit in the Destination Account to the payment of the Obligations in any order, proportion and priority as Lender may determine in its sole and absolute discretion.
(d) Borrower hereby agrees that Lender may modify the Cash Management Agreement without Borrower's consent only for the purpose of establishing additional sub-accounts in connection with any payments otherwise required under this Agreement, the Note and the other Loan Documents, which sub-accounts may be ledger or book entry accounts and not actual accounts.  All actual costs and expenses for establishing and maintaining such accounts shall be paid by Borrower.
11.3 Payments Received Under Cash Management Agreement.  The insufficiency of funds on deposit in the Destination Account shall not relieve Borrower from the obligation to make any payments, as and when due pursuant to this Agreement, the Security Agreement, the Note and the other Loan Documents, and such obligation shall be separate and independent, and not conditioned on any event or circumstance whatsoever.  Notwithstanding anything to the contrary contained in this Agreement, the Security Agreement, the Note or the other Loan Documents, and provided that no Event of Default shall have occurred and remain outstanding, Borrower's obligations with respect to the payment of the Monthly Payment amount and amounts required to be deposited into the Reserve Funds, if any, shall be deemed satisfied to the extent sufficient amounts are deposited in the Destination Account to satisfy such obligations pursuant to the Cash Management Agreement on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.
11.4 Collection of Rent in Non-Trigger Event Periods.  Notwithstanding anything herein to the contrary, during any period of the Term other than a Trigger Event Period, the manner and process for Borrower's collection, deposit and disbursement of all Rents, Profits and other amounts due under the Leases shall be at Borrower's sole discretion, and Lender shall have no dominion or control over any Borrower accounts into which such amounts are deposited.
ARTICLE XII
 SERVICER
12.1 Servicer.
(a) At the option of Lender, the Loan may be serviced by a servicer (together with its agents, nominees or designees, are collectively referred to herein as "Servicer") selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to Servicer pursuant to a servicing agreement and/or other agreement providing for the servicing of one or more mortgage loans (collectively, the "Servicing Agreement") between Lender and Servicer.  Borrower shall be responsible for any reasonable fees and expenses actually incurred by Servicer (including, without limitation, reasonable attorneys' fees and disbursements) in connection with any release of the Property, any cash management duties or activities, any prepayment, defeasance, assumption, amendment or modification of the Loan, any documents or matters requested by Borrower, or work-out of the Loan or enforcement of the Loan Documents.  Without limiting the generality of the foregoing, Servicer shall be entitled to reimbursement of reasonable, actually incurred costs and expenses as and to the same extent (but without duplication) as Lender is entitled thereto under this Agreement and the other Loan Documents.
(b) Upon notice thereof from Lender, Servicer shall have the right to exercise all rights of Lender and enforce all obligations of Borrower and Indemnitor pursuant to the provisions of this Agreement and the other Loan Documents.
(c) Provided Borrower shall have been given notice of Servicer's address by Lender, Borrower shall deliver, or cause to be delivered, to Servicer duplicate originals of all notices and other documents and instruments which Borrower or Indemnitor may or shall be required to deliver to Lender pursuant to this Agreement and the other Loan Documents (and no delivery of such notices or other documents and instruments by Borrower or Indemnitor shall be of any force or effect unless delivered to Lender and Servicer as provided above).  At least five (5) business days prior to the initial Monthly Payment Date, Lender or Servicer shall provide written notification to Borrower which identifies the name and address of Servicer.
(d) Notwithstanding anything herein to the contrary, in the event that Borrower sends written request for Lender consent to Lender and Servicer in accordance with this Agreement and Lender or Servicer fail to provide a responsive written notice approving or disapproving such request for consent within ninety (90) days after the delivery of Borrower's request, Borrower shall deliver a follow-up written request to Lender and Servicer in accordance with this Agreement and if Lender or Servicer fail to provide such responsive written notice approving or disapproving such request for consent within an additional thirty (30) days, such consent shall be deemed granted.
ARTICLE XIII
 CONTRIBUTIONS AND WAIVERS; CROSS-DEFAULT; CROSS-COLLATERALIZATION.
13.1 Waivers.
(a) To the extent permitted by applicable Legal Requirements, each Borrower waives:
(1) any right to require Lender to proceed against any other Borrower or any other Person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender's power before proceeding against Borrower;
(2) any defense based upon any legal disability or other related defense of any other Borrower, any guarantor of any other Person or by reason of the cessation or limitation of the liability of any other Borrower or any guarantor from any cause other than full payment of all sums payable under the Loan Documents;
(3) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any other Borrower or any principal of any other Borrower or any defect in the formation of any other Borrower or any principal of any other Borrower;
(4) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;
(5) any defense based upon any failure by Lender to obtain collateral for the indebtedness or failure by Lender to perfect a lien on any collateral;
(6) presentment, demand and protest of any kind;
(7) unless otherwise herein provided, any defense based upon any failure of Lender to give notice of sale or other disposition of any collateral to any other Borrower or to any other Person or any defect in any notice that may be given in connection with any sale or disposition of any collateral;
(8) any defense based upon any failure of Lender to comply with applicable laws in connection with the sale or other disposition of any collateral, including any failure of Lender to conduct a commercially reasonable sale or other disposition of any collateral;
(9) any defense based upon any use of cash collateral under Section 363 of the Bankruptcy Code;
(10) any defense based upon any agreement or stipulation entered into by Lender with respect to the provision of adequate protection in any bankruptcy proceeding;
(11) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code;
(12) any defense based upon the avoidance of any security interest in favor of Lender for any reason;
(13) any defense based upon any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, including any discharge of, or bar or stay against collecting, all or any of the obligations evidenced by the Note or owing under any of the Loan Documents;
(14) any defense or benefit based upon Borrower's, or any other party's release of the portion of any obligation secured by the Security Instrument to be satisfied by any payment from any other Borrower or any such party;
(15) all rights and defenses arising out of an election of remedies by Lender even though the election of remedies, such as non-judicial foreclosure with respect to security for the Loan or any other amounts owing under the Loan Documents, has destroyed Borrower's rights of subrogation and reimbursement against any other Borrower; and
(16) all rights and defenses that Borrower may have because any of the Obligations is secured by real property.  This means, among other things (subject to the other terms and conditions of the Loan Documents):  (1) Lender may collect from Borrower without first foreclosing on any real or personal property collateral pledged by any other Borrower, and (2) if Lender forecloses on any real property collateral pledged by any other Borrower, (I) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price and (II) Lender may collect from Borrower even if any other Borrower, by foreclosing on the real property collateral, has destroyed any right Borrower may have to collect from any other Borrower.  This is an unconditional and irrevocable waiver of any rights and defenses Borrower may have because any of the Obligations is secured by real property; and except as may be expressly and specifically permitted herein, any claim or other right which Borrower might now have or hereafter acquire against any other Borrower or any other Person that arises from the existence or performance of any obligations under the Loan Documents, including any of the following:  (i) any right of subrogation, reimbursement, exoneration, contribution, or indemnification; or (ii) any right to participate in any claim or remedy of Lender against any other Borrower or any collateral security therefor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law.
(b) Each Borrower hereby restates and makes, for itself only, the waivers made by Guarantor in the Guaranty for the benefit of Lender.  Such waivers are hereby incorporated by reference as if fully set forth herein (and as if applicable to each Borrower) and shall be effective for all purposes under the Loan (including, without limitation, in the event that any Borrower is deemed to be a surety or guarantor of the Obligations (by virtue of each Borrower being co-obligors and jointly and severally liable hereunder, by virtue of each Borrower encumbering its interest in the Property for the benefit or debts of the other Borrowers in connection herewith or otherwise)).
13.2 Cross-Default; Cross-Collateralization.
(a) Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of each Individual Property taken separately.  Borrower agrees that each of the Loan Documents (including, without limitation, the Security Instruments) are and will be cross collateralized and cross defaulted with each other so that (i) an Event of Default under any of Loan Documents shall constitute an Event of Default under each of the other Loan Documents; (ii) an Event of Default hereunder shall constitute an Event of Default under each Security Instrument; (iii) each Security Instrument shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note; and (iv) such cross collateralization shall in no event be deemed to constitute a fraudulent conveyance and Borrower waives any claims related thereto.
(b) To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Security Instruments, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the Obligations without any prior or different resort for collection or of the right of Lender to the payment of the Obligations out of the net proceeds of the Properties in preference to every other claimant whatsoever.  In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Security Instruments, any equitable right otherwise available to Borrower which would require the separate sale of the Properties or require Lender to exhaust its remedies against any Individual Property or any combination of the Properties before proceeding against any other Individual Property or combination of Properties; and further in the event of such foreclosure Borrower does hereby expressly consent to and authorize, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower and Lender each has executed this Agreement as of the day and year first above written.
BORROWER:

SSG SADSBURY LLC,
a Delaware limited liability company

By:
Name:
Title:

STATE OF ____________________ )
) ss
COUNTY OF __________________ )

Before me, _______________________(Notary name), of the state and county aforesaid, personally appeared _______________________________, with whom I am personally acquainted (or who showed proper identification), and who, upon oath, acknowledged himself/herself to be ___________________________ of SSG Sadsbury LLC, a Delaware limited liability company and that, being authorized so to do, executed the foregoing instrument for the purpose therein contained on behalf of and as the free act and deed of said company.

Witness my hand and seal,  this _____ day of _____________________, 2016.

My Commission expires: ________________________________
 Notary Public
SEAL

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

BORROWER:

SSG ROCHESTER LLC,
a Delaware limited liability company

By:
Name:
Title:

STATE OF ____________________ )
) ss
COUNTY OF __________________ )

Before me, _______________________(Notary name), of the state and county aforesaid, personally appeared _______________________________, with whom I am personally acquainted (or who showed proper identification), and who, upon oath, acknowledged himself/herself to be ___________________________ of SSG Rochester LLC, a Delaware limited liability company and that, being authorized so to do, executed the foregoing instrument for the purpose therein contained on behalf of and as the free act and deed of said company.

Witness my hand and seal,  this _____ day of _____________________, 2016.

My Commission expires: ________________________________
 Notary Public
SEAL

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

BORROWER:

SSG BOLINGBROOK LLC,
a Delaware limited liability company

By:
Name:
Title:

STATE OF ____________________ )
) ss
COUNTY OF __________________ )

Before me, _______________________(Notary name), of the state and county aforesaid, personally appeared _______________________________, with whom I am personally acquainted (or who showed proper identification), and who, upon oath, acknowledged himself/herself to be ___________________________ of SSG Bolingbrook LLC, a Delaware limited liability company and that, being authorized so to do, executed the foregoing instrument for the purpose therein contained on behalf of and as the free act and deed of said company.

Witness my hand and seal,  this _____ day of _____________________, 2016.

My Commission expires: ________________________________
 Notary Public
SEAL

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

BORROWER:

SSG DOLTON LLC,
a Delaware limited liability company

By:
Name:
Title:

STATE OF ____________________ )
) ss
COUNTY OF __________________ )

Before me, _______________________(Notary name), of the state and county aforesaid, personally appeared _______________________________, with whom I am personally acquainted (or who showed proper identification), and who, upon oath, acknowledged himself/herself to be ___________________________ of SSG Dolton LLC, a Delaware limited liability company and that, being authorized so to do, executed the foregoing instrument for the purpose therein contained on behalf of and as the free act and deed of said company.

Witness my hand and seal,  this _____ day of _____________________, 2016.

My Commission expires: ________________________________
 Notary Public
SEAL

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

BORROWER:

SSG MERRILLVILLE LLC,
a Delaware limited liability company

By:
Name:
Title:

STATE OF ____________________ )
) ss
COUNTY OF __________________ )

Before me, _______________________(Notary name), of the state and county aforesaid, personally appeared _______________________________, with whom I am personally acquainted (or who showed proper identification), and who, upon oath, acknowledged himself/herself to be ___________________________ of SSG Merrillville LLC, a Delaware limited liability company and that, being authorized so to do, executed the foregoing instrument for the purpose therein contained on behalf of and as the free act and deed of said company.

Witness my hand and seal,  this _____ day of _____________________, 2016.

My Commission expires: ________________________________
 Notary Public
SEAL

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

BORROWER:

SSG SUMMERVILLE I LLC,
a Delaware limited liability company

By:
Name:
Title:

STATE OF ____________________ )
) ss
COUNTY OF __________________ )

Before me, _______________________(Notary name), of the state and county aforesaid, personally appeared _______________________________, with whom I am personally acquainted (or who showed proper identification), and who, upon oath, acknowledged himself/herself to be ___________________________ of SSG Summerville I LLC, a Delaware limited liability company and that, being authorized so to do, executed the foregoing instrument for the purpose therein contained on behalf of and as the free act and deed of said company.

Witness my hand and seal,  this _____ day of _____________________, 2016.

My Commission expires: ________________________________
 Notary Public
SEAL

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

BORROWER:

SSG SUMMERVILLE II LLC,
a Delaware limited liability company

By:
Name:
Title:

STATE OF ____________________ )
) ss
COUNTY OF __________________ )

Before me, _______________________(Notary name), of the state and county aforesaid, personally appeared _______________________________, with whom I am personally acquainted (or who showed proper identification), and who, upon oath, acknowledged himself/herself to be ___________________________ of SSG Summerville II LLC, a Delaware limited liability company and that, being authorized so to do, executed the foregoing instrument for the purpose therein contained on behalf of and as the free act and deed of said company.

Witness my hand and seal,  this _____ day of _____________________, 2016.

My Commission expires: ________________________________
 Notary Public
SEAL

LENDER:

INSURANCE STRATEGY FUNDING IV, LLC,
a Delaware limited liability company

By: J.P. Morgan Investment Management, Inc.,
a Delaware corporation, as SPV Agent

By:
Name: Jay DeWaltoff
Title: Executive Director

STATE OF NEW YORK )
) ss
COUNTY OF NEW YORK )

Before me, _______________________(Notary name), of the state and county aforesaid, personally appeared Jay DeWaltoff, with whom I am personally acquainted (or who showed proper identification), and who, upon oath, acknowledged himself to be an Executive Director of J.P. Morgan Investment Management, Inc., a Delaware corporation, in its capacity as SPV Agent of Insurance Strategy Funding IV, LLC, a Delaware limited liability company, and that, being authorized so to do, executed the foregoing instrument in such capacity for the purpose therein contained on behalf of and as the free act and deed of Insurance Strategy Funding IV, LLC.

Witness my hand and seal,  this _____ day of _____________________, 2016.

My Commission expires: ________________________________
 Notary Public
SEAL

SCHEDULE A
LIST OF BORROWERS
1.	SSG SADSBURY LLC, a Delaware limited liability company
2.	SSG ROCHESTER LLC, a Delaware limited liability company
3.	SSG BOLINGBROOK LLC, a Delaware limited liability company
4.	SSG DOLTON LLC, a Delaware limited liability company
5.	SSG MERRILLVILLE LLC, a Delaware limited liability company
6.	SSG SUMMERVILLE I LLC, a Delaware limited liability company
7.	SSG SUMMERVILLE II LLC, a Delaware limited liability company

SCHEDULE B
ALLOCATED LOAN AMOUNTS
INDIVIDUAL PROPERTY	ADDRESS	ALLOCATED LOAN AMOUNT
Global Self Storage at Bolingbrook	296 North Weber Road Bolingbrook, IL 60440	$3,250,000.00
Global Self Storage at Dolton	14900 Woodlawn Avenue Dolton, IL 60419	$4,110,000.00
Global Self Storage at Merrillville	6590 Broadway Merrillville, IN 46410	$3,000,000.00
Global Self Storage at Rochester	2255 Buffalo Road Gates, NY 14624	$4,210,000.00
Global Self Storage at Sadsbury	21 Aim Boulevard Sadsburyville, PA 19369	$2,740,000.00
Global Self Storage at Summerville I	1713 Old Trolley Road Summerville, SC 29485	$1,810,000.00
Global Self Storage at Summerville II	900 North Gum Street Summerville, SC 29483	$880,000.00
TOTAL	-	$20,000,000.00